   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1997

                                                      REGISTRATION NO. 333-20437
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              THE HOME DEPOT, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

           DELAWARE                           5211                          95-3261426
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)        Identification Number)

                             2727 PACES FERRY ROAD
                          ATLANTA, GEORGIA 30339-4089
                                 (770) 433-8211
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                                MARSHALL L. DAY
                             SENIOR VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                              THE HOME DEPOT, INC.
                             2727 PACES FERRY ROAD
                          ATLANTA, GEORGIA 30339-4089
                                 (770) 433-8211
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

      MICHAEL J. EGAN III              LAWRENCE K. MENTER                 SCOTT N. WOLFE
        KING & SPALDING               THE HOME DEPOT, INC.               LATHAM & WATKINS
     191 PEACHTREE STREET             2727 PACES FERRY ROAD         701 "B" STREET, SUITE 2100
    ATLANTA, GEORGIA 30303         ATLANTA, GEORGIA 30339-4089      SAN DIEGO, CALIFORNIA 92101
        (404) 572-4600                   (770) 433-8211                   (619) 696-7419

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If any securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                              THE HOME DEPOT, INC.

                             CROSS REFERENCE TABLE

             LOCATION IN PROXY STATEMENT/PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM S-4

         ITEM NUMBER AND CAPTION IN FORM S-4               LOCATION IN PROXY STATEMENT/PROSPECTUS
         -----------------------------------               --------------------------------------
 1.  Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus................  Outside Front Cover of Proxy
                                                       Statement/Prospectus; Facing Page of the
                                                         Registration Statement
 2.  Inside Front and Outside Back Cover Pages of
       Prospectus....................................  Available Information; Incorporation of Certain
                                                         Documents by Reference; Table of Contents
 3.  Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information.........................  Summary
 4.  Terms of the Transaction........................  Summary; The Mergers; Structure of the Mergers
 5.  Pro Forma Financial Information.................  Not Applicable
 6.  Material Contacts With the Company Being
       Acquired......................................  Summary; The Mergers
 7.  Additional Information Required For Reoffering
       by Persons and Parties Deemed to be
       Underwriters..................................  Not Applicable
 8.  Interests of Named Experts and Counsel..........  Not Applicable
 9.  Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...................................  Not Applicable
10.  Information With Respect to S-3 Registrants.....  Summary; Business of Home Depot
11.  Incorporation of Certain Information by
       Reference.....................................  Incorporation of Certain Documents by Reference
12.  Information With Respect to S-2 or S-3
       Registrants...................................  Not Applicable
13.  Incorporation of Certain Information by
       Reference.....................................  Not Applicable
14.  Information With Respect to Registrants Other
       Than S-3 or S-2 Registrants...................  Not Applicable
15.  Information With Respect to S-3 Companies.......  Not Applicable
16.  Information With Respect to S-2 or S-3
       Companies.....................................  Not Applicable
17.  Information With Respect to Companies Other Than
       S-2 or S-3 Companies..........................  Summary; Selected Financial Information of
                                                         Maintenance Warehouse; Management's
                                                         Discussion and Analysis of Financial
                                                         Condition and Results of Operations of
                                                         Maintenance Warehouse; Business of
                                                         Maintenance Warehouse; Ownership of
                                                         Maintenance Warehouse Common Stock; Business
                                                         of Affiliated Companies; Ownership of
                                                         Partnership Interests; Index to Financial
                                                         Statements of Maintenance Warehouse

         ITEM NUMBER AND CAPTION IN FORM S-4               LOCATION IN PROXY STATEMENT/PROSPECTUS
         -----------------------------------               --------------------------------------
     Information if Proxies, Consents or
18.    Authorizations Are to be Solicited............  Summary; The Mergers; Structure of the Mergers;
                                                         Ownership of Maintenance Warehouse Common
                                                         Stock; The Maintenance Warehouse Proxy
                                                         Solicitation Process; Ownership of
                                                         Partnership Interests; The Affiliated
                                                         Companies Consent Solicitation Process;
                                                         Shareholder Proposals
19.  Information if Proxies, Consents or
       Authorizations Are Not to be Solicited, or in
       an Exchange Offer.............................  Not Applicable

                          [MAINTENANCE WAREHOUSE LOGO]
                      MAINTENANCE WAREHOUSE/AMERICA CORP.
                           5505 MOREHOUSE DRIVE, #300
                          SAN DIEGO, CALIFORNIA 92121

                               February 13, 1997

Dear Shareholder:

     You are cordially invited to attend a Special Meeting (the "Special Meeting") of the shareholders of Maintenance Warehouse/America Corp. ("Maintenance Warehouse") to be held on Friday, March 14, 1997 at 10:00 a.m., local time, at the offices of Seltzer Caplan Wilkins & McMahon, 750 "B" Street, Suite 2100, San Diego, California 92101.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement (the "Principal Merger Agreement") by and among Maintenance Warehouse, The Home Depot, Inc., a Delaware corporation ("Home Depot"), Home Depot Sub, Inc. ("Sub"), a Texas corporation and a wholly owned subsidiary of Home Depot, and the shareholders of Maintenance Warehouse. This Principal Merger Agreement provides for the merger of Sub with and into Maintenance Warehouse (the "Principal Merger"). If the Principal Merger is consummated, each outstanding share of Maintenance Warehouse Common Stock will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the Conversion Amount. The "Conversion Amount" will be determined by dividing $245,433,514 by the number of shares of Maintenance Warehouse Common Stock issued and outstanding immediately prior to the closing of the Principal Merger (the "Outstanding Share Amount"). For purposes of this calculation, each share of Home Depot Common Stock shall be valued at the arithmetic average of the closing price per share of Home Depot Common Stock as reported on a consolidated basis on the New York Stock Exchange for each of the ten consecutive trading days ending immediately prior to the closing of the Principal Merger (the "Average Closing Price"); provided however, that if the preceding clause results in (i) an Average Closing Price less than $47.00, then the Average Closing Price shall equal $47.00 and (ii) an Average Closing Price greater than $55.00, then the Average Closing Price shall equal $55.00. Any fractional shares of Home Depot Common Stock that would result from such calculation will be converted into the cash value of such fraction based on the Average Closing Price. It is expected that each Maintenance Warehouse shareholder will receive, depending on the Average Closing Price, between
446.242 and 522.199 shares of Home Depot Common Stock (or cash for fractional shares) in exchange for each share of Maintenance Warehouse Common Stock owned by such shareholder. As a result of the Principal Merger, Maintenance Warehouse will become a wholly owned subsidiary of Home Depot.

     The Principal Merger Agreement has been approved and adopted by the Boards of Directors of Maintenance Warehouse and Home Depot. Consummation of the Principal Merger is conditioned upon the approval, among other things, of Maintenance Warehouse shareholders holding at least 97% of the outstanding shares of Maintenance Warehouse Common Stock.

     THE BOARD OF DIRECTORS OF MAINTENANCE WAREHOUSE HAS DETERMINED THAT THE PRINCIPAL MERGER IS IN THE BEST INTERESTS OF MAINTENANCE WAREHOUSE AND ITS SHAREHOLDERS, HAS APPROVED THE PRINCIPAL MERGER, HAS APPROVED AND ADOPTED THE PRINCIPAL MERGER AGREEMENT AND RECOMMENDS THAT THE MAINTENANCE WAREHOUSE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PRINCIPAL MERGER AGREEMENT.

     Although each of the shareholders of Maintenance Warehouse executed the Principal Merger Agreement, the shareholders are not legally bound to vote their shares of Maintenance Warehouse Common Stock to approve the Principal Merger Agreement. Each shareholder should decide whether to vote to approve the Principal Merger Agreement based on the information contained in the accompanying Proxy Statement/Prospectus.

     Details of the background and reasons for the proposed Principal Merger appear and are explained in the accompanying Proxy Statement/Prospectus. Additional information regarding Maintenance Warehouse and Home Depot also is set forth in the Proxy Statement/Prospectus and, with respect to Home Depot, incorporated therein by reference to other documents.

     It is important that your shares be represented at the Special Meeting either in person or by proxy. A proxy card for Maintenance Warehouse Common Stock has been enclosed. Whether or not you plan to attend the Special Meeting, please complete, sign, and date the enclosed proxy card and a return it in the enclosed postage paid envelope. If you plan to attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,


                                                 /s/ RONALD L. NEELEY

                                          --------------------------------------
                                                     Ronald L. Neeley
                                                 Chief Executive Officer

                   MWAC ONE, A CALIFORNIA LIMITED PARTNERSHIP
               86 WAREHOUSE II, A CALIFORNIA LIMITED PARTNERSHIP
               86 WAREHOUSE III, A CALIFORNIA LIMITED PARTNERSHIP
    DFW WAREHOUSE FOUR LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP
            DENVER WAREHOUSE FIVE, A CALIFORNIA LIMITED PARTNERSHIP
            FONTANA WAREHOUSE SIX, A CALIFORNIA LIMITED PARTNERSHIP
             ATL WAREHOUSE SEVEN, A CALIFORNIA LIMITED PARTNERSHIP
           RICHMOND WAREHOUSE EIGHT, A CALIFORNIA LIMITED PARTNERSHIP
           ST. LOUIS WAREHOUSE NINE, A CALIFORNIA LIMITED PARTNERSHIP

                               February 13, 1997

Dear Affiliated Partner:

     This Consent Solicitation Statement/Prospectus is being furnished to the holders of limited partnership interests (collectively, the "Affiliated Partners") in the California limited partnerships listed at Annex F of this Consent Solicitation/Prospectus (collectively, the "Affiliated Companies") in connection with the proposed merger (the "Affiliated Merger") of each of the Affiliated Companies with and into The Home Depot, Inc. ("Home Depot"), a Delaware corporation, or a wholly owned subsidiary thereof.

     On January 16, 1997, MWAC Real Estate, Inc., a California corporation and the general partner of each of the Affiliated Companies, executed an Affiliated Merger Agreement (the "Affiliated Merger Agreement") by and between the Affiliated Companies and Home Depot, which provides for the merger of the Affiliated Companies with and into Home Depot or a wholly owned subsidiary of Home Depot. On or about March 10, 1997, you will receive a form of consent which you will be asked to execute in order to consent to and approve the Affiliated Merger. If the Affiliated Merger is consummated, each percentage of partnership interest in the Affiliated Companies will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the amount indicated beside the name of such entity on Schedule A to the Affiliated Merger Agreement (totalling $1,425,592, in the aggregate), divided by one hundred (100). For the purposes of this calculation, each share of Home Depot Common Stock shall be valued at the arithmetic average of the closing price per share of Home Depot Common Stock as reported on a consolidated basis on the New York Stock Exchange for each of the ten consecutive trading days ending immediately prior to the closing of the Affiliated Merger (the "Average Closing Price"); provided however, that if the preceding clause results in (i) an Average Closing Price less than $47.00, then the Average Closing Price shall equal $47.00 and (ii) an Average Closing Price greater than $55.00, then the Average Closing Price shall equal $55.00. Any fractional shares of Home Depot Common Stock that would result from such calculation will be converted into the cash value of such fraction based on the Average Closing Price. It is expected that the Affiliated Partners will receive, in the aggregate and depending on the Average Closing Price, between 25,919 and 30,331 shares of Home Depot Common Stock.

     The Affiliated Merger Agreement has been approved and adopted by the Board of Directors of Home Depot and is subject to the approval of the partners of the Affiliated Companies.

     THE GENERAL PARTNER OF EACH OF THE AFFILIATED COMPANIES HAS DETERMINED THAT THE AFFILIATED MERGER IS IN THE BEST INTERESTS OF THE AFFILIATED COMPANIES AND THE AFFILIATED PARTNERS, HAS APPROVED AND ADOPTED THE AFFILIATED MERGER AGREEMENT AND RECOMMENDS THAT THE AFFILIATED PARTNERS VOTE FOR THE PROPOSAL TO APPROVE THE AFFILIATED MERGER AGREEMENT.

     Details of the background and reasons for the proposed Affiliated Merger appear and are explained in the accompanying Consent Solicitation Statement/Prospectus. Additional information regarding the Affiliated Companies and Home Depot is set forth in the Consent Solicitation Statement/Prospectus and, with respect to Home Depot, incorporated therein by reference to other documents.

                                          Sincerely,


                                                 /s/ RONALD L. NEELEY

                                          --------------------------------------
                                                     Ronald L. Neeley
                                            President, MWAC Real Estate, Inc.

                      MAINTENANCE WAREHOUSE/AMERICA CORP.
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 14, 1997

     Notice is hereby given that a Special Meeting of Shareholders of Maintenance Warehouse/America Corp. ("Maintenance Warehouse") will be held on Friday, March 14, 1997, at 10:00 a.m., local time, at the offices of Seltzer Caplan Wilkins & McMahon, 750 "B" Street, Suite 2100, San Diego, California 92101, for the following purposes:

          (1) To consider and vote upon a proposal to approve the Merger Agreement (the "Principal Merger Agreement") dated as of January 16, 1997, by and among Maintenance Warehouse, The Home Depot, Inc. ("Home Depot"), Home Depot Sub, Inc., a wholly owned subsidiary of Home Depot ("Sub") and the shareholders of Maintenance Warehouse (the "Maintenance Warehouse Shareholders"), pursuant to which (i) Sub would be merged with and into Maintenance Warehouse (the "Principal Merger") and (ii) each outstanding share of Maintenance Warehouse Common Stock would be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the Conversion Amount. The "Conversion Amount" will be determined by dividing $245,433,514 by the number of shares of Maintenance Warehouse Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding Share Amount"). For purposes of this calculation, each share of Home Depot Common Stock shall be valued at the arithmetic average of the closing price per share of Home Depot Common Stock as reported on a consolidated basis on the New York Stock Exchange, for each of the ten consecutive trading days ending immediately prior to the Effective Time (the "Average Closing Price"); provided however, that if the preceding clause results in (i) an Average Closing Price less than $47.00, then the Average Closing Price shall equal $47.00 and (ii) an Average Closing Price greater than $55.00, then the Average Closing Price shall equal $55.00. Any fractional shares of Home Depot Common Stock that would result from such calculation will be converted into the cash value of such fraction based on the Average Closing Price. It is expected that each Maintenance Warehouse Shareholder will receive, depending on the Average Closing Price, between 446.242 and 522.199 shares of Home Depot Common Stock (or cash for fractional shares) in exchange for each share of Maintenance Warehouse Common Stock owned by such shareholder.

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of shares of Maintenance Warehouse Common Stock have the right to dissent from the Principal Merger and receive payment for the statutory "fair value" of their shares upon compliance with the provisions of the Texas Business Corporation Act regarding appraisal rights, a copy of which is attached as Annex D to the accompanying Proxy Statement/Prospectus and is summarized therein under the caption "The Principal Merger -- Appraisal Rights."

     The Board of Directors has fixed the close of business on January 15, 1997, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting and at any adjournment thereof. From January 15, 1997 until the Special Meeting, a list of shareholders entitled to vote at the Special Meeting will be available at the offices of Maintenance Warehouse for examination during normal business hours by any Maintenance Warehouse Shareholder.

     Your attention is directed to the Proxy Statement/Prospectus submitted with this Notice.

                                          By order of the Board of Directors


                                                  /s/ JON S. GILBERT

                                          --------------------------------------
                                                        Secretary
February 13, 1997

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

                                PROXY STATEMENT

                             ---------------------

                          CERTAIN AFFILIATED COMPANIES

                         CONSENT SOLICITATION STATEMENT

                             ---------------------

                              THE HOME DEPOT, INC.

                                   PROSPECTUS
                             SHARES OF COMMON STOCK

     This Proxy Statement/Prospectus is being furnished to the Maintenance Warehouse Shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Maintenance Warehouse for a Special Meeting. At the Special Meeting, the Maintenance Warehouse Shareholders will be asked to consider and vote on a proposal to approve and adopt the Principal Merger Agreement pursuant to which Sub will be merged with and into Maintenance Warehouse and Maintenance Warehouse will become a wholly owned subsidiary of Home Depot. If the Principal Merger is consummated, each outstanding share of Maintenance Warehouse Common Stock (other than treasury shares or shares held by Maintenance Warehouse Shareholders who perfect their appraisal rights under Texas law) will be converted into such number of shares of Home Depot Common Stock as has a value equal to the Conversion Amount. The "Conversion Amount" will be determined by dividing $245,433,514 by the Outstanding Share Amount. For purposes of this calculation, each share of Home Depot Common Stock shall be valued at the Average Closing Price; provided, however, that if the preceding clause results in (i) an Average Closing Price less than $47.00, then the Average Closing Price shall equal $47.00 and (ii) an Average Closing Price greater than $55.00, then the Average Closing Price shall equal $55.00. Any fractional shares of Home Depot Common Stock that would result from such calculation will be converted into the cash value of such fraction based on the Average Closing Price. It is expected that each Maintenance Warehouse Shareholder will receive, depending on the Average Closing Price, between
446.242 and 522.199 shares of Home Depot Common Stock (or cash for fractional shares) in exchange for each share of Maintenance Warehouse Common Stock owned by such shareholder. Consummation of the Principal Merger is conditioned upon, among other things, the approval of the Principal Merger Agreement by the holders of at least 97% of the outstanding shares of Maintenance Warehouse Common Stock. Your vote is important. Whether or not you intend to be present at the Special Meeting, please complete, sign, date, and return the accompanying proxy in the enclosed envelope. If you choose to attend the Special Meeting, you may revoke your proxy and personally cast your votes.
                                             (cover continued on following page)

THE SHARES OF HOME DEPOT COMMON STOCK TO BE ISSUED IN THE MERGERS HAVE NOT BEEN
 APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS FEBRUARY 13, 1997.

     This Proxy Statement/Prospectus also constitutes a consent solicitation to the limited partners (the "Affiliated Partners") of certain California limited partnerships (the "Affiliated Companies") in connection with the solicitation of consents on behalf of the General Partner of the Affiliated Companies. The Affiliated Partners will be asked to consider and consent to a proposal to approve and adopt the Affiliated Merger Agreement, dated as of January 16, 1997, by and among Home Depot and the Affiliated Companies (the "Affiliated Merger Agreement"), pursuant to which the Affiliated Companies will be merged with and into Home Depot or a wholly owned subsidiary of Home Depot (the "Affiliated Merger"). If the Affiliated Merger is consummated, each percentage of partnership interest in the Affiliated Companies (the "Partnership Interests") (other than Partnership Interests held by Affiliated Partners who perfect their appraisal rights under California law) will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the amount indicated beside the name of such entity on Schedule A to the Affiliated Merger Agreement (totalling $1,425,592, in the aggregate), divided by one hundred (100). For purposes of this calculation, each share of Home Depot Common Stock shall be valued at the Average Closing Price. Any fractional shares of Home Depot Common Stock that would result from such calculation will be aggregated with the fractional shares to be received by such Affiliated Partner in the Principal Merger and such fractional shares will be converted into the right to receive the cash value of such fraction based on the Average Closing Price. It is expected that the Affiliated Partners will receive, in the aggregate and depending on the Average Closing Price, between 25,919 and 30,331 shares of Home Depot Common Stock. Consummation of the Affiliated Merger is conditioned upon, among other things, the unanimous written consent of the Affiliated Partners. On or about March 10, 1997, you will receive a form of consent which you will be asked to execute in order to consent to and approve the Affiliated Merger.

     This Proxy Statement/Prospectus also constitutes a prospectus of Home Depot relating to the issuance of shares of Home Depot Common Stock to Maintenance Warehouse Shareholders and the Affiliated Partners pursuant to the terms of the Principal Merger and the Affiliated Merger (together referred to herein as the "Mergers"). Home Depot has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Home Depot Common Stock to be issued in connection with the Mergers.

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer of Home Depot Common Stock to be issued in connection with the Mergers, and, if given or made, such information or representation must not be relied upon as having been authorized by Home Depot, Maintenance Warehouse, the Affiliated Companies, or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase Home Depot Common Stock in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it would be unlawful. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of such Home Depot Common Stock shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     THIS PROXY STATEMENT/PROSPECTUS IS FIRST BEING MAILED TO THE MAINTENANCE WAREHOUSE SHAREHOLDERS AND THE AFFILIATED PARTNERS ON FEBRUARY 13, 1997.

                             AVAILABLE INFORMATION

     Home Depot is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by Home Depot can be inspected and copied at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. In addition, Home Depot Common Stock is listed on the New York Stock Exchange and similar information concerning Home Depot can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Home Depot has filed with the Commission the Registration Statement under the Securities Act. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information relating to Home Depot and the shares of Home Depot Common Stock offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Home Depot are incorporated by reference into this Proxy Statement/Prospectus:

          (i) Home Depot's Annual Report on Form 10-K for the fiscal year ended January 28, 1996;

          (ii) Home Depot's Annual Report to Stockholders for the fiscal year ended January 28, 1996;

          (iii) Home Depot's Quarterly Reports on Form 10-Q for the quarters ended April 28, 1996, July 28, 1996 (as amended), and October 27, 1996, respectively;

          (iv) Home Depot's Registration Statement on Form S-3 with respect to the issuance of 3 1/4% Convertible Subordinated Notes, due 2001, filed on September 24, 1996, as amended on September 26, 1996;

          (v) Home Depot's Proxy Statement for the Annual Meeting of Stockholders held on May 29, 1996; and

          (vi) The description of Home Depot Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission.

     In addition, all documents filed by Home Depot pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the consummation of the Mergers shall be deemed to be incorporated by reference into this Proxy Statement/ Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/ Prospectus except as so modified or superseded.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, FROM LAWRENCE K. MENTER, SENIOR CORPORATE COUNSEL AND ASSISTANT SECRETARY, THE HOME DEPOT, INC., 2727 PACES FERRY ROAD, ATLANTA, GEORGIA 30339-4089, TELEPHONE (770) 433-8211. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY FEBRUARY 27, 1997.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Proxy Statement/Prospectus..................................     i
Available Information.......................................    ii
Incorporation of Certain Documents by Reference.............    ii
Summary.....................................................     1
  The Parties...............................................     1
  General Information.......................................     1
  The Maintenance Warehouse Proxy Solicitation Process......     2
     Special Meeting........................................     2
     Record Date and Shares Entitled to Vote................     2
     Vote Required; Security Ownership of Management........     2
  The Affiliated Companies Consent Solicitation Process.....     3
     Date and Purpose.......................................     3
     Record Date............................................     3
     Vote Required; Security Ownership of Management........     3
  The Mergers...............................................     3
     Background of the Mergers..............................     3
     Structure of the Mergers...............................     3
     Reasons for the Mergers................................     4
     Terms of the Principal Merger Agreement and the
      Affiliated Merger Agreement...........................     4
     Effective Time of the Mergers and Exchange of Shares...     7
     Recommendation of the Maintenance Warehouse Board of
      Directors.............................................     8
     Recommendation of Affiliated Companies' General
      Partner...............................................     8
     Interests of Certain Persons in the Mergers............     8
     Accounting Treatment...................................     9
     Certain Federal Income Tax Consequences................     9
     Resale of Home Depot Common Stock......................    10
     Appraisal Rights.......................................    10
Markets and Market Prices...................................    11
Comparative Per Share Information...........................    12
Selected Consolidated Financial Data........................    13
Selected Combined Historical Financial Data.................    14
General Information.........................................    15
The Maintenance Warehouse Proxy Solicitation Process........    15
  Special Meeting...........................................    15
  Record Date and Shares Entitled to Vote...................    15
  Vote Required; Security Ownership of Management...........    15
The Affiliated Companies Consent Solicitation Process.......    16
  Date and Purpose..........................................    16
  Record Date...............................................    16
  Vote Required; Security Ownership of Management...........    16
The Mergers.................................................    17
  Background of the Mergers.................................    17
  Structure of the Mergers..................................    17
  Reasons for the Mergers...................................    17
  Terms of the Principal Merger Agreement and the Affiliated
     Merger Agreement.......................................    18
  Effective Time of the Merger and Exchange of Shares.......    20
  Recommendation of the Maintenance Warehouse Board of
     Directors..............................................    21
  Recommendation of Affiliated Companies' General Partner...    21

                                                              PAGE
                                                              ----
  Interests of Certain Persons in the Mergers...............    21
  Accounting Treatment......................................    22
  Certain Federal Income Tax Consequences...................    22
  Resale of Home Depot Common Stock.........................    24
  Appraisal Rights..........................................    24
  Comparison of Rights of Holders of Maintenance Warehouse
     Common Stock and Home Depot Common Stock...............    30
  Comparison of Rights of Affiliated Partners and Holders of
     Home Depot Common Stock................................    34
Business of Home Depot......................................    37
  General...................................................    37
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Maintenance Warehouse........    38
  Results of Operations.....................................    38
  Liquidity and Capital Resources...........................    39
Business of Maintenance Warehouse...........................    40
  Overview and History......................................    40
  Industry..................................................    40
  Operating Strategy........................................    40
  Growth Strategy...........................................    41
  Products & Merchandising..................................    41
  The Maintenance Warehouse Catalog.........................    41
  Operations................................................    41
  Competition...............................................    42
  Real Estate/Facilities....................................    42
  Employees.................................................    42
Maintenance Warehouse Principal Shareholders................    43
Business of Affiliated Companies............................    45
Ownership of Partnership Interests..........................    46
Experts.....................................................    48
Legal Matters...............................................    48
Stockholder Proposals.......................................    48
Maintenance Warehouse Index to Combined Financial
  Statements................................................   F-1
Annex A: Principal Merger Agreement.........................   A-1
Annex B: Affiliated Merger Agreement........................   B-1
Annex C: Form of Escrow Agreement...........................   C-1
Annex D: Text of Articles 5.11, 5.12 and 5.13 of the Texas
         Business Corporation Act...........................   D-1
Annex E: Text of Sections 15679.1 through 15679.14 of the
  California Revised Limited Partnership Act................   E-1
Annex F: List of the Affiliated Companies...................   F-1

                                    SUMMARY

     The following is a summary of certain information contained, or incorporated by reference, elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Proxy Statement/Prospectus.

                                  THE PARTIES

HOME DEPOT

     Home Depot is the leading retailer in the home improvement industry and ranks among the 10 largest retailers in the United States based on net sales volume. As of October 27, 1996, Home Depot operated 474 full-service, warehouse-style stores in 35 states in the United States (450 stores) and three provinces in Canada (24 stores). In addition, Home Depot operated five Expo(R) design centers in the United States. As of October 27, 1996, aggregate selling space for all Home Depot locations approximated 50 million square feet. Home Depot's stores average approximately 105,200 square feet of indoor selling space, with an additional 20,000 to 28,000 square feet of outside garden center area. Home Depot's business strategy is to offer the broadest assortment of high-quality merchandise at low "Day-In, Day-Out" warehouse prices through highly-trained and knowledgeable customer service associates. Home Depot employs approximately 100,000 associates.

     Home Depot is incorporated under the laws of the State of Delaware. Home Depot Common Stock is listed on the New York Stock Exchange under the symbol "HD." Unless the context otherwise requires, references to Home Depot include The Home Depot, Inc. and its subsidiaries. Home Depot's corporate offices are located at 2727 Paces Ferry Road, Atlanta, Georgia 30339-4089, telephone number
(770) 433-8211.

MAINTENANCE WAREHOUSE

     Maintenance Warehouse is a leading direct-mail business-to-business marketer of maintenance, repair and operations products to the U.S. building and facilities management market. Maintenance Warehouse offers a broad selection of major brand name and generic products to meet its customers' plumbing, hardware, lighting, appliance, electrical, tools, HVAC, paint supply, janitorial, communications, and other maintenance and repair needs. Maintenance Warehouse products are used in virtually all segments of facilities management including the multi-family housing, lodging, commercial building, health care facility, industrial plant, institutional (such as military installations, government buildings and correctional facilities) and educational facility markets.

     Maintenance Warehouse is a Subchapter S corporation incorporated under the laws of the State of Texas. There is no trading market for the shares of Maintenance Warehouse Common Stock. Maintenance Warehouse's corporate offices are located at 5505 Morehouse Drive, #300, San Diego, California 92121, telephone number (619) 552-6200.

THE AFFILIATED COMPANIES

     The nine California limited partnerships listed on Annex F hereto which constitute the "Affiliated Companies" own, operate and lease warehouses which serve as distribution centers that are used primarily in connection with the direct-mail business of Maintenance Warehouse.

                              GENERAL INFORMATION

     This Proxy Statement/Prospectus is being furnished to (i) the Maintenance Warehouse Shareholders in connection with the solicitation of proxies by the Board of Directors of Maintenance Warehouse for approval of the Principal Merger Agreement and (ii) the Affiliated Partners in connection with the solicitation of the consents of the Affiliated Partners for approval of the Affiliated Merger Agreement (the Affiliated Merger and the Principal Merger are hereinafter referred to as the "Mergers"). The Maintenance Warehouse Shareholders will be asked to consider and vote on a proposal to approve and adopt the Principal Merger Agreement; the Affiliated Partners will be asked to consider and consent to a proposal to approve and adopt the Affiliated Merger Agreement.

     If the Principal Merger is consummated, each outstanding share of Maintenance Warehouse Common Stock (other than treasury shares and shares held by shareholders of Maintenance Warehouse who perfect their appraisal rights under Texas law) will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the Conversion Amount (as defined in "The Mergers -- Terms of the Principal Merger Agreement and the Affiliated Merger Agreement -- Conversation Amount"), plus cash for any fractional shares of Home Depot Common Stock after such conversion. It is expected that each Maintenance Warehouse Shareholder will receive, depending on the Average Closing Price, between 446.242 and 522.199 shares of Home Depot Common Stock (or cash for fractional shares) in exchange for each share of Maintenance Warehouse Common Stock owned by such shareholder.

     If the Affiliated Merger is consummated, each percentage of partnership interest (a "Partnership Interest") in the Affiliated Companies (other than Partnership Interests held by Affiliated Partners who perfect their appraisal rights under California law) will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the amount indicated beside the name of such entity on Schedule A to the Affiliated Merger Agreement (totalling $1,425,592, in the aggregate), divided by one hundred
(100), plus cash for any fractional shares of Home Depot Common Stock after such conversion. It is expected that the Affiliated Partners will receive, in the aggregate and depending on the Average Closing Price, between 25,919 and 30,331 shares of Home Depot Common Stock.

     This Proxy Statement/Prospectus also constitutes the Prospectus of Home Depot with respect to the shares of Home Depot Common Stock to be issued in the Mergers. Information in this Proxy Statement/ Prospectus with respect to Home Depot has been supplied by Home Depot. The information with respect to Maintenance Warehouse and the Affiliated Companies has been supplied by Maintenance Warehouse and the Affiliated Companies, respectively.

              THE MAINTENANCE WAREHOUSE PROXY SOLICITATION PROCESS

SPECIAL MEETING

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation by the Board of Directors of Maintenance Warehouse of proxies to be voted at the Special Meeting of Maintenance Warehouse Shareholders to be held on Friday, March 14, 1997 at 10:00 a.m., local time, at the offices of Seltzer Caplan Wilkins & McMahon, 750 "B" Street, Suite 2100, San Diego, California 92101. The holders of Maintenance Warehouse Common Stock will be asked to consider and vote on a proposal to approve and adopt the Principal Merger Agreement. A copy of the Principal Merger Agreement is attached hereto as Annex A and is incorporated herein by this reference.

RECORD DATE AND SHARES ENTITLED TO VOTE

     Only holders of record of shares of Maintenance Warehouse Common Stock at the close of business on January 15, 1997 (the "Record Date") are entitled to vote at the Special Meeting. As of such date, there were 10,000 shares of Maintenance Warehouse Common Stock issued and outstanding held by 11 holders of record. Maintenance Warehouse Shareholders who wish to vote at the Special Meeting must either execute and return a proxy in accordance with the procedures set forth herein and in the accompanying proxy or attend the Special Meeting in person.

VOTE REQUIRED; SECURITY OWNERSHIP OF MANAGEMENT

     Under Texas law and Maintenance Warehouse's Articles of Incorporation, the affirmative vote of a majority of the issued and outstanding shares of Maintenance Warehouse Common Stock entitled to vote is required to approve the Principal Merger Agreement. However, under the terms of the Principal Merger Agreement, Home Depot has the right to refuse to consummate the Principal Merger Agreement if it is not approved by the vote of holders of at least 97% of the outstanding shares of Maintenance Warehouse Common Stock. As of the Record Date, the executive officers and directors of Maintenance Warehouse beneficially owned an aggregate of 7,600 shares of Maintenance Warehouse Common Stock, or approximately 76% of the shares of Maintenance Warehouse Common Stock then outstanding. Approval of the Principal Merger Agreement by the stockholders of Home Depot is not required.

     Although each of the shareholders of Maintenance Warehouse executed the Principal Merger Agreement, the shareholders are not legally bound to vote their shares of Maintenance Warehouse Common Stock to approve the Principal Merger Agreement. Each shareholder should decide whether to vote to approve the Principal Merger Agreement based on the information contained in the accompanying Proxy Statement/Prospectus.

             THE AFFILIATED COMPANIES CONSENT SOLICITATION PROCESS

DATE AND PURPOSE

     This Proxy Statement/Prospectus is also being furnished in connection with the solicitation of consents of the Affiliated Partners to the Affiliated Merger. On or about March 10, 1997, the Affiliated Partners will receive a form of consent to the Affiliated Merger. The Affiliated Partners will be asked to consider and consent to a proposal to approve and adopt the Affiliated Merger Agreement. A copy of the Affiliated Merger Agreement is attached hereto as Annex B and is incorporated herein by this reference.

RECORD DATE

     Only holders of record of Partnership Interests in the Affiliated Companies as of the close of business on the Record Date are entitled to consent to the Affiliated Merger.

VOTE REQUIRED; SECURITY OWNERSHIP OF MANAGEMENT

     The written consent of each Affiliated Partner is necessary to approve the Affiliated Merger Agreement. As of the Record Date, the General Partner of the Affiliated Companies beneficially owned a percentage interest in each Affiliated Company ranging from 4.6% to 10.02%. Approval of the Affiliated Merger Agreement by the stockholders of Home Depot is not required. See -- "Ownership of Partnership Interests."

                                  THE MERGERS

BACKGROUND OF THE MERGERS

     In August 1996, the Board of Directors of Maintenance Warehouse retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to serve as its financial advisor in connection with the exploration of strategic alternatives including the potential sale of Maintenance Warehouse and the Affiliated Companies. In November 1996, at the direction of the Board of Directors of Maintenance Warehouse, DLJ conducted an auction to solicit bids from parties who were interested in acquiring the business of Maintenance Warehouse and the Affiliated Companies. On December 18, 1996, the Board of Directors accepted the bid of Home Depot. A definitive Principal Merger Agreement and a definitive Affiliated Merger Agreement were executed on January 16, 1997. Prior to the auction process and the execution of the Principal Merger Agreement and the Affiliated Merger Agreement, there was no material relationship between Home Depot and Maintenance Warehouse or any of the Affiliated Companies.

STRUCTURE OF THE MERGERS

     The Mergers are structured as two separate and related transactions, the Principal Merger and the Affiliated Merger. As described more fully below, Maintenance Warehouse will merge with and into Sub pursuant to the Principal Merger Agreement, becoming a wholly owned subsidiary of Home Depot, with all the shares of Maintenance Warehouse being converted into Home Depot Common Stock as a result of the Principal Merger. In a simultaneous transaction, each of the Affiliated Companies will merge with and into Home Depot or a wholly owned subsidiary of Home Depot pursuant to the Affiliated Merger Agreement, with all of the Partnership Interests being converted into Home Depot Common Stock as a consequence of the Affiliated Merger. The Affiliated Merger is to be effective immediately following the Principal Merger.

REASONS FOR THE MERGERS

     Maintenance Warehouse. In approving and adopting the Principal Merger Agreement and formulating its recommendation that the Maintenance Warehouse Shareholders approve the Principal Merger Agreement and consummation of the Principal Merger, the Maintenance Warehouse Board of Directors considered a number of factors, including, without limitation, the following: (i) the privately-held status of Maintenance Warehouse; (ii) the quality of, and risks associated with, Home Depot Common Stock to be received by Maintenance Warehouse Shareholders in the Principal Merger; (iii) the terms of the Principal Merger Agreement; (iv) the expectation that the Principal Merger will be treated as a tax-free reorganization for federal income tax purposes so that generally no gain or loss will be recognized by Maintenance Warehouse Shareholders in connection with the exchange of Maintenance Warehouse Common Stock for Home Depot Common Stock in the Principal Merger; and (v) certain business reasons for the Principal Merger as set forth below as Home Depot's reasons for pursuing the Principal Merger.

     THE BOARD OF DIRECTORS OF MAINTENANCE WAREHOUSE HAS DETERMINED THAT THE PRINCIPAL MERGER IS IN THE BEST INTERESTS OF MAINTENANCE WAREHOUSE AND ITS SHAREHOLDERS, HAS APPROVED THE PRINCIPAL MERGER, HAS APPROVED AND ADOPTED THE PRINCIPAL MERGER AGREEMENT AND RECOMMENDS THAT THE MAINTENANCE WAREHOUSE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PRINCIPAL MERGER AGREEMENT.

     Affiliated Companies. In approving and adopting the Affiliated Merger Agreement and formulating its recommendation that the Affiliated Partners of the Affiliated Companies approve the Affiliated Merger Agreement and the consummation of the Affiliated Merger, the General Partner of the Affiliated Companies considered a number of factors, including, without limitation the following: (i) the privately-held status of Maintenance Warehouse and the Affiliated Companies; (ii) the impending Principal Merger and approved Principal Merger Agreement between Home Depot and Maintenance Warehouse; (iii) the primary use of the properties and business operations of the Affiliated Companies in connection with the business of Maintenance Warehouse; and (iv) Home Depot's desire to acquire the properties and business operations of the Affiliated Companies in addition to acquiring Maintenance Warehouse.

     THE GENERAL PARTNER OF THE AFFILIATED COMPANIES HAS DETERMINED THAT THE AFFILIATED MERGER IS IN THE BEST INTERESTS OF THE AFFILIATED PARTNERS AND RECOMMENDS THAT THE AFFILIATED PARTNERS GIVE THEIR WRITTEN CONSENT FOR THE APPROVAL OF THE AFFILIATED MERGER AGREEMENT.

     Home Depot. In approving the Mergers and the transactions contemplated thereby, the Board of Directors of Home Depot considered, among other things (i) the opportunity to develop new lines of business and (ii) the Home Depot strategic plan.

TERMS OF THE PRINCIPAL MERGER AGREEMENT AND THE AFFILIATED MERGER AGREEMENT

     General. The Principal Merger Agreement provides that, following the approval of the Principal Merger Agreement by the Maintenance Warehouse Shareholders and the satisfaction or waiver of the other conditions to the Principal Merger, at the Principal Effective Time (as hereinafter defined), Sub will be merged with and into Maintenance Warehouse in accordance with the provisions of the Texas Business Corporation Act ("TBCA"). Maintenance Warehouse will be the surviving corporation in the Principal Merger. As a result of the Principal Merger, the separate corporate existence of Sub will cease, and Maintenance Warehouse will become a wholly owned subsidiary of Home Depot. Immediately after the Principal Effective Time, Home

Depot intends to assign its rights under the Affiliated Merger Agreement to Maintenance Warehouse. Thereafter, at the Affiliated Effective Time (as hereinafter defined), the Affiliated Companies will be merged with and into Maintenance Warehouse in accordance with applicable law. Maintenance Warehouse will also be the surviving corporation of the Affiliated Merger. As a result of the Affiliated Merger, the separate existence of the Affiliated Companies will cease.

     Conversion Amount. Each share of Maintenance Warehouse Common Stock issued and outstanding at the time of the Principal Merger (other than treasury shares and shares held by Maintenance Warehouse Shareholders who perfect their appraisal rights under the TBCA) will be converted into the right to receive that number of shares of Home Depot Common Stock as has a value equal to the Conversion Amount. The "Conversion Amount" will be determined by dividing $245,433,514 by the number of shares of Maintenance Warehouse Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding Share Amount"). Each percentage of partnership interest in the Affiliated Companies will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the amount indicated beside the name of such entity on Schedule A to the Affiliated Merger Agreement (totalling $1,425,592, in the aggregate), divided by one hundred (100). For purposes of these calculations, each share of Home Depot Common Stock shall be valued at the arithmetic average of the closing price per share of Home Depot Common Stock as reported on a consolidated basis on the New York Stock Exchange for each of the ten consecutive trading days ending immediately prior to the Effective Time (the "Average Closing Price"); provided however, that if the preceding clause results in (i) an Average Closing Price less than $47.00, then the Average Closing Price shall equal $47.00 and (ii) an Average Closing Price greater than $55.00, then the Average Closing Price shall equal $55.00. Any fractional shares of Home Depot Common Stock that would result from such calculation will be converted into the cash value of such fraction based on the Average Closing Price. It is expected that each Maintenance Warehouse Shareholder will receive, depending on the Average Closing Price, between 446.242 and 522.199 shares of Home Depot Common Stock (or cash for fractional shares) in exchange for each share of Maintenance Warehouse Common Stock owned by such shareholder. It is expected that the Affiliated Partners will receive, in the aggregate and depending on the Average Closing Price, between 25,919 and 30,331 shares of Home Depot Common Stock. Beginning on March 10, 1997, Maintenance Warehouse Shareholders and Affiliated Partners may call 1-800-233-6166 and ask for Mr. Ron Turk in order to receive an estimate of the number of shares of Home Depot Common Stock to be issued in exchange for each share of Maintenance Warehouse Common Stock and each percentage of partnership interest in the Affiliated Companies. See "The
Mergers -- Terms of the Principal Merger Agreement and the Affiliated Merger Agreement -- Conversion Amount." The Conversion Amount was determined in arms' length negotiations between representatives of Home Depot, Maintenance Warehouse and the Affiliated Companies. See "The Mergers -- Background of the Mergers."

     Post-Closing Adjustment. The Conversion Amount is subject to adjustment following the Effective Time based on the shareholders' equity of Maintenance Warehouse and the Affiliated Companies, as of the Effective Time. As promptly as practicable after the Effective Time, but in any case not later than 90 days thereafter, Home Depot shall cause to be prepared and delivered to the Maintenance Warehouse Shareholders a combined balance sheet of Maintenance Warehouse and the Affiliated Companies prepared in accordance with the guidelines set forth in Section 2.5 of the Principal Merger Agreement (the "Closing Balance Sheet"). The Maintenance Warehouse Shareholders will have the right to dispute the Closing Balance Sheet under the procedures set forth in Sections 2.5 and 2.6 of the Principal Merger Agreement.

     If the Net Worth (the shareholders' equity reflected on the final Closing Balance Sheet is referred to herein as the "Net Worth") is greater than $6,468,124 (such excess is referred to herein as the "Excess Amount"), the Conversion Amount will be increased by an amount equal to (i) the Excess Amount divided by (ii) the Outstanding Share Amount. If the Net Worth is less than $6,468,124 (such deficit is referred to herein as the "Deficit Amount"), the Conversion Amount will be decreased by an amount equal to (i) the Deficit Amount divided by (ii) the Outstanding Share Amount. Within five days following the determination of the final Closing Balance Sheet, (i) in case of an Excess Amount, Home Depot shall issue to each Maintenance Warehouse Shareholder the additional number of shares of Home Depot Common Stock (and cash for any fractional share) to which such shareholder is entitled based on the adjusted Conversion Amount and (ii) in the case of a Deficit Amount, each Maintenance Warehouse Shareholder shall surrender to Home Depot for cancellation without consideration the number of excess shares of Home Depot Common Stock (and cash for any fractional share) that was issued to such shareholder at the Principal Effective Time based on the adjusted Conversion Amount. Each share of Home Depot Common Stock shall be valued at the Average Closing Price for purposes of such adjustments and calculations.

     Indemnification Obligations. The Maintenance Warehouse Shareholders will be responsible for certain post-closing indemnifications relating to representations, warranties and covenants made by Maintenance Warehouse and the Maintenance Warehouse Shareholders to Home Depot in the Mergers. In order to secure such obligations, the Maintenance Warehouse Shareholders will be required, at the Principal Effective Time, to place into escrow for a period of one year following the Principal Effective Time a number of shares of Home Depot Common Stock equal to $10,000,000 divided by the Average Closing Price. In the event that Home Depot suffers losses ("Home Depot Losses") arising out of or relating to any of the Maintenance Warehouse or Maintenance Warehouse Shareholder actions set forth in Section 9.1 of the Principal Merger Agreement (attached hereto as Annex A), the Maintenance Warehouse Shareholders will generally be liable for such Home Depot Losses to the extent that the losses exceed, in the aggregate, $1,000,000 (the "Shareholder Basket Amount"). Maintenance Warehouse Shareholders will generally not be liable for any amount of Home Depot Losses that exceed, in the aggregate, $25,000,000 (the "Shareholder Maximum Indemnity"). The indemnification obligations of Maintenance Warehouse Shareholders generally will end one year after the Effective Time. See "The Mergers -- Terms of the Principal Merger Agreement and the Affiliated Merger Agreement -- Indemnification Obligations." A copy of the proposed Escrow Agreement is attached hereto as Annex C.

     Conditions to the Mergers. In addition to the approval of the Principal Merger Agreement by the holders of at least 97% of the shares of outstanding Maintenance Warehouse Common Stock, the unanimous approval of the Affiliated Merger Agreement by the Affiliated Partners and certain customary conditions, consummation of the Mergers is subject to the satisfaction or waiver of, among others, the following conditions: (i) that Home Depot shall have been advised in writing by KPMG Peat Marwick LLP ("KPMG") that, in accordance with generally accepted accounting principles, the Mergers qualify to be treated as a pooling of interests for accounting purposes, and Home Depot and Maintenance Warehouse shall have been advised in writing as of the Effective Time by Deloitte & Touche LLP ("D&T") that, after considering the facts, circumstances, assumptions and representations of Maintenance Warehouse and the Affiliated Companies, they believe that Maintenance Warehouse and the Affiliated Companies would meet the criteria for a pooling of interests in accordance with generally accepted accounting principles in connection with the Mergers; (ii) that shareholders holding not more than three percent of the outstanding shares of Maintenance Warehouse Common Stock shall have elected to exercise appraisal rights under the TBCA; (iii) that the Registration Statement covering the shares of Home Depot Common Stock into which shares of Maintenance Warehouse Common Stock and the Partnership Interests will be converted in the Mergers shall be effective; (iv) the applicable waiting period shall have expired under the Hart-Scott-Rodino Act of 1976, as amended (the "HSR Act"); (v) that the certificate of merger relating to the Affiliated Merger shall have been executed by each of the Affiliated Companies and delivered to Home Depot for filing; (vi) the Affiliated Partners shall have executed and delivered to Home Depot their unanimous written consents to the Affiliated Merger; and (vii) that each Maintenance Warehouse Shareholder and Affiliated Partner shall have paid in full all amounts of any kind owed by such shareholder or partner to Maintenance Warehouse and each Affiliated Company. See "The Mergers -- Terms of the Principal Merger Agreement and the Affiliated Merger Agreement -- Conditions to the Mergers."

     Amendment. Each of the Principal Merger Agreement and the Affiliated Merger Agreement may be amended by mutual agreement of the parties thereto. Any amendment to the Principal Merger Agreement or the Affiliated Merger Agreement must be in writing and signed by the parties thereto.

     Termination. The Principal Merger Agreement may be terminated (i) by mutual written agreement by Maintenance Warehouse and Home Depot; (ii) by Maintenance Warehouse or Home Depot if the conditions to such parties' obligations to consummate the Principal Merger have not been complied with or performed and such noncompliance or nonperformance has not been cured or eliminated within ten days after such party has given notice to the other party of its intent to terminate the Principal Merger Agreement; provided that if such noncompliance or nonperformance cannot reasonably be cured within such ten-day period despite good faith efforts, such party shall not be permitted to terminate the Principal Merger Agreement unless such noncompliance or nonperformance has not been cured or eliminated within thirty (30) days of such notice; (iii) by Home Depot if, on or prior to the twenty-fifth (25th) business day following the delivery of this Proxy Statement/Prospectus to the Maintenance Warehouse Shareholders and the Affiliated Partners, the holders of more than three percent of the outstanding shares of Maintenance Warehouse Common Stock shall have elected to exercise appraisal rights under the TBCA or if any of the Affiliated Partners shall have failed to consent to the Affiliated Merger; and (iv) by Maintenance Warehouse or by Home Depot if the Effective Time has not occurred by May 31, 1997. The Affiliated Merger Agreement shall terminate upon termination of the Principal Merger Agreement.

     Absence of Walk Away Rights. In the event that the price per share of Home Depot Common Stock falls below $47.00 per share prior to the Effective Time, the Maintenance Warehouse Shareholders and the Affiliated Partners will not have any additional rights to terminate the Principal Merger Agreement and the Affiliated Merger Agreement, respectively. In addition, Maintenance Warehouse has agreed that if, on or prior to the twenty-fifth (25th) business day following the delivery of this Proxy Statement/Prospectus to the Maintenance Warehouse Shareholders and the Affiliated Partners, either the holders of 97% or more of the outstanding shares of Maintenance Warehouse Common Stock have failed to vote in favor of the Principal Merger or the holders of more than three percent of the outstanding shares of Maintenance Warehouse Common Stock shall have elected to exercise appraisal rights under the TBCA or any Affiliated Partner shall have failed to consent to the Affiliated Merger, then Home Depot shall have the right to terminate the Principal Merger Agreement and the Affiliated Merger Agreement and Maintenance Warehouse shall be obligated to pay Home Depot $10 million to reimburse and compensate Home Depot for its expense, time and effort in connection with the matters contemplated by the Principal Merger Agreement and the Affiliated Merger Agreement.

     Fees and Expenses. Home Depot will pay its own fees, costs and expenses incurred in connection with the Principal Merger Agreement and the Affiliated Merger Agreement and the transactions contemplated thereby. Maintenance Warehouse and the Maintenance Warehouse Shareholders will pay their own respective fees, costs and expenses incurred in connection with the Principal Merger Agreement and the transactions contemplated thereby or such fees, costs and expenses will be accrued as liabilities on the Closing Balance Sheet. In addition, Maintenance Warehouse has agreed that, if the Principal Merger Agreement is terminated pursuant to the provision in the Principal Merger Agreement described in clause (iii) of the preceding paragraph, then Maintenance Warehouse shall pay Home Depot $10 million to reimburse and compensate Home Depot for its expense, time and effort in connection with the matters contemplated by the Principal Merger Agreement and the Affiliated Merger Agreement. The Affiliated Companies and the Affiliated Partners will pay their respective fees, costs and expenses incurred in connection with the Affiliated Merger Agreement and the transactions contemplated thereby.

EFFECTIVE TIME OF THE MERGERS AND EXCHANGE OF SHARES

     Effective Time of the Mergers. The Principal Merger will become effective upon the filing of the certificate of merger relating thereto with the Secretary of State of the State of Texas or at such later time as is specified in the certificate of merger (the "Principal Effective Time"). The Affiliated Merger will become effective upon the filing of the certificates of merger with the Secretary of States of the States of Texas and the State of California or at such later time as is specified in the certificate of merger (the "Affiliated Effective Time"). The "Effective Time" shall occur upon the last to occur of the Principal Effective Time and the Affiliated Effective Time. Each of the Principal Merger Agreement and the Affiliated Merger Agreement provides that the parties thereto will cause such certificates of merger to be filed as soon as practicable after all of the conditions to the consummation of the Mergers have been satisfied or waived. See "The Mergers -- Effective Time of Mergers."

     Exchange of Maintenance Warehouse Stock Certificates. Prior to the Effective Time, instructions and a letter of transmittal will be furnished to all Maintenance Warehouse Shareholders for use in exchanging their stock certificates for certificates evidencing the shares of Home Depot Common Stock they will be entitled to receive as a result of the Mergers. SHAREHOLDERS OF MAINTENANCE WAREHOUSE SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL INSTRUCTIONS AND THE LETTER OF TRANSMITTAL ARE RECEIVED. See "The
Mergers -- Terms of the Principal Merger Agreement and the Affiliated Merger Agreement -- Exchange of Maintenance Warehouse Stock Certificates."

     Exchange of Partnership Interests. Prior to the Effective Time, instructions and a letter of transmittal will be furnished to all Affiliated Partners for use in exchanging their Partnership Interests for certificates evidencing the shares of Home Depot Common Stock they will be entitled to receive as a result of the Affiliated Merger. See "The Mergers -- Terms of the Affiliated Merger Agreement and the Principal Merger Agreement -- Exchange of Partnership Interests."

RECOMMENDATION OF THE MAINTENANCE WAREHOUSE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF MAINTENANCE WAREHOUSE HAS DETERMINED THAT THE PRINCIPAL MERGER IS IN THE BEST INTERESTS OF MAINTENANCE WAREHOUSE AND ITS SHAREHOLDERS, HAS APPROVED THE PRINCIPAL MERGER, HAS APPROVED AND ADOPTED THE PRINCIPAL MERGER AGREEMENT AND RECOMMENDS THAT THE MAINTENANCE WAREHOUSE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PRINCIPAL MERGER AGREEMENT.

RECOMMENDATION OF AFFILIATED COMPANIES' GENERAL PARTNER

     THE GENERAL PARTNER OF THE AFFILIATED COMPANIES HAS DETERMINED THAT THE AFFILIATED MERGER IS IN THE BEST INTERESTS OF THE AFFILIATED PARTNERS AND RECOMMENDS THAT THE AFFILIATED PARTNERS GIVE THEIR WRITTEN CONSENT FOR THE APPROVAL OF THE AFFILIATED MERGER AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In considering the Mergers, holders of Maintenance Warehouse Common Stock and the Affiliated Partners should be aware that certain executive officers and directors of Maintenance Warehouse have certain interests that may present them with potential conflicts of interest with respect to the Merger. See "The Mergers -- Interests of Certain Persons in the Mergers."


     Ownership of Maintenance Warehouse Common Stock. As of the date of this Proxy Statement/ Prospectus, executive officers and directors of Maintenance Warehouse beneficially own or control an aggregate of 7,600 shares of Maintenance Warehouse Common Stock. If the Merger had occurred on February 12, 1997, the last trading day before the date of this Proxy Statement/Prospectus (the "Last Trading Date"), the Conversion Amount (based on the number of shares of Maintenance Warehouse Common Stock outstanding on the Last Trading Date) would have been $24,543.35 and executive officers and directors of Maintenance Warehouse would have been entitled to receive in the Merger an aggregate of 3,661,928 shares of Home Depot Common Stock having an aggregate market value of approximately $188,589,292 based on the closing price per share of Home Depot Common Stock reported on a consolidated basis on the New York Stock Exchange on the Last Trading Date. See "Ownership of Maintenance Warehouse Common Stock."

     Ownership of Affiliated Companies. As of the date of this Proxy Statement/Prospectus, the General Partner of the Affiliated Companies beneficially owns or controls Partnership Interests in the Affiliated Companies as stated below:

                                                              PERCENTAGE
                                                              PARTNERSHIP
                     AFFILIATED COMPANY                        INTEREST
                     ------------------                       -----------
MWAC One....................................................      5.00%
86 Warehouse II.............................................      4.60%
86 Warehouse III............................................      5.00%
DFW Warehouse Four Limited Partnership......................      5.00%
Denver Warehouse Five.......................................     10.02%
Fontana Warehouse Six.......................................     10.02%
ATL Warehouse Seven.........................................     10.02%
Richmond Warehouse Eight....................................     10.02%
St. Louis Warehouse Nine....................................     10.00%


     If the Affiliated Merger had occurred on the Last Trading Date, the General Partner of the Affiliated Companies would have been entitled to receive in the Affiliated Merger an aggregate of 2,611 shares of Home Depot Common Stock having an aggregate market value of approximately $134,467 based on the closing price per share of Home Depot Common Stock reported on a consolidated basis on the New York Stock Exchange on the Last Trading Date. See "Ownership of Partnership Interests."


ACCOUNTING TREATMENT

     The Mergers are expected to qualify as a pooling of interests for accounting purposes. The obligation of Home Depot to consummate the Mergers is conditioned upon the receipt of an opinion from KPMG to the effect that, in accordance with generally accepted accounting principles, the Mergers qualify to be treated as a pooling of interests for accounting purposes, and Home Depot and Maintenance Warehouse shall have been advised in writing as of the Effective Time by D&T that after considering the facts, circumstances, assumptions and representations of Maintenance Warehouse and the Affiliated Companies, they believe that Maintenance Warehouse and the Affiliated Companies would meet the criteria for a pooling of interests in accordance with generally accepted accounting principles in connection with the Mergers. Home Depot and Maintenance Warehouse have agreed that neither they nor any of their respective subsidiaries or affiliates will take or fail to take certain actions that would jeopardize the treatment of the Mergers as a pooling of interests for accounting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Home Depot and Maintenance Warehouse expect the Principal Merger to constitute a tax-free reorganization for federal income tax purposes so that no gain or loss will be recognized by the Maintenance Warehouse Shareholders, except with respect to any cash (i) received in lieu of fractional shares or
(ii) paid to Shareholders who exercise appraisal rights. At the Effective Time, Home Depot has received an opinion of King & Spalding, counsel to Home Depot, to the effect that, subject to the assumptions, qualifications and limitations set forth therein, the Principal Merger will qualify as a tax-free reorganization for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").


     With respect to the Affiliated Merger, each Affiliated Company will recognize gain or loss equal to the difference between (i) the sum of the liabilities of the Affiliated Company transferred to Home Depot plus the value of the Home Depot Common Stock received by the Affiliated Partners of such Affiliated Company, and (ii) the tax basis of the assets transferred by such Affiliated Company to Home Depot in the Affiliated Merger. All or part of any such gain or loss could be ordinary in character, and such gain or loss of each Affiliated Company will be allocated to the Affiliated Partners of such Affiliated Company in accordance with the terms of the Affiliated Company's partnership agreement and the applicable provisions of the Code and Treasury Regulations. See "The Mergers -- Certain Federal Income Tax Consequences."

RESALE OF HOME DEPOT COMMON STOCK

     Shares of Home Depot Common Stock to be issued to shareholders of Maintenance Warehouse in connection with the Merger will be freely transferrable under the Securities Act, except for shares issued to any person or entity who, at the time of the Mergers, may be deemed an "affiliate" of Maintenance Warehouse within the meaning of Rule 145 under the Securities Act. In general, affiliates of Maintenance Warehouse include its executive officers and directors and any other person or entity who controls, is controlled by or is under common control with Maintenance Warehouse. Rule 145, among other things, imposes certain restrictions upon the resale of securities received by affiliates in connection with certain reclassifications, mergers, consolidations or asset transfers. These restrictions will consist of volume and manner of sale restrictions on the resale of shares of Home Depot Common Stock issued to such persons and entities. In addition, each of the Maintenance Warehouse Shareholders has agreed under Section 8.6 of the Principal Merger Agreement that (in order that the Mergers shall qualify to be treated as a pooling of interests for accounting purposes) such shareholder will not offer to sell, transfer or otherwise dispose of any shares of Home Depot Common Stock received in the Mergers until such time as financial results covering at least thirty (30) days of combined operations of Home Depot, Maintenance Warehouse and the Affiliated Companies shall have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies. Home Depot may place legends on certificates representing shares of Home Depot Common Stock that are issued to Maintenance Warehouse Shareholders and the Affiliated Partners in the Principal Merger to restrict such transfers.

APPRAISAL RIGHTS

     Holders of Maintenance Warehouse Common Stock. Holders of Maintenance Warehouse Common Stock are entitled to appraisal rights and, if the Principal Merger is consummated, to receive payment in cash for the statutory "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Principal Merger), upon compliance with the provisions of Articles 5.11, 5.12 and 5.13 of the TBCA. In order to perfect these rights, a shareholder must not vote in favor of the Principal Merger and must deliver to Maintenance Warehouse a written demand for appraisal of such shareholder's shares prior to the Principal Merger. The refusal to vote in favor of the Principal Merger will not constitute such a demand. Failure to follow any of these or other applicable procedures may result in the loss of statutory appraisal rights. Holders of Home Depot Common Stock are not entitled to appraisal rights in connection with the Principal Merger. Home Depot has the right to refuse to consummate the Principal Merger Agreement if the holders of three percent or more of the outstanding shares of Maintenance Warehouse Common Stock exercise appraisal rights. See "The Principal Merger -- Appraisal Rights" and Annex D, which sets forth the full text of Articles 5.11, 5.12 and 5.13 of the TBCA relating to appraisal rights.

     Holders of Partnership Interests in the Affiliated Companies. Holders of Partnership Interests in the Affiliated Companies are entitled to appraisal rights and, if the Affiliated Merger is consummated, to receive payment in cash for the statutory "fair market value" of their partnership interests (excluding any element of value arising from the accomplishment or expectation of the merger), upon compliance with the provisions of Article 7.6 of the CRLPA. In order to perfect these rights, an Affiliated Partner must not consent to the Affiliated Merger and must deliver to the applicable Affiliated Company a written demand for appraisal of such Partnership Interest prior to the Affiliated Merger. The refusal to consent to the Affiliated Merger will not constitute such a demand. Failure to follow any of these or other applicable procedures may result in the loss of statutory appraisal rights. Consummation of the Affiliated Merger is subject to the unanimous written consent of the Affiliated Partners. See "The Affiliated Merger -- Appraisal Rights" and Annex E, which sets forth the full text of Article 7.6 of the CRLPA relating to dissenters' rights.

                           MARKETS AND MARKET PRICES

     Home Depot. Home Depot Common Stock is listed on the New York Stock Exchange under the symbol "HD." Home Depot has paid a dividend on its shares of Home Depot Common Stock for each of the quarters and in the amounts set forth below.

     The following table sets forth for the calendar quarter indicated the low and high sales prices per share of Home Depot Common Stock as reported on a consolidated basis on the New York Stock Exchange and the quarterly cash dividend paid per share of Home Depot Common Stock.


                                                                      HOME DEPOT
                                                                     COMMON STOCK
                                                              --------------------------
                                                               LOW      HIGH    DIVIDEND
                                                              ------   ------   --------
FISCAL YEAR 1994
  First Quarter ended May 1, 1994...........................  $37.13   $44.63     $.03
  Second Quarter ended July 31, 1994........................   39.63    46.38      .04
  Third Quarter ended October 30, 1994......................   39.75    46.25      .04
  Fourth Quarter ended January 29, 1995.....................   44.13    48.25      .04
FISCAL YEAR 1995
  First Quarter ended April 30, 1995........................   40.25    50.00      .04
  Second Quarter ended July 30, 1995........................   38.63    45.25      .05
  Third Quarter ended October 29, 1995......................   36.63    44.88      .05
  Fourth Quarter ended January 28, 1996.....................   37.13    48.00      .05
FISCAL YEAR 1996
  First Quarter ended April 28, 1996........................   42.50    50.38      .05
  Second Quarter ended July 28, 1996........................   45.50    57.00      .06
  Third Quarter ended October 27, 1996......................   50.25    59.50      .06
  Fourth Quarter ended February 2, 1997.....................   47.75    57.25      .06



     On (i) the Last Trading Date, and (ii) January 15, 1997, the last trading date prior to public announcement of the Mergers, the closing sale price of Home Depot Common Stock, as reported on a consolidated basis on the New York Stock Exchange, was $51.50 and $50.25 per share, respectively.


     Maintenance Warehouse. Maintenance Warehouse is privately held and there is no established public market for any of the Maintenance Warehouse Common Stock. As of the date of this Proxy Statement/ Prospectus, there were 11 holders of record of Maintenance Warehouse Common Stock, representing 100% of the ownership of Maintenance Warehouse Common Stock.

     Affiliated Companies. Each of the nine Affiliated Companies is privately held and there is no public market for any of the percentage interests in the Affiliated Companies. As of the date of the Proxy Statement/ Prospectus, there were seven holders of record of Partnership Interests in the Affiliated Companies, representing 100% of the ownership of the Partnership Interests.

                       COMPARATIVE PER SHARE INFORMATION

     The following table sets forth certain per common share information for Home Depot and Maintenance Warehouse on a historical basis.

                                                                PER SHARE OF COMMON STOCK*
                                               ------------------------------------------------------------
                                                                  CASH          BOOK             CASH
                                               INCOME(1)(2)    DIVIDENDS     VALUE(2)(3)   DISTRIBUTIONS(2)
                                               ------------   ------------   -----------   ----------------
Home Depot
  Year ended January 30, 1994................   $    1.01        $0.11        $    6.26       $      --
  Year ended January 29, 1995................        1.32         0.15             7.59              --
  Year ended January 28, 1996................        1.54         0.19            10.45              --
  Nine months ended October 27, 1996.........        1.42         0.17            11.81              --
Maintenance Warehouse
  Year ended December 31, 1993...............   $1,130.58           --        $  837.07       $1,209.03
  Year ended December 31, 1994...............    1,266.02           --           935.10        1,202.99
  Year ended December 31, 1995...............    1,692.29           --         1,102.82        1,524.57
  Nine months ended September 30, 1996.......    1,430.23           --         1,363.10        1,169.96

---------------

(1) Income represents income from continuing operations.
(2) Reflects the income, book value and cash distributions of Maintenance Warehouse and the Affiliated Companies on a combined basis.
(3) Historical book value per share information for Home Depot and Maintenance Warehouse as of the end of each period presented is computed by dividing historical shareholders' equity for each respective company by the number of shares of Home Depot Common Stock, or Maintenance Warehouse Common Stock, as the case may be, outstanding at the end of each period presented, excluding common stock equivalents.

* The pro forma per share data of Home Depot, after giving effect to the Mergers, does not differ materially from the historical per share data of Home Depot.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data under the captions "Consolidated Statement of Earnings Data" and "Consolidated Balance Sheet Data" in the following table for each of the years in the five-year period ended January 28, 1996, are derived from Home Depot's consolidated financial statements. Such financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected consolidated financial data in the following table for each of the nine-month periods ended October 29, 1995 and October 27, 1996, have not been audited by independent certified public accountants but reflect, in the opinion of Home Depot, all adjustments necessary to present fairly the results for such period. The information below should be read in conjunction with the consolidated financial statements, related notes and other information incorporated by reference herein.

                                                           FISCAL YEAR ENDED                                NINE MONTHS ENDED
                                  -------------------------------------------------------------------   -------------------------
                                  FEBRUARY 2,   JANUARY 31,   JANUARY 30,   JANUARY 29,   JANUARY 28,   OCTOBER 29,   OCTOBER 27,
                                     1992          1993          1994          1995          1996          1995          1996
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SALES PER SQUARE FOOT DATA)
CONSOLIDATED STATEMENT OF EARNINGS DATA:
Net sales.......................  $5,136,674    $7,148,436    $9,238,763    $12,476,697   $15,470,358   $11,718,474   $14,576,963
Cost of merchandise sold........   3,692,337     5,179,368     6,685,384      8,991,204    11,184,772     8,521,350    10,581,887
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
        Gross profit............   1,444,337     1,969,068     2,553,379      3,485,493     4,285,586     3,197,124     3,995,076
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
Operating Expenses:
  Selling and store operating...     928,928     1,245,608     1,624,920      2,216,540     2,783,926     2,080,258     2,601,352
  Pre-opening...................      17,668        26,959        36,816         51,307        52,342        40,794        37,640
  General and administrative....     116,063       147,080       184,954        230,456       269,464       199,470       234,097
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
        Total operating
          expenses..............   1,062,659     1,419,647     1,846,690      2,498,303     3,105,732     2,320,522     2,873,089
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
        Operating income........     381,678       549,421       706,689        987,190     1,179,854       876,602     1,121,987
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
Interest income (expense)
  Interest and investment
    income......................      26,790        67,562        60,896         28,510        19,597        13,745        12,815
  Interest expense..............     (12,348)      (41,010)      (30,714)       (35,949)       (4,148)       (3,772)       (5,568)
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
        Interest, net...........      14,442        26,552        30,182         (7,439)       15,449         9,973         7,247
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
        Earnings before income
          taxes.................     396,120       575,973       736,871        979,751     1,195,303       886,575     1,129,234
Income taxes....................     146,970       213,110       279,470        375,250       463,780       340,450       442,670
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
        Net earnings............     249,150       362,863       457,401        604,501       731,523       546,125       686,564
                                  ----------    ----------    ----------    -----------   -----------   -----------   -----------
Earnings per common and common
  equivalent share(1)...........  $     0.60    $     0.82    $     1.01    $      1.32   $      1.54   $      1.15   $      1.42
                                  ==========    ==========    ==========    ===========   ===========   ===========   ===========
Weighted average number of
  common and common equivalent
  shares (000s)(1)..............     415,997       444,989       453,037        475,947       477,977       477,469       483,577
                                  ==========    ==========    ==========    ===========   ===========   ===========   ===========
OTHER OPERATING DATA:
Number of stores................         174           214           264            340           423           401           479
Square footage at end of period
  (000s)........................      16,480        20,897        26,383         35,133        44,356        42,029        50,379
Weighted average sales per
  square foot...................  $      348    $      387    $      398    $       404   $       390   $       406   $       413
Comparable Store Sales..........          11%           15%            7%             8%            3%            3%            7%
CONSOLIDATED BALANCE SHEET DATA:
Working Capital.................  $  623,937    $  807,028    $  993,963    $   918,724   $ 1,255,487   $   904,509   $ 1,751,576
Total assets....................   2,510,292     3,931,790     4,700,889      5,778,041     7,354,033     7,136,946     9,381,316
Long-term debt..................     270,575       843,672       874,048        983,369       720,080       291,401     1,247,208
Stockholder's equity............   1,691,212     2,304,081     2,814,100      3,442,223     4,987,766     4,810,424     5,711,989

---------------

(1) Adjusted retroactively for three-for-two and four-for-three stock splits effected in the form of a stock dividend in June 1991 and April 1993, respectively.

                  SELECTED COMBINED HISTORICAL FINANCIAL DATA

     The selected combined financial data under the captions "Combined Statements of Earnings Data" and "Combined Balance Sheet Data" in the following table for each of the years in the five-year period ended December 31, 1995 and for the nine month periods ended September 30, 1996 and 1995 are derived from the Maintenance Warehouse and Affiliated Companies' financial statements. Such financial statements as of and for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent certified public accountants. Such financial statements as of and for the other years and periods presented have not been audited by independent certified public accountants but reflect, in the opinion of the management of Maintenance Warehouse and the Affiliated Companies all adjustments necessary to present fairly the results for such periods. The information below should be read in conjunction with the combined financial statements, related notes, other information presented and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Proxy Statement/Prospectus.

                      COMBINED STATEMENT OF EARNINGS DATA

                                                 YEAR ENDED DECEMBER 31,
                            ------------------------------------------------------------------
                                    1991                   1992                   1993
                            --------------------   --------------------   --------------------
Net sales.................      $69,336,948            $73,042,727            $84,581,754
Cost of sales.............       40,952,278             43,717,993             51,335,999
                                                       -----------            -----------
Gross profit..............       28,384,670             29,324,734             33,245,755
Distribution center
  expenses................        8,238,723              9,262,476              9,328,877
General and
  administrative..........        7,187,300              7,219,730             10,838,418
                                                       -----------            -----------
Total operating
  expenses................       15,426,023             16,482,206             20,167,295
                                                       -----------            -----------
Income from operations....       12,958,647             12,842,528             13,078,460
Interest expense..........        1,580,597              1,681,573              1,481,107
                                                       -----------            -----------
Income before income
  taxes...................       11,378,050             11,160,955             11,597,353
Income taxes..............          218,500                254,800                291,600
                                                       -----------            -----------
Net income................      $11,159,550            $10,906,155            $11,305,753
                                                       ===========            ===========
Earnings per common
  share...................      $  1,115.96            $  1,090.62            $  1,130.58
                                                       ===========            ===========
Weighted average common
  shares (000s)...........               10                     10                     10
                                                       ===========            ===========

                                                                                         NINE MONTHS ENDED
                                       YEAR ENDED DECEMBER 31,                             SEPTEMBER 30,
                            ---------------------------------------------   -------------------------------------------
                                    1994                    1995                    1995                   1996
                            --------------------   ----------------------   --------------------   --------------------

Net sales.................      $97,044,330             $117,037,418            $87,829,432            $96,673,137

Cost of sales.............       59,294,200               69,778,051             52,304,608             58,131,036

                                -----------             ------------            -----------            -----------

Gross profit..............       37,750,130               47,259,367             35,524,824             38,542,101

Distribution center

  expenses................       10,845,876               12,141,946              9,111,343              9,303,993

General and

  administrative..........       12,396,099               15,627,609             11,485,842             12,825,856

                                -----------             ------------            -----------            -----------

Total operating

  expenses................       23,241,975               27,769,555             20,597,185             22,129,849

                                -----------             ------------            -----------            -----------

Income from operations....       14,508,155               19,489,812             14,927,639             16,412,252

Interest expense..........        1,604,783                2,255,685              1,662,918              1,824,726

                                -----------             ------------            -----------            -----------

Income before income

  taxes...................       12,903,372               17,234,127             13,264,721             14,587,526

Income taxes..............          243,200                  311,200                247,400                285,200

                                -----------             ------------            -----------            -----------

Net income................      $12,660,172             $ 16,922,927            $13,017,321            $14,302,326

                                ===========             ============            ===========            ===========

Earnings per common

  share...................      $  1,266.02             $   1,692.29            $  1,301.73            $  1,430.23

                                ===========             ============            ===========            ===========

Weighted average common

  shares (000s)...........               10                       10                     10                     10

                                ===========             ============            ===========            ===========


                          COMBINED BALANCE SHEET DATA

                                                                  DECEMBER 31,
                                ---------------------------------------------------------------------------------
                                       1991                 1992                 1993                 1994
                                ------------------   ------------------   ------------------   ------------------
Working capital...............     $ 2,663,034          $ 5,934,661          $ 5,642,494          $ 2,790,888
Total assets..................      35,240,582           37,382,389           40,475,747           45,331,948
Long-term debt................      16,381,290           17,259,564           16,665,700           15,678,250
Owners' equity................       7,418,454            8,914,250            8,370,686            9,350,971

                                   DECEMBER 31,                   SEPTEMBER 30,
                                ------------------   ---------------------------------------
                                       1995                 1995                 1996
                                ------------------   ------------------   ------------------
Working capital...............     $ 3,429,681          $ 5,477,916          $ 2,683,810
Total assets..................      52,636,843           51,972,348           58,236,374
Long-term debt................      17,144,096           17,315,122           16,685,937
Owners' equity................      11,028,233           12,521,511           13,630,963

                              GENERAL INFORMATION

     This Proxy Statement/Prospectus is being furnished to (i) Maintenance Warehouse Shareholders in connection with the solicitation of proxies by the Board of Directors of Maintenance Warehouse for approval of the Principal Merger Agreement and (ii) the Affiliated Partners in connection with the solicitation of the consents of the Affiliated Partners for approval of the Affiliated Merger Agreement. The Maintenance Warehouse Shareholders will be asked to consider and vote on a proposal to approve and adopt the Principal Merger Agreement; the Affiliated Partners will be asked to consider and consent to a proposal to approve and adopt the Affiliated Merger Agreement.

     If the Principal Merger is consummated, each outstanding share of Maintenance Warehouse Common Stock (other than treasury shares and shares held by Maintenance Warehouse Shareholders who perfect their appraisal rights under Texas law) will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the Conversion Amount, plus cash for any fractional shares of Home Depot Common Stock after such conversion.

     If the Affiliated Merger Agreement is consummated, each percentage of partnership interest in the Affiliated Companies (other than those held by the Affiliated Partners who perfect their appraisal rights under California law) will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the amount indicated beside the name of such entity on Schedule A to the Affiliated Merger Agreement (totalling $1,425,592, in the aggregate), divided by one hundred (100), plus cash for any fractional shares of Home Depot Common Stock after such conversion.

     This Proxy Statement/Prospectus also constitutes the Prospectus of Home Depot with respect to the shares of Home Depot Common Stock to be issued in the Mergers. Information in this Proxy Statement/ Prospectus with respect to Home Depot has been supplied by Home Depot. The information with respect to each of Maintenance Warehouse and the Affiliated Companies has have been supplied by Maintenance Warehouse and the Affiliated Companies, respectively.

              THE MAINTENANCE WAREHOUSE PROXY SOLICITATION PROCESS

SPECIAL MEETING

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation by the Board of Directors of Maintenance Warehouse of proxies to be voted at the Special Meeting of Maintenance Warehouse Shareholders to be held on Friday, March 14, 1997 at 10:00 a.m., local time, at the offices of Seltzer Caplan Wilkins & McMahon, 750 "B" Street, Suite 2100, San Diego, California 92101. The holders of Maintenance Warehouse Common Stock will be asked to consider and vote on a proposal to approve and adopt the Principal Merger Agreement. A copy of the Principal Merger Agreement is attached hereto as Annex A and is incorporated herein by this reference.

RECORD DATE AND SHARES ENTITLED TO VOTE

     Only holders of record of shares of Maintenance Warehouse Common Stock at the close of business on the Record Date are entitled to vote at the Special Meeting. As of such date, there were 10,000 shares of Maintenance Warehouse Common Stock issued and outstanding held by 11 holders of record. Maintenance Warehouse Shareholders who wish to vote at the Special Meeting must either execute and return a proxy in accordance with the procedures set forth herein and in the accompanying proxy or attend the Special Meeting in person.

VOTE REQUIRED; SECURITY OWNERSHIP OF MANAGEMENT

     Under Texas law and Maintenance Warehouse's Articles of Incorporation and Bylaws, the affirmative vote of a majority of the issued and outstanding shares of Maintenance Warehouse Common Stock is required to approve the Principal Merger Agreement. However, under the terms of the Principal Merger Agreement, Home Depot has the right to refuse to consummate the Principal Merger Agreement if the holders of more than 3% of the outstanding shares of Maintenance Warehouse Common Stock exercise their appraisal rights under the TBCA. As of the Record Date, the executive officers and directors of Maintenance Warehouse beneficially owned an aggregate of 7,600 shares of Maintenance Warehouse Common Stock, or approximately 76% of the shares of Maintenance Warehouse Common Stock then outstanding. Approval of the Principal Merger Agreement by the stockholders of Home Depot is not required.

     Although each of the shareholders of Maintenance Warehouse executed the Principal Merger Agreement, the shareholders are not legally bound to vote their shares of Maintenance Warehouse Common Stock to approve the Principal Merger Agreement. Each shareholder should decide whether to vote to approve the Principal Merger Agreement based on the information contained in the accompanying Proxy Statement/Prospectus.

             THE AFFILIATED COMPANIES CONSENT SOLICITATION PROCESS

DATE AND PURPOSE

     This Proxy Statement/Prospectus is also being furnished in connection with the solicitation of consents of the Affiliated Partners to the Affiliated Merger. On or about March 10, 1997, the Affiliated Partners will receive a form of consent to the Affiliated Merger. The Affiliated Partners will be asked to consider and consent to a proposal to approve and adopt the Affiliated Merger Agreement.

RECORD DATE

     Only holders of record of shares of Partnership Interests in the Affiliated Companies as of the close of business on the Record Date are entitled to consent to the Affiliated Merger.

VOTE REQUIRED; SECURITY OWNERSHIP OF MANAGEMENT

     The written consent of each Affiliated Partner is necessary to approve the Affiliated Merger Agreement. As of the Record Date, the General Partner of the Affiliated Companies beneficially owned a percentage interest in each Affiliated Company ranging from 4.6% to 10.02%. Approval of the Affiliated Merger Agreement by the stockholders of Home Depot is not required.

                                  THE MERGERS

BACKGROUND OF THE MERGERS

     In August 1996, the Board of Directors of Maintenance Warehouse retained DLJ to serve as its financial advisor in connection with the exploration of strategic alternatives including the potential sale of Maintenance Warehouse and the Affiliated Companies. In November 1996, at the direction of the Board of Directors of Maintenance Warehouse, DLJ conducted an auction to solicit bids from parties who were interested in acquiring the business of Maintenance Warehouse and the Affiliated Companies. On December 18, 1996, the Board of Directors accepted the bid of Home Depot. A definitive Principal Merger Agreement and a definitive Affiliated Merger Agreement were executed on January 16, 1997. Prior to the auction process and the execution of the Principal Merger Agreement and the Affiliated Merger Agreement, there was no material relationship between Home Depot and Maintenance Warehouse or any of the Affiliated Companies.

STRUCTURE OF THE MERGERS

     The Mergers are structured as two separate and related transactions, the Principal Merger and the Affiliated Merger. As described more fully below, Maintenance Warehouse will merge with and into Sub pursuant to the Principal Merger Agreement, becoming a wholly owned subsidiary of Home Depot, with all the shares of Maintenance Warehouse being converted into Home Depot Common Stock as a result of the Principal Merger. In a simultaneous and combined merger of nine separate entities into Home Depot or a wholly owned subsidiary of Home Depot, each of the Affiliated Companies will merge with and into Home Depot or its wholly owned subsidiary pursuant to the Affiliated Merger Agreement, with all of the Partnership Interests being converted into Home Depot Common Stock as a consequence of the Affiliated Merger. The Affiliated Merger is to be effective immediately following the Principal Merger.

REASONS FOR THE MERGERS

     Maintenance Warehouse. In approving and adopting the Principal Merger Agreement and formulating its recommendation that the Maintenance Warehouse Shareholders approve the Principal Merger Agreement and consummation of the Principal Merger, the Maintenance Warehouse Board of Directors considered a number of factors, including, without limitation, the following: (i) the privately-held status of Maintenance Warehouse; (ii) the quality of, and risks associated with, Home Depot Common Stock to be received by Maintenance Warehouse Shareholders in the Principal Merger; (iii) the terms of the Principal Merger Agreement; (iv) the expectation that the Principal Merger will be treated as a tax-free reorganization for federal income tax purposes so that generally no gain or loss will be recognized by Maintenance Warehouse Shareholders in connection with the exchange of Maintenance Warehouse Common Stock for Home Depot Common Stock in the Principal Merger; and (v) certain business reasons for the Principal Merger as set forth below as Home Depot's reasons for pursuing the Principal Merger.

     THE BOARD OF DIRECTORS OF MAINTENANCE WAREHOUSE HAS DETERMINED THAT THE PRINCIPAL MERGER IS IN THE BEST INTERESTS OF MAINTENANCE WAREHOUSE AND ITS SHAREHOLDERS, HAS APPROVED THE PRINCIPAL MERGER, HAS APPROVED AND ADOPTED THE PRINCIPAL MERGER AGREEMENT AND RECOMMENDS THAT THE MAINTENANCE WAREHOUSE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PRINCIPAL MERGER AGREEMENT.

     Affiliated Companies. In approving and adopting the Affiliated Merger Agreement and formulating its recommendation that the Affiliated Partners of the Affiliated Companies approve the Affiliated Merger and the consummation of the Affiliated Merger, the General Partner of the Affiliated Companies considered a number of factors, including, without limitation the following: (i) the privately-held status of Maintenance Warehouse and the Affiliated Companies;
(ii) the impending Principal Merger and approved Principal Merger Agreement between Home Depot and Maintenance Warehouse; (iii) the primary use of the properties and business operations of the Affiliated Companies in connection with the business of Mainte-nance Warehouse and (iv) Home Depot's desire to acquire the properties and business operations of the Affiliated Companies in addition to acquiring Maintenance Warehouse.

     THE GENERAL PARTNER OF THE AFFILIATED COMPANIES HAS DETERMINED THAT THE AFFILIATED MERGER IS IN THE BEST INTERESTS OF THE AFFILIATED PARTNERS AND RECOMMENDS THAT THE AFFILIATED PARTNERS GIVE THEIR WRITTEN CONSENT FOR THE APPROVAL OF THE AFFILIATED MERGER AGREEMENT.

     Home Depot. In approving the Mergers, the Principal Merger Agreement, the Affiliated Merger Agreement and the transactions contemplated thereby, the Board of Directors of Home Depot considered, among other things, (i) the opportunity to develop new lines of business and (ii) the Home Depot strategic plan.

TERMS OF THE PRINCIPAL MERGER AGREEMENT AND THE AFFILIATED MERGER AGREEMENT

     General. The Principal Merger Agreement provides that, following the approval of the Principal Merger Agreement by the Maintenance Warehouse Shareholders and the satisfaction or waiver of the other conditions to the Principal Merger, at the Principal Effective Time, Sub will be merged with and into Maintenance Warehouse in accordance with the provisions of the TBCA. Maintenance Warehouse will be the surviving corporation in the Principal Merger. As a result of the Principal Merger, the separate corporate existence of Sub will cease, and Maintenance Warehouse will become a wholly owned subsidiary of Home Depot. Immediately after the Principal Effective Time, Home Depot intends to assign its rights under the Affiliated Merger Agreement to Maintenance Warehouse. Thereafter, at the Affiliated Effective Time, the Affiliated Companies will be merged with and into Maintenance Warehouse in accordance with applicable law. Maintenance Warehouse will also be the surviving corporation of the Affiliated Merger. As a result of the Affiliated Merger, the separate existence of the Affiliated Companies will cease.

     Conversion Amount. Each share of Maintenance Warehouse Common Stock issued and outstanding at the time of the Mergers (other than treasury shares and shares held by Maintenance Warehouse Shareholders who perfect their appraisal rights under the TBCA) will be converted into the right to receive that number of shares of Home Depot Common Stock as has a value equal to the Conversion Amount. The "Conversion Amount" will be determined by dividing $245,433,514 by the Outstanding Share Amount. Each percentage of partnership interest in the Affiliated Companies (other than percentage interests held by Affiliated Partners who perfect their appraisal rights under California law) will be converted into the right to receive such number of shares of Home Depot Common Stock as has a value equal to the amount indicated beside the name of such entity on Schedule A to the Affiliated Merger Agreement (totalling $1,425,592, in the aggregate), divided by one hundred (100). For purposes of these calculations, each share of Home Depot Common Stock shall be valued at the Average Closing Price. Any fractional shares of Home Depot Common Stock that would result from such calculation will be converted into the cash value of such fraction based on the Average Closing Price. It is expected that each Maintenance Warehouse Shareholder will receive, depending on the Average Closing Price, between 446.242 and 522.199 shares of Home Depot Common Stock (or cash for fractional shares) in exchange for each share of Maintenance Warehouse Common Stock owned by such shareholder. It is expected that the Affiliated Partners will receive, in the aggregate and depending on the Average Closing Price, between 25,919 and 30,331 shares of Home Depot Common Stock. Beginning on March 10, 1997, Maintenance Warehouse Shareholders and Affiliated Partners may call 1-800-233-6166 and ask for Mr. Ron Turk in order to receive an estimate of the number of shares of Home Depot Common Stock to be issued in exchange for each share of Maintenance Warehouse Common Stock and each percentage of partnership interest in the Affiliated Companies. The Conversion Amount was determined in arms' length negotiations between representatives of Home Depot, Maintenance Warehouse and the Affiliated Companies.

     Post-Closing Adjustment. The Conversion Amount is subject to adjustment following the Effective Time based on the combined shareholders' equity of Maintenance Warehouse and the Affiliated Companies as of the Effective Time. As promptly as practicable after the Effective Time, but in any case not later than 90 days thereafter, Home Depot shall cause the Closing Balance Sheet to be prepared and delivered to the Maintenance Warehouse Shareholders. The Maintenance Warehouse Shareholders will have the right to dispute the Closing Balance Sheet under the procedures set forth in Sections 2.5 and 2.6 of the Principal Merger Agreement.

     If the Net Worth (the shareholders' equity reflected on the final Closing Balance Sheet is referred to herein as the "Net Worth") is greater than $6,468,124 (such excess is referred to herein as the "Excess Amount"), the Conversion Amount will be increased by an amount equal to (i) the Excess Amount divided by (ii) the Outstanding Share Amount. If the Net Worth is less than $6,468,124 (such deficit is referred to herein as the "Deficit Amount"), the Conversion Amount will be decreased by an amount equal to (i) the Deficit Amount divided by (ii) the Outstanding Share Amount. Within five days following the determination of the final Closing Balance Sheet, (i) in case of an Excess Amount, Home Depot shall issue to each Maintenance Warehouse Shareholder the additional number of shares of Home Depot Common Stock (and cash for any fractional share) to which such shareholder is entitled based on the adjusted Conversion Amount and (ii) in the case of a Deficit Amount, each Maintenance Warehouse Shareholder shall surrender to Home Depot for cancellation without consideration the number of excess shares of Home Depot Common Stock (and cash for any fractional share) that was issued to such shareholder at the Principal Effective Time based on the adjusted Conversion Amount. Each share of Home Depot Common Stock shall be valued at the Average Closing Price for purposes of such adjustments and calculations.

     Indemnification Obligations. The Maintenance Warehouse Shareholders will be responsible for certain post-closing indemnifications relating to representations, warranties and covenants made by Maintenance Warehouse and the Maintenance Warehouse Shareholders to Home Depot in the Principal Merger. In order to secure such obligations, the Maintenance Warehouse Shareholders will be required, at the Principal Effective Time, to place into escrow for a period of one year following the Principal Effective Time a number of shares of Home Depot Common Stock equal to $10,000,000 divided by the Average Closing Price. The Maintenance Warehouse Shareholders will generally be liable for Home Depot Losses to the extent that the losses exceed, in the aggregate, the Shareholder Basket Amount. Maintenance Warehouse Shareholders will generally not be liable for any amount of Home Depot Losses that exceed, in the aggregate, the Shareholder Maximum Indemnity. The indemnification obligations of Maintenance Warehouse Shareholders generally will end one year after the Effective Time. A copy of the proposed Escrow Agreement is attached hereto as Annex C.

     Conditions to the Mergers. In addition to the approval of the Principal Merger Agreement by the holders of at least 97% of the shares of outstanding Maintenance Warehouse Common Stock, the unanimous approval of the Affiliated Merger Agreement by the Affiliated Partners and certain customary conditions, consummation of the Mergers is subject to the satisfaction or waiver of, among others, the following conditions: (i) that Home Depot shall have been advised in writing by KPMG that, in accordance with generally accepted accounting principles, the Mergers qualify to be treated as a pooling of interests for accounting purposes, and Home Depot and Maintenance Warehouse shall have been advised in writing as of the Effective Time by D&T that after considering the facts, circumstances, assumptions and representations of Maintenance Warehouse and the Affiliated Companies, they believe that Maintenance Warehouse and the Affiliated Companies would meet the criteria for a pooling of interests in accordance with generally accepted accounting principles in connection with the Mergers; (ii) that shareholders holding not more than three percent of the outstanding shares of Maintenance Warehouse Common Stock shall have dissented from approval of the Principal Merger; (iii) that the Registration Statement covering the shares of Home Depot Common Stock and the Partnership Interests into which shares of Maintenance Warehouse Common Stock will be converted in the Mergers shall be effective; (iv) the applicable waiting period shall have expired under the HSR Act; (v) that the certificate of merger relating to the Affiliated Merger shall have been executed by each of the Affiliated Companies and delivered to Home Depot for filing; (vi) all of the Shareholders and the Affiliated Partners shall have executed and delivered to Home Depot written consents to the Affiliated Merger; and (vii) that each Maintenance Warehouse Shareholder and Affiliated Partner shall have paid in full all amounts of any kind owed by such shareholder or partner to Maintenance Warehouse and each Affiliated Company.

     Amendment. Each of the Principal Merger Agreement and the Affiliated Merger Agreement may be amended by mutual agreement of the parties thereto. Any amendment to the Principal Merger Agreement and the Affiliated Merger Agreement must be in writing and signed by the parties thereto.

     Termination. The Principal Merger Agreement may be terminated (i) by mutual written agreement by Maintenance Warehouse and Home Depot; (ii) by Maintenance Warehouse or Home Depot if the conditions to such parties' obligations to consummate the Merger have not been complied with or performed and such noncompliance or nonperformance has not been cured or eliminated within ten days after such party has given notice to the other party of its intent to terminate the Principal Merger Agreement; provided that if such noncompliance or nonperformance cannot reasonably be cured within such ten-day period despite good faith efforts, such party shall not be permitted to terminate the Principal Merger Agreement unless such noncompliance or nonperformance has not been cured or eliminated within thirty (30) days of such notice; (iii) by Home Depot if, on or prior to the twenty-fifth (25th) business day following the delivery of this Proxy Statement/Prospectus to the Maintenance Warehouse Shareholders and the Affiliated Partners, the holders of more than 3% of the outstanding shares of Maintenance Warehouse Common Stock shall have elected to exercise appraisal rights under the TBCA or if any of the Affiliated Partners shall have failed to consent to the Affiliated Merger; and (iv) by Maintenance Warehouse or by Home Depot if the Principal Effective Time has not occurred by May 31, 1997.

     Absence of Walk Away Rights. In the event that the price per share of Home Depot Common Stock falls below $47.00 per share prior to the Effective Time, the Maintenance Warehouse Shareholders and the Affiliated Partners will not have any additional rights to terminate the Principal Merger Agreement and the Affiliated Merger Agreement, respectively. In addition, Maintenance Warehouse has agreed that if, on or prior to the twenty-fifth (25th) business day following the delivery of this Proxy Statement/Prospectus to the Maintenance Warehouse Shareholders and the Affiliated Partners, either the holders of 97% or more of the outstanding shares of Maintenance Warehouse Common Stock have failed to vote in favor of the Principal Merger or the holders of more than three percent of the outstanding shares of Maintenance Warehouse Common Stock shall have elected to exercise appraisal rights under the TBCA or any Affiliated Partner shall have failed to consent to the Affiliated Merger, then Home Depot shall have the right to terminate the Principal Merger Agreement and the Affiliated Merger Agreement and Maintenance Warehouse shall be obligated to pay Home Depot $10 million to reimburse and compensate Home Depot for its expense, time and effort in connection with the matters contemplated by the Principal Merger Agreement and the Affiliated Merger Agreement.

     Fees and Expenses. Home Depot will pay its own fees, costs and expenses incurred in connection with the Principal Merger Agreement and the Affiliated Merger Agreement and the transactions contemplated thereby. Maintenance Warehouse and the Maintenance Warehouse Shareholders will pay their own respective fees, costs and expenses incurred in connection with the Principal Merger Agreement and the transactions contemplated thereby or such fees, costs and expenses will be accrued as liabilities on the Closing Balance Sheet. In addition, Maintenance Warehouse has agreed that, if the Principal Merger Agreement is terminated pursuant to the provision in the Principal Merger Agreement described in clause (iii) of the preceding paragraph, then Maintenance Warehouse shall pay Home Depot $10 million to reimburse and compensate Home Depot for its expense, time and effort in connection with the matters contemplated by the Principal Merger Agreement and the Affiliated Merger Agreement. The Affiliated Companies and the Affiliated Partners will each pay their respective fees, costs and expenses incurred in connection with the Affiliated Merger Agreement and the transactions contemplated thereby.

EFFECTIVE TIME OF THE MERGER AND EXCHANGE OF SHARES

     Effective Time of the Merger. The Principal Merger will become effective at the Principal Effective Time. The Affiliated Merger will become effective at the Affiliated Effective Time. The "Effective Time" shall occur upon the last to occur of the Principal Effective Time and the Affiliated Effective Time. Each of the Principal Merger Agreement and the Affiliated Merger Agreement provides that the parties thereto will cause such certificates of merger to be filed as soon as practicable after all of the conditions to the consummation of the Mergers have been satisfied or waived.

     Exchange of Maintenance Warehouse Stock Certificates. Prior to the Effective Time, instructions and a letter of transmittal will be furnished to all Maintenance Warehouse Shareholders for use in exchanging their stock certificates for certificates evidencing the shares of Home Depot Common Stock they will be entitled to receive as a result of the Mergers. SHAREHOLDERS OF MAINTENANCE WAREHOUSE SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL INSTRUCTIONS AND THE LETTER OF TRANSMITTAL ARE RECEIVED.

     Exchange of Partnership Interests. Prior to the Effective Time, instructions and a letter of transmittal will be furnished to all Affiliated Partners for use in exchanging their Partnership Interests for certificates evidencing shares of Home Depot Common Stock they will be entitled to receive as a result of the Affiliated Merger.

RECOMMENDATION OF THE MAINTENANCE WAREHOUSE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF MAINTENANCE WAREHOUSE HAS DETERMINED THAT THE PRINCIPAL MERGER IS IN THE BEST INTERESTS OF MAINTENANCE WARE-HOUSE AND ITS SHAREHOLDERS, HAS APPROVED THE PRINCIPAL MERGER, HAS APPROVED AND ADOPTED THE PRINCIPAL MERGER AGREEMENT AND RECOMMENDS THAT THE MAINTENANCE WAREHOUSE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PRINCIPAL MERGER AGREEMENT.

RECOMMENDATION OF AFFILIATED COMPANIES' GENERAL PARTNER

     THE GENERAL PARTNER OF THE AFFILIATED COMPANIES HAS DETERMINED THAT THE AFFILIATED MERGER IS IN THE BEST INTERESTS OF THE AFFILIATED PARTNERS AND RECOMMENDS THAT THE AFFILIATED PARTNERS GIVE THEIR WRITTEN CONSENT FOR THE APPROVAL OF THE AFFILIATED MERGER AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In considering the Mergers, holders of Maintenance Warehouse Common Stock and holders of Partnership Interests should be aware that certain executive officers and directors of Maintenance Warehouse and General Partners of the Affiliated Companies have certain interests that may present them with potential conflicts of interest with respect to the Merger.


     Ownership of Maintenance Warehouse Common Stock. As of the date of this Proxy Statement/ Prospectus, executive officers and directors of Maintenance Warehouse beneficially own or control an aggregate of 7,600 shares of Maintenance Warehouse Common Stock. If the Principal Merger had occurred on the Last Trading Date, the Conversion Amount (based on the number of shares of Maintenance Warehouse Common Stock outstanding on the Last Trading Date) would have been $24,543.35 and executive officers and directors of Maintenance Warehouse would have been entitled to receive in the Principal Merger an aggregate of 3,661,928 shares of Home Depot Common Stock having an aggregate market value of approximately $188,589,292 based on the closing price per share of Home Depot Common Stock reported on a consolidated basis on the New York Stock Exchange on the Last Trading Date. See "Ownership of Maintenance Warehouse Common Stock."

     Ownership of Affiliated Companies. As of the date of this Proxy Statement/Prospectus, the General Partner of the Affiliated Companies beneficially owns or controls Partnership Interests in the Affiliated Companies as stated below:

                                                              PERCENTAGE
                                                              PARTNERSHIP
                     AFFILIATED COMPANY                        INTEREST
                     ------------------                       -----------
MWAC One....................................................      5.00%
86 Warehouse II.............................................      4.60%
86 Warehouse III............................................      5.00%
DFW Warehouse Four Limited Partnership......................      5.00%
Denver Warehouse Five.......................................     10.02%
Fontana Warehouse Six.......................................     10.02%
ATL Warehouse Seven.........................................     10.02%
Richmond Warehouse Eight....................................     10.02%
St. Louis Warehouse Nine....................................     10.00%

     All of the shares of the General Partner are owned by the Neeley Revocable Family Trust, of which Ronald L. Neely, Chief Executive Officer and Chairman of the Board of Maintenance Warehouse, and Lucille A. Neely, President, Chief Operating Officer and a Director of Maintenance Warehouse, are co-Trustees.


     If the Affiliated Merger had occurred on the Last Trading Date, the General Partner of the Affiliated Companies would have been entitled to receive in the Affiliated Merger an aggregate of 2,611 shares of Home Depot Common Stock having an aggregate market value of approximately $134,467 based on the closing price per share of Home Depot Common Stock reported on a consolidated basis on the New York Stock Exchange on the Last Trading Date. See "Ownership of Partnership Interests."


ACCOUNTING TREATMENT

     The Mergers are expected to qualify to be treated as a pooling of interests for financial accounting purposes. The obligation of Home Depot to consummate the Merger is conditioned upon the receipt of an opinion of KPMG to the effect that, in accordance with generally accepted accounting principles, the Mergers will qualify to be treated as a pooling of interests for accounting purposes, and Home Depot and Maintenance Warehouse shall have been advised in writing as of the Effective Time by D&T that after considering the facts, circumstances, assumptions and representations of Maintenance Warehouse and the Affiliated Companies, they believe that Maintenance Warehouse and the Affiliated Companies would meet the criteria for a pooling of interests in accordance with generally accepted accounting principals in connection with the Mergers. Accordingly, the Mergers will be treated as a continuation of the existing businesses of Home Depot, Maintenance Warehouse and the Affiliated Companies and accounted for by combining the historical balances and results of Home Depot, Maintenance Warehouse and the Affiliated Companies. The assets and liabilities of Home Depot, Maintenance Warehouse and the Affiliated Companies will be carried forward at their recorded amounts. Income of Home Depot after the Merger will include the income of Home Depot, Maintenance Warehouse and the Affiliated Companies for the entire fiscal period in which the Mergers occur. The reported income of Home Depot, Maintenance Warehouse and the Affiliated Companies for prior periods will be combined and restated as income of the combined company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of certain federal income tax consequences of the Mergers. This discussion is based on provisions of the Code, the Treasury Regulations thereunder, and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactively. The discussion is included for general information purposes only.


     Consequences of the Principal Merger. Home Depot received an opinion (the "Tax Opinion") from its counsel, King & Spalding, that, based upon its review of this Registration Statement, certain other facts and documents which it has considered relevant, and certain representations made to it by Home Depot and Maintenance Warehouse, the Principal Merger will have the federal income tax consequences set forth below:

        (i) the Principal Merger will constitute a "reorganization" within the meaning of Section 368(a)(1);

          (ii) no gain or loss will be recognized by Maintenance Warehouse Shareholders upon the exchange in the Principal Merger of their Maintenance Warehouse Common Stock for Home Depot Common Stock;

          (iii) the tax basis of the Home Depot Common Stock received in the Principal Merger by a Maintenance Warehouse Shareholder will be the same as the tax basis of the Maintenance Warehouse Common Stock exchanged for such Home Depot Common Stock;

          (iv) the holding period of the Home Depot Common Stock received in the Principal Merger by a Maintenance Warehouse Shareholder will include the holding period of such Shareholder in the Maintenance Warehouse Common Stock exchanged for such Home Depot Common Stock, provided that the Maintenance Warehouse Common Stock is held as a capital asset at the Effective Time;

          (v) a Maintenance Warehouse Shareholder who receives cash in the Principal Merger in lieu of a fractional share interest in Home Depot Common Stock will be treated as having received such fractional share in the Principal Merger and then as having exchanged such fractional share for cash in a redemption subject to Section 302; and

          (vi) if a Maintenance Warehouse Shareholder dissents to the Merger and receives solely cash in exchange for such Shareholder's Maintenance Warehouse Common Stock, such cash will be treated as having been received in redemption of the Maintenance Warehouse Common Stock (or possibly Home Depot Common Stock deemed to have been received), subject to the provisions and limitations of Section 302.

     In rendering the Tax Opinion, counsel has relied upon certain written representations as to factual matters made by appropriate officers of Home Depot and Maintenance Warehouse. Such representations are customary for opinions of this type; the Tax Opinion cannot be relied upon, however, if any such representation is, or later becomes, inaccurate. No ruling from the Internal Revenue Service (the "Service") with respect to the tax consequences of the Principal Merger has been, or will be, requested, and the Tax Opinion is not binding upon the Service or the courts. If the Principal Merger is consummated, and it is later determined that the Principal Merger did not qualify as a "reorganization" under the Code, then each Maintenance Warehouse Shareholder would recognize taxable gain or loss equal to the difference between the fair market value of the Home Depot Common Stock received by him or her in the Principal Merger and his or her tax basis in the Maintenance Warehouse Common Stock exchanged therefor.

     The foregoing discussion of the tax consequences of the Principal Merger applies only to a Maintenance Warehouse Shareholder who holds Maintenance Warehouse Common Stock as a capital asset, and may not apply to special situations, such as Maintenance Warehouse Shareholders, if any, who received their Maintenance Warehouse Common Stock upon the exercise of employee stock options or otherwise as compensation and Maintenance Warehouse Shareholders that are insurance companies, securities dealers, financial institutions, or foreign persons.

     Consequences of the Affiliated Merger. The transfer by the Affiliated Companies in the Affiliated Merger of assets to Home Depot in exchange for Home Depot Common Stock will be a taxable transaction. Each Affiliated Company will recognize gain or loss on such transfer equal to the difference between the amount realized by the Affiliated Company on such transfer (generally, the value of the Home Depot Common Stock received plus any liabilities of the Affiliated Company transferred to Home Depot) and its adjusted tax basis in the assets transferred. The character of any such gain or loss may be capital or ordinary, depending on whether the transferred assets are capital assets in the hands of the Affiliated Company and whether the transfer is subject to the depreciation recapture provisions of the Code. Any capital gain or loss will be a long term gain or loss if the asset from which such gain or loss is derived has been held for more than one year.

     Backup Withholding. Any cash received in the Mergers by a Maintenance Warehouse Shareholder or by an Affiliated Partner may be subject to backup withholding at a rate of 31 percent. Backup withholding will not apply, however, to a taxpayer who (i) furnishes a correct taxpayer identification number ("TIN") and certifies that he or she is not subject to backup withholding on IRS Form W-9 (or an appropriate substitute form), (ii) provides a certificate of foreign status on IRS Form W-8 (or an appropriate substitute form), or (iii) is otherwise exempt from backup withholding. The Service may impose a $50 penalty upon any taxpayer who fails to provide the correct TIN, as required.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER A MAINTENANCE WAREHOUSE SHAREHOLDER SHOULD VOTE IN FAVOR OF THE PRINCIPAL MERGER OR WHETHER AN AFFILIATED PARTNER SHOULD VOTE IN FAVOR OF THE AFFILIATED MERGER. BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGERS MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH MAINTENANCE WAREHOUSE SHAREHOLDER OR EACH AFFILIATED PARTNER, EACH HOLDER OF MAINTENANCE WAREHOUSE COMMON STOCK AND EACH AFFILIATED PARTNER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OR SUCH PARTNER OF THE MERGERS (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN TAX
LAWS).

RESALE OF HOME DEPOT COMMON STOCK

     Shares of Home Depot Common Stock to be issued to Maintenance Warehouse Shareholders in connection with the Mergers will be freely transferrable under the Securities Act, except for shares issued to any person or entity who, at the time of the Mergers, may be deemed an "affiliate" of Maintenance Warehouse within the meaning of Rule 145 under the Securities Act. In general, affiliates of Maintenance Warehouse include its executive officers and directors and any other person or entity who controls, is controlled by or is under common control with Maintenance Warehouse. Rule 145, among other things, imposes certain restrictions upon the resale of securities received by affiliates in connection with certain reclassifications, mergers, consolidations or asset transfers. These restrictions will consist of volume and manner of sale restrictions on the resale of shares of Home Depot Common Stock issued to such person and entities. In addition, each of the Maintenance Warehouse Shareholders has agreed under
Section 8.6 of the Principal Merger Agreement that (in order that the Mergers shall qualify to be treated as a pooling of interests for accounting purposes) such shareholder will not offer to sell, transfer or otherwise dispose of any shares of Home Depot Common Stock received in the Mergers until such time as financial results covering at least thirty (30) days of combined operations of Home Depot, Maintenance Warehouse and the Affiliated Companies shall have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies. Home Depot may place legends on certificates representing shares of Home Depot Common Stock that are issued to Maintenance Warehouse Shareholders and Affiliated Partners in the Mergers to restrict such transfers.

APPRAISAL RIGHTS

     Holders of Maintenance Warehouse Common Stock. Holders of Maintenance Warehouse Common Stock are entitled to appraisal rights under Article 5.11 of the TBCA in conjunction with the Principal Merger. A person having a beneficial interest in shares of Maintenance Warehouse Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the TBCA and is qualified in its entirety by the full text of Articles 5.11, 5.12 and 5.13 which are reprinted in their entirety as Annex D to this Proxy Statement/Prospectus and are incorporated herein by this reference. All references in this appraisal rights discussion to a "shareholder" are to the record holder of the shares of Maintenance Warehouse Common Stock as to which appraisal rights are asserted. Any shareholder who wishes to exercise such appraisal rights or wishes to preserve the right to do so should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedure specified will result in the loss of appraisal rights under the TBCA.

     Under the Procedure for Dissent stated in Article 5.12, when a merger is to be submitted for approval at a meeting of shareholders, the shareholder must file with the corporation, prior to the meeting, a written objection to the action setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice of the action will be sent if it is effected. A holder of shares of Maintenance Warehouse Common Stock wishing to exercise his appraisal rights must, therefore, deliver to Maintenance Warehouse, before the vote on the Principal Merger Agreement, a written demand for appraisal of his shares of Maintenance Warehouse Common Stock and must not vote in favor of adoption of the Principal Merger Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted for adoption of the Principal Merger Agreement, a holder of shares of Maintenance Warehouse Common Stock who votes by proxy and who wishes to exercise his appraisal rights must (i) vote against adoption of the Principal Merger Agreement or (ii) abstain from voting on adoption of the Principal Merger Agreement. A vote against adoption of the Principal Merger Agreement, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Article 5.12. In addition, a holder of shares of Maintenance Warehouse Common Stock wishing to exercise his appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares until the Principal Effective Time.

     Only a holder of record of shares of Maintenance Warehouse Common Stock is entitled to assert appraisal rights for the shares of Maintenance Warehouse registered in that holder's name. A demand for appraisal should therefore be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates. If the shares of Maintenance Warehouse Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Maintenance Warehouse Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy-in-common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Maintenance Warehouse Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Maintenance Warehouse Common Stock held for one or more beneficial owners while not exercising such right with respect to the shares of Maintenance Warehouse Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of Maintenance Warehouse Common Stock, and, where no number of shares of Maintenance Warehouse Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Maintenance Warehouse Common Stock held in the name of the record owner. Stockholders who own their shares of Maintenance Warehouse Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee. All written demands for appraisal should be sent or delivered to Maintenance Warehouse at 5505 Morehouse Drive, Suite 300, San Diego, California 92121,
Attention: Jon Gilbert.

     If the action is effected, the surviving corporation in the case of a merger must, within ten (10) days after the action, deliver or mail to the shareholder written notice that the action has been effective and that the shareholder may exercise his right. If the shareholder did not consent to the merger, the shareholder may, within twenty (20) days after the mailing of such notice, make written demand on the surviving corporation for payment of the fair market value of the shareholder's shares. The fair value of the shares will be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The shareholder's demand must state the number of shares owned by the shareholder and the fair market value of the shares as estimated by the shareholder. Any shareholder who fails to make a demand within the twenty (20) day period will be bound by the terms of the action.

     Within twenty (20) days after receipt of a written demand for payment made by a dissenting shareholder in accordance with the above procedure, the surviving corporation must deliver or mail to the shareholder a written notice
(i) accepting the amount claimed in the demand and agreeing to pay that amount within ninety (90) days after the date on which the Principal Merger was effective, or (ii) estimating the fair value of the shares and making an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     If, within sixty (60) days after the date on which the Principal Merger was effected, the value of the shares is agreed upon between the shareholder and the surviving corporation, payment for the shares must be made within ninety (90) days after the effective date of the Principal Merger and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder will cease to have any interest in the shares or in the corporation.

     If the shareholder and the surviving corporation do not agree on a price within sixty (60) days after the effective date of the action, the shareholder or the corporation may, within sixty (60) days after the expiration of that sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. The clerk of the court will give notice of the time and place fixed for a hearing by registered mail to the corporation and to all the shareholders named on the list of shareholders who have demanded payment for their shares and with whom agreements as to the value of the shares have not been reached. The list of such names will have been provided to the court by the corporation within ten
(10) days of the court's service notice of the shareholder's petition. The corporation may also file a petition asking for a finding and determination of the fair value of a shareholder's assets, and such petition must be accompanied by such a list. The clerk of the court must give notice of the time and place for the hearing of the petition by registered mail to the corporation and to the shareholders named on the list. All shareholders thus notified and the corporation are thereafter be bound by the final judgment of the court.

     After the hearing of the petition, the court will determine the shareholders who have complied with the dissent procedure of Article 5.12 and have become entitled to the valuation and payment for their shares, and will appoint one or more qualified appraisers as Masters in Chancery to determine that value. The appraisers will have the power to examine the books and records of the corporation and make a determination of the fair value of the shares. The appraisers will also give the shareholders and other parties in interest the opportunity to submit pertinent evidence as to the value of the shares. The court will, by its judgment, determine the fair value of the shares of the shareholders entitled to payment for their shares and will direct the payment of that value by the surviving or new corporation together with interest thereon, beginning ninety-one (91) days after the date on which the applicable corporate action from which the shareholder elected to dissent was effective until the date of such judgment, to the shareholders entitled to payment. Upon payment of their judgment, the dissenting shareholders will cease to have any interest in those shares or in the corporation. All court costs, including reasonable appraisal fees, will be allotted between the parties by the court.

     Maintenance Warehouse Shareholders considering seeking appraisal rights should be aware that the fair value of their shares of Maintenance Warehouse Common Stock determined under Article 5.12 could be more than, the same as, or less than the value of the Principal Merger consideration they will be entitled to receive if they do not seek appraisal of their shares of Maintenance Warehouse Common Stock, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Article 5.12. The cost of the appraisal proceeding may be determined by the Master in Chancery and taxed upon the parties as the Master in Chancery deems equitable in the circumstances. Upon application of a dissenting shareholder, the Master in Chancery may order that all or a portion of the expenses incurred by any dissenting shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Maintenance Warehouse Common Stock entitled to appraisal. In the absence of such a determination or assessment, each party will bear its own expenses.

     Upon receiving a demand for payment from any dissenting shareholder, Maintenance Warehouse will make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of the TBCA, each holder of certificates representing shares so demanding payment must submit such certificates to Maintenance Warehouse for notation thereon that such demand has been made. The failure of holders of certificated shares to do so will, at the option of Maintenance Warehouse, terminate such shareholder's rights of appraisal under Article 5.12 unless a court of competent jurisdiction for good and sufficient cause shown directs otherwise. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made are transferred, any new certificate issued therefor must bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares will acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     Any holder of Maintenance Warehouse Common Stock who has duly demanded an appraisal in accordance with Article 5.12 will not thereafter be entitled to vote the shares of Maintenance Warehouse Common Stock or be entitled to the payment of dividends or other distributions on those shares (except for dividends or other distributions payable to holders of shares of Maintenance Warehouse Common Stock as of a date prior to the appraisal demand and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent).

     In the absence of fraud in the Principal Merger, the appraisal rights remedy provided by Article 5.12 to a shareholder objecting to any corporate action is the exclusive remedy for recovery of the value of the shareholder's shares or money damages to the shareholder with respect to the action. If the surviving corporation complies with the requirements of Article 5.12, any shareholder who fails to comply with the requirements of Article 5.12 will not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

     Any shareholder who has demanded payment for his shares in accordance with
Article 5.12 may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand is withdrawn as hereinbefore provided, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12, or if after the hearing of a petition filed pursuant to Article 5.12, the court determines that such shareholder is not entitled to the relief provided by that Article, then, in any such case, such shareholder and all persons claiming under him will be conclusively presumed to have approved and ratified the corporate action from which he dissented and will be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

     Failure to follow any of the steps required by Article 5.12 of the TBCA for perfecting appraisal rights may result in the loss of such rights (in which event a shareholder will be entitled to receive the merger consideration). In view of the complexity of these provisions of Texas law, Maintenance Warehouse Shareholders who are considering dissenting from the approval and adoption of the Principal Merger Agreement and exercising their rights under Article 5.11 should consult their legal advisors.

     Holders of Partnership Interests in the Affiliated Companies. Affiliated Partners are entitled to appraisal rights under Article 7.5 of the California Revised Limited Partnership Act (the "CRLPA") in conjunction with the Affiliated Merger. A person having a Partnership Interest in an Affiliated Company held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the CRLPA and is qualified in its entirety by the full text of Article 7.5 which is reprinted in its entirety as Annex E to this Proxy Statement/Prospectus and is incorporated herein by this reference. All references in this summary to a "Partnership Interest Holder" are to the record holder of the Partnership Interests in the Affiliated Companies as to which appraisal rights are asserted. Any holder of a Partnership Interest who wishes to exercise such appraisal rights or wishes to preserve the right to do so should review the following discussion and Annex E carefully because failure to timely and properly comply with the procedure specified will result in the loss of appraisal rights under the CRLPA.

     Under the CRLPA, when the approval of outstanding limited partnership interest is required for the limited partnership to participate in a reorganization such as the Affiliated Merger, pursuant to the limited partnership agreement of the partnership, or otherwise, a dissenting limited partner is entitled to require the limited partnership to purchase for cash, at its fair market value, the dissenting interest owned by the dissenting limited partners. The fair market value of a dissenting partnership interest is determined as of the day before the first announcement of the terms of the proposed reorganization, excluding any appreciation or depreciation in consequence of the proposed reorganization.

     In order for dissenting Affiliated Partners to require the Affiliated Companies to purchase their Partnership Interests for cash, the Partnership Interest of the holder must qualify as a dissenting interest under Section 15679.2. Under this Section, the Partnership Interest must be outstanding on the date of the determination of Affiliated Partners entitled to vote on the Affiliated Merger; the Partnership Interest must be voted against the Affiliated Merger; the Affiliated Partner must demand that the Affiliated Companies purchase the Partnership Interest at its fair market value; and the Partnership Interest must be submitted for endorsement, if applicable, in accordance with
Section 15679.4.

     If the Affiliated Merger is approved by the required consent of the Affiliated Partners and is not abandoned or terminated, each dissenting Affiliated Partner who votes against the Affiliated Merger and who follows the procedure set forth in the CRLPA will be entitled to have such holder's Partnership Interest purchased by the Affiliated Company for cash, at its fair market value. The fair market value of such Partnership Interest will be determined as of the day before the first announcement of the terms of the proposed Affiliated Merger, excluding any appreciation or depreciation in consequence of the proposed Affiliated Merger.

     Within ten (10) days after approval of the Affiliated Merger by the Affiliated Partners, the Affiliated Companies must mail a notice of such approval by the requisite consent of the Affiliated Partners, accompanied by a copy of Sections 15679.2, 15679.3, 15679.4, 15679.5 and 15679.6, a statement of the price determined by the Affiliated Companies to represent the fair market value of each outstanding Partnership Interest, and a brief description of the procedure to be followed if the holder of the Partnership Interest desires to exercise the rights granted under such Sections. The statement of price made in the notice of approval will constitute an offer by the Affiliated Companies to purchase all dissenting Partnership Interests at the stated amount, unless such Partnership Interests lose their status as dissenting Partnership Interests as described below. An Affiliated Partner must make a written demand upon that Affiliated Company for the purchase of such holder's dissenting Partnership Interest and for payment to the holder of a dissenting Partnership Interest in cash of the fair market value of such Partnership Interest. Such written demand is not effective for any purpose unless it is received by the Affiliated Company in which the presenter of such demand holds a Partnership Interest or any transfer agent thereof not later than the date of the Affiliated Partners' consent to the Affiliated Merger.

     The written demand must state the number or amount of the Affiliated Partner's interest in the Affiliated Company and must contain a statement of what such Affiliated Partner claims to be the fair market value of that interest on the day before the announcement of the proposed Affiliated Merger. This statement of fair market value constitutes an offer by the Affiliated Partner to sell the Partnership Interest at such price. The written demand should also specify the Affiliated Partner's name and mailing address. In order for such demand to be effective, it must be received by the Affiliated Companies within 30 days after the date on which the notice of approval of the Affiliated Merger is mailed to the holders of dissenting Partnership Interests. A holder of a dissenting Partnership Interest must also submit to the Affiliated Company in which he holds a Partnership Interest any certificate(s) representing such holder's dissenting Partnership Interest for endorsement as a dissenting Partnership Interest. The written demand and certificate(s) representing the dissenting Partnership Interest should be delivered to the Affiliated Companies, c/o Maintenance Warehouse, 5505 Morehouse Drive, Suite 300, San Diego, California 92121, Attention: Ronald L. Neeley.

     If an Affiliated Company and a holder of a dissenting Partnership Interest agree that the Affiliated Partner's interest is a dissenting Partnership Interest and agree upon the price to be paid for the dissenting Partnership Interest, the dissenting Affiliated Partner is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of consummation of the Affiliated Merger. Payment for such dissenting Partnership Interest must be made within thirty (30) days after the amount thereof has been agreed upon or the date on which statutory and contractual conditions to the Affiliated Merger are satisfied, and is subject to the surrender by the dissenting Affiliated Partner of the certificates(s) representing the dissenting Partnership Interests. If an Affiliated Company denies that a Partnership Interest is a dissenting interest, or the Affiliated Company and a dissenting Affiliated Partner fail to agree upon the fair market value of a dissenting Partnership Interest, then the dissenting Affiliated Partner or any interested Affiliated Company may file a complaint in the appropriate California Superior Court requesting a determination as to whether the Partnership Interest is a dissenting Partnership Interest or as to the fair market value of the dissenting Partnership Interest, or both. Two or more dissenting Affiliated Partners may join together as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     At trial, the court will determine the status of Partnership Interest as a dissenting Partnership Interest if such status is an issue, or if the fair market value of the dissenting Partnership Interest is an issue, the court or a court-appointed appraiser may determine the fair market value of the dissenting Partnership Interest. Court-appointed appraisers must make and file a report with the court and the court will consider this and any additional evidence submitted upon the motion of any party. The court may confirm the appraisers' report or may determine the fair market value per Partnership Interest based on other information.

     The court's judgment in such an action is rendered against the Affiliated Company for payment of an amount equal to the fair market value, as determined by the court, of each dissenting Partnership Interest.

     With respect to dissenting Partnership Interests evidenced by transferable certificates of interest, only upon the endorsement and delivery to the Affiliated Company of those certificates representing the interest described in the court judgment will the assessed fair market value be payable. Any party may appeal from the judgment and costs are assessed and apportioned by the court.

     Any cash distributions made by an Affiliated Company to a dissenting Affiliated Partner after the effective date of the Affiliated Merger, but prior to any payment by an Affiliated Company for such dissenting Affiliated Partner's interest, will be credited against the total amount to be paid by the Affiliated Company for such dissenting interest. Dissenting Affiliated Partners will continue to have all the rights and privileges incident to their interest, until payment by the Affiliated Partnership for their dissenting interest. Also, a dissenting Affiliated Partner may not withdraw a demand for payment unless the Affiliated Company consents thereto. Holders of dissenting Partnership Interests in an Affiliated Company considering dissenting from the Affiliated Merger should be aware that the fair market value of their Partnership Interests determined under Section 15679.7 could be more than, the same as, or less than the value of the merger consideration they will be entitled to receive pursuant to the Affiliated Merger Agreement if they do not dissent from the Affiliated Merger and seek appraisal of their dissenting Partnership Interests, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 15679.7. The cost of any appraisal proceeding will be determined by the court and assessed upon the parties as the court deems equitable in the circumstances.

     Failure to follow any of the procedures required by the CRLPA for achieving purchase of dissenting Partnership Interests may result in the loss of such rights (in which event the holder of Partnership Interests in the Affiliated Companies will be entitled to receive the Affiliated Merger consideration). In view of the complexity of these provisions of California law, holders of Partnership Interests who are considering dissenting from the approval and adoption of the Affiliated Merger Agreement and exercising their rights under
Section 15679.3 should consult their legal advisors.

COMPARISON OF RIGHTS OF HOLDERS OF MAINTENANCE WAREHOUSE COMMON STOCK AND HOME DEPOT COMMON STOCK

     Upon consummation of the Principal Merger, and to the extent they receive shares of Home Depot Common Stock, shareholders of Maintenance Warehouse, a Texas corporation, will become shareholders of Home Depot, a Delaware corporation. The rights of Maintenance Warehouse Shareholders will thereafter be governed by applicable Delaware law ("Delaware Law"), including the Delaware Code, and by the Certificate of Incorporation and Bylaws of Home Depot (the "Home Depot Certificate and the "Home Depot Bylaws," respectively). The following is a summary of the material differences between the rights of shareholders of Maintenance Warehouse and stockholders of Home Depot pursuant to the differences in Delaware Law and applicable Texas law ("Texas Law"), including the TCBA, and between the Home Depot Certificate and Home Depot Bylaws, on the one hand, and the Articles of Incorporation and Bylaws of Maintenance Warehouse (the "Maintenance Warehouse Articles" and the "Maintenance Warehouse Bylaws," respectively), on the other hand. The following summary does not purport to be a complete statement of the difference in the rights of Maintenance Warehouse Shareholders and Home Depot stockholders. This summary is qualified in its entirety by reference to the full text of the Home Depot Certificate and the Home Depot Bylaws, the Maintenance Warehouse Articles and Maintenance Warehouse Bylaws, the Delaware Law and the Texas Law.

     Authorized Capital Stock. The authorized capital stock of Maintenance Warehouse consists of 10,000,000 shares of common stock. The authorized capital stock of Home Depot consists of 1,000,000,000 shares of common stock. Home Depot shares have a par value of five cents (.05) per share. Maintenance Warehouse shares have no par value.

     Dividends and Other Distributions. Delaware Law permits a corporation to declare and pay dividends out of surplus (defined as net assets minus capital) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the proceeding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of any classes which may have a preference upon the distribution of assets. The Home Depot Certificate contains no restrictions on the payment of dividends or other distributions.

     Under Texas law, a corporation may declare and pay dividends to its shareholders out of the unreserved and unrestricted earned surplus of the corporation. No dividends may be paid when (i) the corporation is insolvent;
(ii) such payment or distribution would render the corporation insolvent or
(iii) the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation. The Maintenance Warehouse Articles provide that the Board of Directors may, before the payment of any dividend, set aside out of the funds available for dividends such sums as the directors think proper as a reserve fund to meet contingencies, equalize dividends or to repair or maintain corporate property.

     Special Meeting of Stockholders. Under the Home Depot Bylaws, a special meeting of the stockholders of Home Depot may be called by the Chairman of the Board, the President or the Board of Directors. Under the Maintenance Warehouse Bylaws, special meetings of the shareholders of Maintenance Warehouse may be called by the President, the Board of Directors or the holders of not less than one-tenth ( 1/10) of all the shares entitled to vote at the meeting.

     Voting Requirements Generally. Under Delaware Law, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders, unless the Delaware Code, the certificate of incorporation or the bylaws of the corporation specify a different voting requirement. Under Texas Law, the vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholder's meeting.

     Both the Home Depot Bylaws and the Maintenance Warehouse Bylaws provide that on matters other than the election of directors, the affirmative vote of the majority of the shares represented at a meeting at which a quorum is present shall be the action of the shareholders, unless a greater vote is required by Delaware Law or the Home Depot Certificate, or by Texas Law or the Maintenance Warehouse Articles, respectively. See the subsections below for a description of voting requirements with respect to certain events.

     Amendment of Certificate or Articles of Incorporation; Amendment of Bylaws. Under Delaware Law, an amendment to a corporation's certificate of incorporation requires the approval of the board of directors and the approval of a majority of the outstanding stock entitled to vote thereon. The holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for purposes of voting by classes.

     Under Texas Law, an amendment to a corporation's articles of incorporation requires the adoption of the resolution stating the proposed amendment by the board of directors and the affirmative vote of the holders of at least two-thirds ( 2/3) of the outstanding shares entitled to vote thereon.

     Under Delaware Law, an amendment to a corporation's bylaws requires the approval of the stockholders, unless the certificate of incorporation confers the power to amend the bylaws upon the board of directors.

     Texas law provides that the power to amend or repeal corporate bylaws, subject to repeal or change by action of the shareholders, is vested in the board of directors unless reserved to the shareholders by the articles of incorporation.

     The Home Depot Certificate of Incorporation generally requires the consent of the holders of eighty percent (80%) of all shares of the Corporation entitled to vote in the election of directors for the adoption of any amendment to the Certificate of Incorporation which would change the entitlement of stockholders to vote in the election of directors or authorize the Corporation to issue share of stock, bonds, debentures or other obligations. The Home Depot Bylaws empower the Board of Directors to amend the Home Depot Bylaws except as may otherwise be provided in the Home Depot Bylaws.

     The Maintenance Warehouse Bylaws grant the Board of Directors the authority to amend or repeal the Bylaws by the affirmative vote of a majority of the Board at any regular or special meeting of the Board, subject to repeal or change by the affirmative vote of a majority of the stock entitled to vote at any regular or special meeting of the shareholders. There is no language in the Articles of Incorporation or Bylaws of Maintenance Warehouse which addresses the amendment of the Maintenance Warehouse Articles of Incorporation.

     Action by Written Consent. Under Delaware Law, unless otherwise provided in a corporation's articles of incorporation or certificate or articles of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Texas law provides that, unless otherwise restricted by the articles of incorporation or bylaws, any action which may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action is signed by all the shareholders entitled to vote thereon.

     Neither the Maintenance Warehouse Articles nor the Home Depot Certificate restricts the ability of the shareholders of the corporation to take action by written consent. The Home Depot Bylaws allow stockholder actions by written consent consistent with the provisions of Delaware Law. The Maintenance Warehouse Bylaws provide that action by written consent must be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

     Voting in the Election of Directors. Under Delaware Law, vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board as constituted immediately prior to such increase, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent (10%) of the total number of shares outstanding having the right to vote for such directors, order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

     The Home Depot Certificate provides that directors of Home Depot shall be elected by the stockholders entitled to vote at the annual meeting of the stockholders. Vacancies on the Home Depot board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, although less than a quorum, or by a sole remaining director.

     Under Texas Law, a vacancy on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. Directorships resulting from an increase in the number of directors shall be filled by election at any annual or special meeting of shareholders.

     The Maintenance Warehouse Bylaws provide that vacancies on the Board of Directors may be filled by the shareholders at an annual meeting or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A directorship filled by reason of an increase in the number of directors may be filled at an annual or special meeting of shareholders called for that purpose.

     Number and Qualification of Directors. Under Delaware Law, the minimum number of directors is one. Delaware Law permits the board of directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized in the certificate of incorporation to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which cases a change in the number of directors may be made only upon amendment of the certificate of incorporation.

     Under Texas Law, the size of a corporation's board of directors shall consist of one or more members, with the number of directors fixed by the articles of incorporation or the bylaws.

     The Maintenance Warehouse Bylaws provide for four (4) directors. The Home Depot Certificate provides that the authorized number of directors is between three (3) and fifteen (15), with the exact number currently fixed by board resolution at eleven (11).

     None of Texas Law, Delaware Law, the Maintenance Warehouse Articles or the Maintenance Warehouse Bylaws set forth specific qualification requirements for directors. The Home Depot Certificate provides that no director shall be eligible for directorship unless a written request that the person's name be placed in nomination is received from a stockholder of record by the Secretary of Home Depot together with the written consent of such person to serve as a director at least 30 days prior to the stockholder meeting date. The Maintenance Warehouse Bylaws state that directors of the corporation need not be residents of Texas nor shareholders of the corporation.

     Classification of Board. A classified board of directors is one in which a certain number, but not all, of the directors of a corporation are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process.

     Delaware Law permits, but does not require, a classified Board of Directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. The Home Depot Certificate divides the Home Depot Board of Directors into three (3) classes with each serving three (3) year terms.

     Texas Law provides that when a board of directors has nine or more members, the bylaws may provide that the directors be divided into two or three classes. Neither the Maintenance Warehouse Articles nor the Maintenance Warehouse Bylaws provide for a classified board of directors.

     Removal of Directors. Under Delaware Law, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise. The Home Depot Bylaws provide that any director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

     Under Texas Law, the bylaws or articles of incorporation of a corporation may provide that at any meeting of shareholders called for that purpose any director or the entire Board of Directors may be removed with the approval of a majority of the outstanding shares entitled to vote. The Maintenance Warehouse Articles and Bylaws are silent on the removal of directors.

     Indemnification and Limitation of Liability. Under Delaware Law, a corporation has the power to indemnify any agent against expenses, judgments, fines and settlements incurred in a proceeding, other than an action by or in the right of the corporation, if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, had no reason to believe that their conduct was unlawful. In the case of an action by or in the right of the corporation, the corporation has the power to indemnify any agent against expenses incurred in defending or settling the action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made when a person is adjudged liable to the corporation, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine. Delaware Law requires that to the extent an officer, director, employee or agent of a corporation is successful on the merits or otherwise in defense of any third-party or derivative proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses incurred in connection therewith.

     Under Delaware Law, a corporation may adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director; provided, however, that such provision may not eliminate or limit a director's monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director received an improper personal benefit. The Home Depot Bylaws provide that each former, present or future director, officer, employee or agent of Home Depot serving at the request of Home Depot shall be indemnified to the full extent and in the manner permitted under Delaware Law.

     Under Texas Law, a corporation has the power to indemnify any current or former director or officer against expenses actually and necessarily incurred by him in a proceeding other than an action by or in the right of the corporation if the person in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his current or former corporate position, except where such individual is adjudged to be liable for negligence or misconduct in performance of duties. The Maintenance Warehouse Articles of Incorporation and Bylaws contain no provisions addressing indemnification.

     Mergers and Sales of Substantially all of the Assets. Under Texas Law, a plan of merger or consolidation must be approved by the affirmative vote of at least two-thirds of the outstanding shares of each of the merging corporations.

     Under Delaware Law, the principal terms of a merger generally require the approval of the stockholders of each of the merging corporations. Unless otherwise required in a corporation's certificate of incorporation, Delaware Law does not require the vote of stockholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger and (iii) either no shares of the surviving corporation and no securities convertible into such stock are to be issued in the merger or the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent (20%) of the shares outstanding immediately prior to the merger.

     The Maintenance Warehouse Articles and Maintenance Warehouse Bylaws do not contain any provisions relating to mergers, tender offers or sales of substantially all of the corporation's assets. The Home Depot Certificate requires the consent of holders of eighty percent (80%) of all shares of the Corporation entitled to vote in the election of directors for (i) the adoption of a merger or other business combination if the other entity is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of the corporation entitled to vote in the election of directors or (ii) a proposed dissolution of the Corporation.

     Proxies. Under the Home Depot Bylaws, each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period. Under the Maintenance Warehouse Bylaws, each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting also may authorize another person or persons to act for him by proxy.

     Right of First Refusal. Neither the Home Depot Bylaws nor the Home Depot Certificate provide for a right of first refusal with respect to the sale or transfer of any shares of Home Depot Common Stock held by a stockholder. Under the Maintenance Warehouse Shareholder Stock Restriction Agreement, however, no shareholder shall sell or transfer any shares of Maintenance Warehouse Common Stock without the prior written consent of the Board of Directors of Maintenance Warehouse and all of the Maintenance Warehouse shareholders.

     Taxation of Ownership Interest. Corporations, as separate legal entities, are taxed by the federal and state government. Corporate earnings distributed at the shareholder level are also taxed to the shareholder as personal income. The corporate earnings of Home Depot are, therefore, taxed at the applicable corporate rate, while Home Depot dividends and other distributions are, in turn, taxed as personal income to the stockholder recipients of such dividends and distributions.

     Maintenance Warehouse, as a Subchapter S corporation, is exempt from federal or state taxation at the corporate level; the earnings of Maintenance Warehouse are taxed once as they flow from Maintenance Warehouse to its shareholders. Maintenance Warehouse shareholders are taxed for the corporate earnings of Maintenance Warehouse as personal income.

COMPARISON OF RIGHTS OF AFFILIATED PARTNERS AND HOLDERS OF HOME DEPOT COMMON
STOCK

     Upon consummation of the Affiliated Merger, and to the extent they receive shares of Home Depot Common Stock, the Affiliated Partners in the Affiliated Companies will become stockholders of Home Depot, a Delaware corporation, with their rights as Home Depot stockholders being governed by the Delaware Code and applicable Delaware Laws (collectively, the "Delaware Law"), and by the Home Depot Certificate and the Home Depot Bylaws. The following is a summary of the material differences between the rights of the Affiliated Partners under the CRLPA and the Limited Partnership Agreements governing the Affiliated Companies, on the one hand, and the rights of Home Depot Shareholders under Delaware Law, the Home Depot Certificate and Home Depot Bylaws, on the other hand. The summary does not purport to be a complete statement of the rights of the shareholders of Home Depot and the Affiliated Partners of the Affiliated Companies; it is qualified in its entirety by reference to the full text of the Home Depot Certificate and the Home Depot Bylaws, the Limited Partnership Agreements of each of the Affiliated Companies listed as Annex F to this Proxy Statement/Prospectus, and by Delaware Law and the CRLPA.

     Meetings of Holders of Ownership Interests. Under the CRLPA, meetings of partners may be called by any of the general partners or by limited partners representing more than ten percent (10%) of the interest of limited partners for any matters on which the limited partners may vote. Partners present at a duly called or held meeting at which a quorum of limited partners is present may continue to transact business until adjournment notwithstanding the withdrawal of enough partners to leave less than a quorum.

     Under the Home Depot Bylaws, a special meeting of the stockholders of Home Depot may be called by the Chairman of the Board, the President or the Board of Directors.

     Action by Written Consent. Under Delaware Law, unless otherwise provided in a corporation's articles of incorporation or certificate of incorporation, any action that may be taken at any annual or special meeting of Stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Home Depot Bylaws allow shareholder actions by written consent consistent with the provisions of Delaware Law.

     Under the CRLPA, unless otherwise provided in the partnership agreement, any action which may be taken at a meeting of the partners may be taken without a meeting if the consent in writing, setting forth the action taken, is signed by partners have not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all entitled to vote thereon were present and voted.

     Proxies. Limited partnerships and their limited partners may use proxies in connection with taking partnership actions. The use of proxies is governed in the same manner as in the case of corporations formed under the California General Corporation Law.

     Under the Home Depot Bylaws, each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

     Form of Contribution. The contribution of an Affiliated Partner to an Affiliated Company may be made in money, property, or services rendered, or in a promissory note of obligation to contribute money or property or to render services. Stockholders of corporations such as Home Depot make financial contributions to the corporation through their purchase of shares.

     Owner's Returns. Under the CRLPA, the profits of a limited partnership are allocated to each partner's capital account in proportion to the amount of capital each partner made to the limited partnership, unless the applicable limited partnership agreement provides otherwise. Each Limited Partnership Agreement governing an Affiliated Company provides specific procedures for the distribution of the Affiliated Company's profits.

     Home Depot stockholders may receive dividends and other corporate distributions in accordance with Delaware Law, which provides that a corporation may declare and pay dividends out of surplus (defined as net assets minus capital) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the proceeding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of any classes which may have a preference upon the distribution of assets.

     Transferability of Interests. Under the CRLPA, a limited partnership interest is assignable in whole or in part. An assignment of a limited partnership interest does not dissolve a limited partnership or entitle the assignee to become or to exercise any rights of a partner. However, because cash withdrawal from the partnership may be limited by the partnership agreement, transferability of a partnership interest may be somewhat limited and it is often difficult to put a market value on partnership interests.

     Each of the Limited Partnership Agreements governing the Affiliated Companies provides for a limited transferability of interests; specifically, an Affiliated Partner generally must provide written notice of the terms of any offer to sell, encumber or otherwise hypothecate any portion of that Affiliated Partner's Partnership Interest to either the other partners in the Affiliated Company or, in certain of the Limited Partnership Agreements, to the General Partner. The other partners then have either thirty (30) or sixty (60) days, depending on the particular partnership agreement, after such notice is given to purchase, encumber or otherwise acquire the designated interest of the Affiliated Partner providing such notice on the same terms as those contained in the offer. If no other partner exercises this right of first refusal within this thirty (30) to sixty (60) day period, the Affiliated Partner may proceed to complete the transaction with the offeror on the same terms as those contained in the offer.

     Ownership of shares in a corporation, such as the Home Depot stockholders maintain, does allow unrestricted transferability of interests. Generally, Home Depot common stock may be sold on the open securities market without restriction.

     Taxation of Ownership Interest. Limited Partnerships are not separate legal entities and are, therefore, not taxed by federal or state governments; all earnings of a limited partnership are taxed at the individual limited partners' own federal and state tax rates, whether such earnings are distributed to the limited partners or are capitalized. Thus, the Affiliated Partners are subject to federal and state taxation on their respective shares of the earnings of the Affiliated Companies in which they have a Partnership Interest.

     Corporations, as separate legal entities, are taxed by the federal and state government; corporate earnings distributed at the shareholder level are also taxed to the shareholder as personal income. The corporate earnings of Home Depot are thus taxed at the applicable corporate rate; Home Depot dividends and other distributions are, in turn, taxed as personal income to the stockholder recipient of the corporate dividend or distribution.

                             BUSINESS OF HOME DEPOT

GENERAL

     Home Depot is the leading retailer in the home improvement industry and ranks among the 10 largest retailers in the United States based on net sales volume. As of October 27, 1996, Home Depot operated 474 full-service, warehouse-style stores in 35 states in the United States (450 stores) and three provinces in Canada (24 stores). In addition, Home Depot operated five Expo design centers in the United States. As of October 27, 1996, aggregate selling space for all Home Depot locations approximated 50 million square feet. Home Depot's stores average approximately 105,200 square feet of indoor selling space, with an additional 20,000 to 28,000 square feet of outside garden center area. Home Depot's business strategy is to offer the broadest assortment of high-quality merchandise at low "Day-In, Day-Out" warehouse prices through highly-trained and knowledgeable customer service associates. Home Depot employs approximately 100,000 associates.

     Since a large portion of Home Depot's customers are individual homeowners, many of whom may have limited experience in do-it-yourself projects, management considers its associates' knowledge of products and home improvement techniques and applications to be very important to its marketing approach, as well as to its ability to maintain customer satisfaction. Home Depot also offers installation services for a variety of products, which target the buy-it-yourself customer who desires to purchase an item but relies upon a professional for installation services. In addition, Home Depot devotes significant marketing, advertising and service efforts toward attracting professional remodelers and commercial customers.

     Home Depot's stores offer approximately 40,000-50,000 SKUs of high-quality and nationally advertised brand name building materials and home improvement products catering primarily to the do-it-yourself and professional business customer. Product groups include building materials, lumber and floor and wall covering (33.9% of fiscal 1995 sales); plumbing, heating, lighting and electrical supplies (27.7%); seasonal and specialty items (14.8%); hardware and tools (13.2%); and paint and other (10.4%). Home Depot sources its merchandise from approximately 5,400 vendors worldwide, of which no single vendor accounts for as much as 5% of purchases.

     Home Depot expects to increase its store count on a basis consistent with its current policy of not exceeding a maximum new store growth rate of approximately 22% per year. Home Depot plans to open approximately 89 new stores and relocate seven existing stores during fiscal 1996 (of which 81 have been opened and six have been relocated as of January 16, 1997). While it is anticipated that a large number of such stores will be opened in existing markets, Home Depot has opened or plans to open stores in a number of new markets in fiscal 1996, including Little Rock, Louisville, Memphis, Minneapolis/St. Paul, Pittsburgh, St. Louis, Spokane, Syracuse and Windsor, Ontario. Home Depot also plans to open approximately 117 stores, including relocations, in fiscal 1997. As of October 27, 1996, Home Depot owned approximately 73% of its stores (including those owned subject to a ground lease). Home Depot prefers to own its stores, as compared to leasing, since it provides Home Depot with greater levels of operating and financial flexibility.

     For the nine months ended October 27, 1996, Home Depot's sales increased 24% to approximately $14.6 billion and net earnings increased 26% to approximately $686.6 million as compared to the comparable period of fiscal 1995. Comparable store sales for the nine months ended October 27, 1996 increased 7%. Home Depot intends to continue its long-term strategy, where appropriate, of opening new stores within a close vicinity of existing stores that are operating at or above their optimum capacities, thereby intentionally "cannibalizing" certain stores. While such a strategy may initially have a negative impact on the rate of comparable store sales growth, management believes the benefits include increasing customer satisfaction and increasing market share by reducing shopping delays, increasing utilization by existing customers and attracting new customers to more convenient locations. Excluding the impact of cannibalized stores, comparable store sales would have increased 10% for the nine months ended October 27, 1996.

     Home Depot was founded in 1978 in Atlanta, Georgia. Home Depot has been a publicly held company since 1981. Its stock is traded on the New York Stock Exchange under the symbol "HD" and is included in the Standard & Poor's 500 Index. Home Depot's corporate offices are located at 2727 Paces Ferry Road, Atlanta, Georgia 30339-4089, telephone number (770) 433-8211.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                 RESULTS OF OPERATIONS OF MAINTENANCE WAREHOUSE

RESULTS OF OPERATIONS

Nine months ended September 30, 1996 and 1995

     Sales increased 10.1% to $96.7 million in 1996 from $87.8 million in 1995. The increase in sales results from the combination of an increase in the number of SKUs sold by Maintenance Warehouse and the Affiliated Companies, which increased by a net of approximately 800 items during the period, and an increase in the customer base of Maintenance Warehouse and the Affiliated Companies, which grew by approximately 4,600 active customers during the period.

     Gross profit increased by 8.5% to $38.5 million in 1996 from $35.5 million in 1995. Gross margin decreased to 39.9% in 1996 from 40.4% in 1995. The decrease in gross margin occurred due to selected product price changes.

     Operating expenses increased 7.4% to $22.1 million in 1996 from $20.6 million in 1995. As a percentage of sales, operating expense decreased to 22.9% in 1996 from 23.5% in the prior year. This decrease is attributable to improved productivity in the distribution facilities of Maintenance Warehouse and the Affiliated Companies.

     Interest expense increased 9.7% to $1.8 million in 1996 from $1.7 million in 1995. As a percentage of sales, interest expense remained constant at 1.9%. This constant is a result of increased borrowings to finance two additional owned distribution facilities in 1996 offset by lower rates on borrowings during 1996.

     Maintenance Warehouse and the Affiliated Companies' income taxes are immaterial as federal taxes are not paid by the S-Corporation or partnerships and only insignificant amounts of state taxes are paid. Income taxes as a percentage of sales has remained constant at 0.3%.

     Net income increased by 9.9% to $14.3 million in 1996 from $13.0 million in 1995. As a percentage of sales, net income remained constant at 14.8%. This constant is attributable to improved operating expense margins offset by lower gross margins, as described above.

Year ended December 31, 1995 compared to December 31, 1994

     Sales increased 20.6% to $117.0 million in 1995 from $97.0 million in 1994. The increase in sales results from the combination of an increase in the number of SKUs sold by Maintenance Warehouse and the Affiliated Companies, which increased by a net of approximately 1,200 items during 1995, and an increase in the customer base of Maintenance Warehouse and the Affiliated Companies, which grew by approximately 8,500 active customers during 1995. Of the increase in sales, approximately half occurred due to the addition of new customers while half occurred due to the addition of new products.

     Gross profit increased by 25.2% to $47.3 million in 1995 from $37.8 million in 1994. Gross margin increased to 40.4% in 1995 from 38.9% in 1994. The increase in gross margin occurred due to increased volume and trade discounts as a percentage of inventory purchases, selected product price changes and certain vendor product cost reductions.

     Operating expenses increased 19.5% to $27.8 million in 1995 from $23.2 million in 1994. As a percentage of sales, operating expenses decreased to 23.7% in 1995 from 23.9% in 1994. Operating expenses as a percent of sales decreased due to improved productivity in the distribution operations of Maintenance Warehouse and the Affiliated Companies, partially offset by increases in direct marketing expenses.

     Interest expense increased 40.6% to $2.3 million in 1995 from $1.6 million in 1994. As a percentage of sales, interest expense increased 0.2% to 1.9% in 1995 from 1.7% in 1994. This increase is attributable to two additional real estate mortgages for new properties during 1995 and slightly higher interest rates on all borrowings during 1995.

     Maintenance Warehouse and the Affiliated Companies' income taxes are immaterial as federal taxes are not paid by the S-Corporation or partnerships and only insignificant amounts of state taxes are paid. Income taxes as a percentage of sales has remained constant at 0.3%.

     Net income increased by 33.7% to $16.9 million in 1995 from $12.7 million in 1994. As a percentage of sales, net income increased to 14.5% from 13.0%. This increase is attributable to the higher gross margins, lower operating expense margins, partially offset by higher interest expense, as described above.

Year ended December 31, 1994 compared to December 31, 1993

     Sales increased 14.7% to $97.0 million in 1994 from $84.6 million in 1993. The increase in sales results from the combination of an increase in the number of SKUs sold by Maintenance Warehouse and the Affiliated Companies, which increased by a net of approximately 600 items during 1994, and an increase in the customer base of Maintenance Warehouse and the Affiliated Companies, which grew by approximately 11,700 active customers during 1994. Customer growth was focused in the lodging segment of Maintenance Warehouse and the Affiliated Companies which grew by 7,400 new customers.

     Gross profit increased by 13.5% to $37.8 million in 1994 from $33.2 million in 1993. Gross margin decreased slightly to 38.9% in 1994 from 39.3% in 1993. The decrease in gross margin occurred primarily due to the efforts of Maintenance Warehouse and the Affiliated Companies to convert its customers to preferred customer status, which allows them to purchase higher quantities at lower prices, thus negatively affecting margins. In addition, Maintenance Warehouse and the Affiliated Companies faced slight margin pressure due to competition.

     Operating expenses increased 15.2% to $23.2 million in 1994 from $20.2 million in 1993. As a percentage of sales, operating expenses increased slightly to 23.9% in 1994 from 23.8% in 1993. This was a result of increases in general and administrative expenses related to increasing the management depth of Maintenance Warehouse and the Affiliated Companies.

     Interest expense increased 8.4% to $1.6 million in 1994 from $1.5 million in 1993. As a percentage of sales, interest expense decreased to 1.7% in 1994 from 1.8% in 1993. This decrease is attributable to a slight improvement in interest rates charged during 1994.

     Maintenance Warehouse and the Affiliated Companies' income taxes are immaterial as federal taxes are not paid by the S-Corporation or partnerships and only insignificant amounts of state taxes are paid. Income taxes as a percentage of sales has remained constant at 0.3%.

     Net income increased by 12.0% to $12.7 million in 1994 from $11.3 million in 1993. As a percentage of sales, net income decreased to 13.0% from 13.4%. This decrease is attributable to lower gross margins and slightly higher operating expense margins, partially offset by lower interest expense as a percentage of sales, as described above.

LIQUIDITY AND CAPITAL RESOURCES

     Cash flow generated from operations provides Maintenance Warehouse and the Affiliated Companies with a significant source of liquidity. Maintenance Warehouse and the Affiliated Companies distribution policy is to distribute substantially all of the available cash flow to the shareholders and partners each year.

     During 1997, Maintenance Warehouse plans to construct a distribution facility in Cleveland, converting this leased location to a company owned property at an estimated cost of $2.25 million. Maintenance Warehouse's other capital expenditure requirements for 1997 are estimated at $2.5 million, which are primarily comprised of investments in technology assets for corporate and distribution centers and additional leasehold improvements at three distribution center locations.

     During the nine months ended September 30, 1996, Maintenance Warehouse refinanced substantially all of its outstanding indebtedness through credit facilities arranged with Bank of America at improved interest rates. These facilities are guaranteed by a shareholder of Maintenance Warehouse. These facilities contain various restrictive covenants. Subsequent to September 30, 1996, Maintenance Warehouse was not in compliance with certain of these covenants. The bank has granted a waiver with regard to Maintenance Warehouse's requirement to comply with these covenants.

     As of September 30, 1996, Maintenance Warehouse and the Affiliated Companies had $1.0 million in cash and cash equivalents. Management believes that its current cash position, internally generated funds, its credit facility arrangements, and/or its ability to obtain alternative sources of financing should enable Maintenance Warehouse and the Affiliated Companies to meet their capital expenditure requirements through the next several years.

                       BUSINESS OF MAINTENANCE WAREHOUSE

OVERVIEW AND HISTORY

     Maintenance Warehouse is a direct-mail business-to-business marketer of maintenance, repair and operations ("MRO") products to the U.S. building and facilities management market. Maintenance Warehouse offers a broad selection of major brand name and generic products to meet its customers' plumbing, hardware, lighting, appliance, electrical, tools, HVAC, paint supply, janitorial, communications, and other maintenance and repair needs. Maintenance Warehouse's products are used in various segments of facilities management including the multi-family housing, lodging, commercial building, health care facility, industrial plant, institutional (such as military installations, government buildings and correctional facilities) and educational facility markets.

     Maintenance Warehouse's executive offices are located at 5505 Morehouse Drive, Suite 300, San Diego, California 92121 and its telephone number is (619) 552-6200.

INDUSTRY

     Maintenance Warehouse estimates, based on industry sources, that the total U.S. market for the categories of MRO products sold or targeted by Maintenance Warehouse was approximately $10 billion in 1996. The MRO industry is extremely fragmented, with the largest distributors accounting for only a small portion of the market. Maintenance Warehouse believes that in 1996, in terms of sales, it was the largest direct-mail supplier of MRO products to its customer segment in the United States, with a market share of slightly greater than 1%. The MRO market is serviced by multiple channels of distribution, including retail outlets, small distributorship, direct-mail suppliers and large warehouse stores. Direct mail marketers have captured an increasing market share over the past decade.

OPERATING STRATEGY

     Maintenance Warehouse's operating strategy is to expand its business by providing its customers with a low cost, convenient, and dependable solution to the procurement of MRO supplies. This strategy contains the following key elements: (i) maintaining a broad selection of in-stock products; (ii) offering free, same-day shipment for next-day delivery; (iii) striving to provide superior customer service and (iv) continuing an active commitment to technological innovation.

     Broad Product Selection. The ability to satisfy a broad range of a customer's MRO requirements is a key component of Maintenance Warehouse's strategy because Maintenance Warehouse believes that its customers are increasingly consolidating their purchases with fewer suppliers to reduce the administrative burden of dealing with multiple suppliers. By offering over 7,600 products across ten product categories which are replenished through an inventory management system, Maintenance Warehouse strives to provide a "one-stop shopping" concept for its customers.

     Efficient Operations and Control Systems. Maintenance Warehouse's proprietary order entry, fulfillment and delivery system enables it to provide free, next-day delivery via low cost small parcel carriers to over ninety percent (90%) of its potential customers in the United States. Maintenance Warehouse believes that this prompt delivery allows customers to reduce the inventory and carrying costs of maintaining emergency MRO inventory and simplifies life for the maintenance professional.

     Emphasis on Customer Service. Maintenance Warehouse believes that customer service is a key element in becoming a customer's preferred provider of MRO supplies. Maintenance Warehouse supports its customer service with sophisticated information systems and extensive training. In-bound telemarketing representatives are able to utilize systems which inform customers on a real time basis of Maintenance Warehouse's in-stock inventory position, assist in product selection, verify credit information, receive custom orders, source hard-to-find items and provide technical product information.

     Commitment to Technological Innovation. Maintenance Warehouse has developed integrated information systems which include automated call distribution, automatic number identification and integrated inventory marketing and replenishment. Maintenance Warehouse's proprietary software tracks all 7,600 plus SKUs in each of its 13 locations, and enables its customer and call center representatives to review availability, alternative products and pricing.

GROWTH STRATEGY

     Maintenance Warehouse's objective is to become the preferred supplier of MRO supplies to a broad spectrum of building facilities management markets. Maintenance Warehouse's growth strategy consists of the following elements: (i) increasing the breadth of its product line both in existing and new product categories; (ii) expanding its customer base and customer penetration through the expanded distribution of its master catalog; (iii) improving penetration of non-West Coast markets through the use of direct marketing techniques and (iv) leveraging its distribution facilities and infrastructure to exploit end-markets beyond the multi-family and lodging industries.

PRODUCTS & MERCHANDISING

     Maintenance Warehouse currently offers more than 7,600 SKUs in ten product categories. Maintenance Warehouse seeks to satisfy an expanding portion of its customers' MRO needs by increasing SKUs in core categories and adding new categories. Maintenance Warehouse offers products in the following categories: plumbing, hardware, lighting, appliances, electrical, tools, HVAC, paint supplies and sundries, janitorial and communications.

THE MAINTENANCE WAREHOUSE CATALOG

     The Maintenance Warehouse Catalog has historically been Maintenance Warehouse's primary merchandising vehicle and sales and marketing voice. Although Maintenance Warehouse has recently initiated a more targeted and aggressive direct marketing effort, Maintenance Warehouse anticipates that the catalog will continue to be its principal tool to sell products. The catalog features three-tier pricing (based upon volume) for all merchandise and guarantees pricing for the six-month life of the catalog. The catalog is mailed semi-annually in February and August. Maintenance Warehouse currently mails the catalog primarily to customers who were active in the prior period.

OPERATIONS

     Customer Order Entry. Maintenance Warehouse's order processing system is based upon the principle of providing the customer with an easy and pleasant ordering experience. Incoming calls are answered by a customer service representative (a "CSR") shortly after being placed. A computerized system identifies the customer based upon their phone number, and provides the CSR's computer with appropriate account information. CSRs also have immediate access to information on product availability. New inbound phone numbers are automatically captured and entered into the customer database.

     Executional Excellence. Maintenance Warehouse has designed its front end systems to facilitate the logical flow of orders. The management of each order is facilitated by an integrated system which brings together all of the data of Maintenance Warehouse in a single environment. Each order is routed through a Wide Area Network to the most appropriate of Maintenance Warehouse's 13 distribution centers located across the United States, and pick tickets are laser printed in an efficient picking sequence to maximize warehouse efficiency. All catalog items are carried in stock at each warehouse facility and continually replenished through an inventory forecasting system.

     Delivery. Orders are shipped free-of-charge for next-day delivery to over ninety percent (90%) of Maintenance Warehouse's potential customers in the United States. Orders under $25 are assessed a small handling fee. Maintenance Warehouse guarantees same-day shipment of orders placed by 2:00 p.m. in all four time zones.

     Management Information Systems. Maintenance Warehouse's integrated management information system is designed to enable it to receive and process orders, manage inventory, verify credit and payment history, invoice customers, receive payments and manage its proprietary customer support systems. All 13 distribution centers are connected via a Wide Area Network, providing each distribution center with access to all required information, including inventory availability data and a real-time order tracking capability.

COMPETITION

     The distribution of MRO items to the multi-family and lodging markets is highly fragmented and served by multiple channels. The market is principally served by numerous small retailers and local distributors each selling a limited line of MRO supplies to local markets through a direct sales force. Additional distribution channels include broadline regional and national distributors, broadline direct mail suppliers, large warehouse stores and specialty suppliers. Maintenance Warehouse believes that its most direct competition in the multi-family sector comes from a few national firms such as Wilmar Industries, Inc., Barnett Inc. and Century Supply and that the competition in the lodging market is highly fragmented.

REAL ESTATE/FACILITIES

     Maintenance Warehouse's facilities consist of 13 distribution centers and its corporate offices located in San Diego, California. The 13 distribution centers are strategically located to allow Maintenance Warehouse to maintain next-day delivery to over ninety percent (90%) of the population of the United States. Maintenance Warehouse owns ten of its 14 locations. The chart below depicts certain information regarding Maintenance Warehouse's facilities.

                                                                                         YEAR OF
                                                                                         MARKET
                          LOCATION                            SQUARE FEET    OWNERSHIP    ENTRY
                          --------                            -----------    ---------   -------
Atlanta, GA.................................................     35,000       Owned       1984
Cleveland, OH...............................................     24,000       Leased      1992
Dallas, TX..................................................     58,000(1)    Owned       1983
Denver, CO..................................................     67,000(2)    Owned       1991
Hartford, CT................................................     58,800       Owned       1987
Fontana, CA.................................................     68,500       Owned       1981
Madison, WI.................................................     35,500       Leased      1993
Richmond, VA................................................     40,000       Owned       1990
Sacramento, CA..............................................     58,800       Owned       1996
St. Louis, MO...............................................     79,100       Owned       1992
San Diego, CA...............................................     38,000       Owned       1973
Seattle, WA.................................................     28,900       Leased      1989
Tampa, FL...................................................     16,200       Leased      1992
San Diego, CA(3)............................................     72,500       Owned        N/A
                                                                -------
          Total.............................................    680,300

---------------

(1) Includes approximately 31,500 square feet sublet to others.
(2) Includes approximately 46,000 square feet sublet to others.
(3) Corporate headquarters.

EMPLOYEES

     As of December 31, 1996, Maintenance Warehouse employed a total of 380 employees, including 232 employees at Corporate offices and 148 employees at Maintenance Warehouse's 13 distribution centers.

                  MAINTENANCE WAREHOUSE PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information known to Maintenance Warehouse with respect to beneficial ownership of the Maintenance Warehouse Common Stock as of December 31, 1996, by (i) each shareholder who is known by Maintenance Warehouse to own beneficially more than 5% of the Maintenance Warehouse Common Stock; (ii) the Chief Executive Officer and the four other most highly compensated executive officers of Maintenance Warehouse on January 15, 1997; (iii) each director; and (iv) all executive officers and directors of Maintenance Warehouse as a group.

                                                           BENEFICIAL OWNERSHIP(1)
                               --------------------------------------------------------------------------------
                                                     PERCENT OF TOTAL                          PERCENT OF TOTAL
                                                        MAINTENANCE           SHARES OF           HOME DEPOT
                               NUMBER OF SHARES OF   WAREHOUSE COMMON        HOME DEPOT          COMMON STOCK
                                   MAINTENANCE       STOCK OUTSTANDING      COMMON STOCK         OUTSTANDING
                                WAREHOUSE COMMON           PRIOR         BENEFICIALLY OWNED         AFTER
      BENEFICIAL OWNERS               STOCK            TO THE MERGER     AFTER THE MERGER(2)    THE MERGER(3)
      -----------------        -------------------   -----------------   -------------------   ----------------
Neeley Revocable Family
  Trust(4)...................         5,700                 57.0%             2,683,877             *
  5505 Morehouse Drive
  San Diego, CA 92121
Jonathan Lee Neeley(5).......         1,000                 10.0%               470,856             *
  5505 Morehouse Drive
  San Diego, CA 92121
Steven Lee Neeley(6).........           750                  7.5%               353,142             *
  5505 Morehouse Drive
  San Diego, CA 92121
Jon Gilbert..................           900                  9.0%               423,770             *
  5505 Morehouse Drive
  San Diego, CA 92121
David J. Dorne and Bankers
  Trust Company(7)...........         1,099                 11.0%               517,941             *
  750 "B" Street, Suite 2100
  San Diego, CA 92101
Ronald Turk..................            --                   --                     --                 --
Beth Rush....................            --                   --                     --                 --
All directors and current
  executive officers as a
  group (6 persons)..........         7,600                 76.0%             3,578,503

---------------

(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,000 shares outstanding on January 15, 1997.
(2) Calculated by multiplying the number of shares of Maintenance Warehouse Common Stock beneficially owned on such date by an assumed Conversion Amount of $24,543.35, and based on an assumed Average Closing Price of $52.125, the closing price of the Home Depot Common Stock on the New York Stock Exchange on January 21, 1997, and rounded down to the nearest whole share. It is expected that each Maintenance Warehouse Shareholder will receive, depending on the Average Closing Price, between 446.242 and
     522.199 shares of Home Depot Common Stock (or cash for fractional shares) in exchange for each share of Maintenance Warehouse Common Stock owned by such shareholder.
(3) Based on 480,452,578 shares of Home Depot Common Stock outstanding January 21, 1997, plus the additional shares estimated to be issued in the Principal Merger. Does not include shares which will be issued in the Affiliated Merger. See "Ownership of Affiliated Partnership Interests."

(4) Ronald L. Neeley, Chief Executive Officer and Chairman of the Board, and Lucille A. Neeley, President, Chief Operating Officer and a Director are co-trustees of the Neeley Revocable Family Trust, and, in such capacity, share voting and investment power over the shares of the Maintenance Warehouse Common Stock held by the Trust. Does not include shares beneficially owned by the adult children of Ronald Neeley and Lucille Neeley, as to which Mr. and Mrs. Neeley disclaim beneficial ownership.
(5) Shares are held by the Jonathan Lee Neeley Trust of which Mr. Jonathan Lee Neeley is sole trustee. Does not include 183 shares held by the Jonathan Neeley 1996 Trust, as to which Mr. Jonathan Lee Neeley disclaims beneficial ownership.
(6) Shares are held by the Steven Lee Neeley Trust of which Mr. Steven Lee Neeley is sole trustee. Does not include 383 shares held by the Steven Neeley 1996 Trust, as to which Mr. Steven Lee Neeley disclaims beneficial ownership.
(7) David J. Dorne and Bankers Trust Company are co-trustees of, and share voting and investment control over, the shares of Maintenance Warehouse Common Stock held by the following trusts: The Alison Neeley 1996 Trust (533 shares); The Steven Lee Neeley 1996 Trust (383 shares); and the Jonathan Lee Neeley 1996 Trust (183 shares). Does not include 100 shares held in a separate trust for the benefit of Mr. Jon Gilbert's children, of which Mr. Dorne is trustee.
  * Less than one percent (1%).

                        BUSINESS OF AFFILIATED COMPANIES

     Each of the Affiliated Companies is a California limited partnership which was formed for the purpose of, and is in the primary business of, owning certain of the Maintenance Warehouse distribution centers and the Maintenance Warehouse corporate office. The Affiliated Companies lease the distribution centers and the corporate office to Maintenance Warehouse.

     The table below sets forth each of the Affiliated Companies and the respective distribution center or the corporate headquarters, which it owns:

                   AFFILIATED COMPANIES                         FACILITY LOCATION
                   --------------------                         -----------------
86 Warehouse II...........................................  San Diego, California
86 Warehouse III..........................................  Denver, Colorado(1)
DFW Warehouse Four Limited Partnership....................  Dallas, Texas
MWAC One..................................................  San Diego, California(2)
Denver Warehouse Five.....................................  Denver, Colorado
Fontana Warehouse Six.....................................  Fontana, California
ATL Warehouse Seven.......................................  Atlanta, Georgia
Richmond Warehouse Eight..................................  Richmond, Virginia
St. Louis Warehouse Nine..................................  St. Louis, Missouri

---------------

(1) 86 Warehouse III and Denver Warehouse Five each hold an ownership interest in the distribution center in Denver, Colorado.
(2) Corporate headquarters.

                       OWNERSHIP OF PARTNERSHIP INTERESTS

     The following table sets forth information known to the Affiliated Companies with respect to the beneficial ownership of each of the Affiliated Companies as of January 15, 1997. The net book value attributed to each Affiliated Company on Schedule A to the Affiliated Merger Agreement is in parentheses next to the name of the Affiliated Company.

                                                                                 SHARES OF
                                                                                HOME DEPOT
                                                              PERCENTAGE       COMMON STOCK
                    AFFILIATED COMPANIES                      PARTNERSHIP   BENEFICIALLY OWNED
                        AND PARTNERS                           INTEREST     AFTER THE MERGER(1)
                    --------------------                      -----------   -------------------
86 WAREHOUSE II ($46,714)
  General Partner
     MWAC Real Estate, Inc.(2)..............................      4.60%               41
  Limited Partners
     Neeley Revocable Family Trust..........................     30.00%              268
     Warehouse One..........................................     56.14%              503
     Jon S. Gilbert.........................................      9.26%               82
86 WAREHOUSE III ($105,608)
  General Partner
     MWAC Real Estate, Inc.(2)..............................      5.00%              101
  Limited Partners
     Neeley Revocable Family Trust..........................      85.0%            1,722
     Jon S. Gilbert.........................................      10.0%              202
DFW WAREHOUSE FOUR LIMITED PARTNERSHIP ($15,873)
  General Partner
     MWAC Real Estate, Inc.(2)..............................      5.00%               15
  Limited Partners
     Neeley Revocable Family Trust..........................     10.00%               30
     Jon S. Gilbert.........................................     10.00%               30
     Jonathan Neeley........................................     25.00%               76
     Steven Neeley..........................................     25.00%               76
     Alison Neeley..........................................     25.00%               76
MWAC ONE  ($22,175)
  General Partner
     MWAC Real Estate, Inc.(2)..............................      5.00%               21
  Limited Partners
     Neeley Revocable Family Trust..........................     25.00%              106
     Jon S. Gilbert.........................................     10.00%               42
     Jonathan Neeley........................................     20.00%               85
     Steven Neeley..........................................     20.00%               85
     Alison Neeley..........................................     20.00%               85
DENVER WAREHOUSE FIVE  ($292,949)
  General Partner
     MWAC Real Estate, Inc.(2)..............................     10.02%              563
  Limited Partners
     Jon S. Gilbert.........................................     10.00%              562
     Jonathan Neeley........................................     26.66%            1,498
     Steven Neeley..........................................     26.66%            1,498
     Alison Neeley..........................................     26.66%            1,498

                                                                                 SHARES OF
                                                                                HOME DEPOT
                                                              PERCENTAGE       COMMON STOCK
                    AFFILIATED COMPANIES                      PARTNERSHIP   BENEFICIALLY OWNED
                        AND PARTNERS                           INTEREST     AFTER THE MERGER(1)
                    --------------------                      -----------   -------------------
FONTANA WAREHOUSE SIX  ($105,608)
  General Partner
     MWAC Real Estate, Inc.(2)..............................     10.02%              203
  Limited Partners
     Jon S. Gilbert.........................................     10.00%              202
     Jonathan Neeley........................................     26.66%              540
     Steven Neeley..........................................     26.66%              540
     Alison Neeley..........................................     26.66%              540
ATL WAREHOUSE SEVEN  ($222,651)
  General Partner
     MWAC Real Estate, Inc.(2)..............................     10.02%              428
  Limited Partners
     Jon S. Gilbert.........................................     10.00%              427
     Jonathan Neeley........................................     26.66%            1,138
     Steven Neeley..........................................     26.66%            1,138
     Alison Neeley..........................................     26.66%            1,138
RICHMOND WAREHOUSE EIGHT  ($262,562)
  General Partner
     MWAC Real Estate, Inc.(2)..............................     10.02%              504
  Limited Partners
     Jon S. Gilbert.........................................     10.00%              503
     Jonathan Neeley........................................     26.66%            1,342
     Steven Neeley..........................................     26.66%            1,342
     Alison Neeley..........................................     26.66%            1,342
ST. LOUIS WAREHOUSE NINE  ($351,453)
  General Partner
     MWAC Real Estate, Inc.(2)..............................     10.00%              674
  Limited Partners
     Neeley Revocable Family Trust..........................     80.00%            5,394
     Jon S. Gilbert.........................................     10.00%              674

---------------

(1) Calculated by multiplying the respective partnership interest by the respective value of the Affiliated Company (as set forth in Schedule A to the Affiliated Merger Agreement), and divided by an assumed Average Closing Price of $52.125, the closing price of the Home Depot Common Stock as reported on a consolidated basis on the New York Stock Exchange on January 21, 1997, and rounded down to the nearest whole share. It is expected that the Affiliated Partners will receive, in the aggregate and depending on the Average Closing Price, between 25,919 and 30,331 shares of Home Depot Common Stock.
(2) All of the shares of MWAC Real Estate, Inc. are owned by the Neeley Revocable Family Trust.

                                    EXPERTS

     The consolidated financial statements of The Home Depot, Inc. and subsidiaries as of January 28, 1996 and January 29, 1995, and for each of the years in the three-year period ended January 28, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Maintenance Warehouse/America Corp. and affiliates as of December 31, 1995, and for the year then ended have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this registration statement, and included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Home Depot Common Stock being registered under the Registration Statement of which this Proxy Statement/Prospectus forms a part will be passed upon for Home Depot by King & Spalding, Atlanta, Georgia. Certain legal matters in connection with the Merger will be passed upon for Maintenance Warehouse and the Affiliated Companies by Selzer Caplan Wilkins & McMahon, San Diego, California and Latham & Watkins, San Diego, California.

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in Home Depot's proxy solicitation materials for its 1998 Annual Meeting of Stockholders, any stockholder proposal to be considered at such meeting must be received by the Secretary of Home Depot on or before December 17, 1997. Any such proposal will be subject to the requirements contained in the Home Depot Bylaws relating to stockholder proposals and the proxy rules under the Exchange Act. See "Comparison of Rights of Holders of Maintenance Warehouse Common Stock and Home Depot Common Stock."

                             MAINTENANCE WAREHOUSE

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Deloitte & Touche LLP, Independent Accountants....   F-2
Combined Balance Sheets.....................................   F-3
Combined Statements of Income and Owners' Equity............   F-4
Combined Statements of Cash Flows...........................   F-5
Notes to Combined Financial Statements......................   F-6

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Owners of
Maintenance Warehouse/America Corp. and affiliates:

     We have audited the accompanying combined balance sheet of Maintenance Warehouse/America Corp. and affiliates as of December 31, 1995, and the related combined statements of income and owners' equity, and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1995 combined financial statements present fairly, in all material respects, the financial position of Maintenance Warehouse/America Corp. and affiliates as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

(DELOITTE & TOUCHE LLP)

January 17, 1997

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

                            COMBINED BALANCE SHEETS

                                                                DECEMBER 31,
                                                          -------------------------   SEPTEMBER 30,
                                                             1994          1995           1996
                                                          -----------   -----------   -------------
                                                          (UNAUDITED)                  (UNAUDITED)
                                              ASSETS
Current assets:
  Cash..................................................  $   863,975   $   733,881    $ 1,042,161
  Accounts receivable, net (Note 3).....................    8,594,325     9,896,556     12,062,759
  Due from related parties (Note 4).....................      765,067     2,381,860        298,640
  Inventory.............................................   12,487,336    14,506,713     16,582,331
  Prepaid expenses and other............................      382,912       375,185        617,393
                                                          -----------   -----------    -----------
          Total current assets..........................   23,093,615    27,894,195     30,603,284
                                                          -----------   -----------    -----------
Property and equipment, net (Note 5)....................   22,047,378    24,586,300     27,256,126
Other assets............................................      190,955       156,348        376,964
                                                          -----------   -----------    -----------
          Total assets..................................  $45,331,948   $52,636,843    $58,236,374
                                                          ===========   ===========    ===========

                                  LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Bank checks outstanding...............................  $ 1,071,390   $ 1,899,475    $ 1,578,134
  Due to related parties................................           --       260,980      4,830,677
  Note payable to bank (Notes 6 and 7)..................    9,611,000    12,608,000     10,444,665
  Current portion of long-term debt (Note 7)............      242,878       335,963        618,211
  Current portion of long-term debt, related parties
     (Note 7)...........................................       42,746        91,193        134,586
  Accounts payable......................................    7,035,580     6,142,475      7,549,753
  Accrued liabilities...................................    2,261,595     3,087,690      2,745,073
  Tenant deposits.......................................       37,538        38,738         18,375
                                                          -----------   -----------    -----------
          Total current liabilities.....................   20,302,727    24,464,514     27,919,474
                                                          -----------   -----------    -----------
Long-term debt, less current portion (Note 7)...........   11,253,750    10,973,963     15,585,058
Long-term debt, related parties, less current portion
  (Note 7)..............................................    4,424,500     6,170,133      1,100,879
Commitments (Note 10)
Owners' equity (Note 8).................................    9,350,971    11,028,233     13,630,963
                                                          -----------   -----------    -----------
Total liabilities and owners' equity....................  $45,331,948   $52,636,843    $58,236,374
                                                          ===========   ===========    ===========

                             See accompanying notes

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

                COMBINED STATEMENTS OF INCOME AND OWNERS' EQUITY

                                                                               NINE MONTHS ENDED
                                       YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                              ------------------------------------------   --------------------------
                                  1993           1994           1995          1995           1996
                              ------------   ------------   ------------   -----------   ------------
                              (UNAUDITED)    (UNAUDITED)                   (UNAUDITED)   (UNAUDITED)
Net sales...................  $ 84,581,754   $ 97,044,330   $117,037,418   $87,829,432   $ 96,673,137
Cost of sales...............    51,335,999     59,294,200     69,778,051    52,304,608     58,131,036
                              ------------   ------------   ------------   -----------   ------------
Gross profit................    33,245,755     37,750,130     47,259,367    35,524,824     38,542,101
                              ------------   ------------   ------------   -----------   ------------
Distribution center
  expenses..................     9,328,877     10,845,876     12,141,946     9,111,343      9,303,993
General and
  administrative............    10,838,418     12,396,099     15,627,609    11,485,842     12,825,856
                              ------------   ------------   ------------   -----------   ------------
Total operating expenses....    20,167,295     23,241,975     27,769,555    20,597,185     22,129,849
                              ------------   ------------   ------------   -----------   ------------
Income from operations......    13,078,460     14,508,155     19,489,812    14,927,639     16,412,252
Interest expense............     1,481,107      1,604,783      2,255,685     1,662,918      1,824,726
                              ------------   ------------   ------------   -----------   ------------
Income before income
  taxes.....................    11,597,353     12,903,372     17,234,127    13,264,721     14,587,526
Income taxes................       291,600        243,200        311,200       247,400        285,200
                              ------------   ------------   ------------   -----------   ------------
Net income..................    11,305,753     12,660,172     16,922,927    13,017,321     14,302,326
Owners' equity, beginning of
  period....................     8,905,246      8,370,686      9,350,971     9,350,971     11,028,233
Capital contributions.......       250,000        350,000             --            --             --
Distributions paid..........   (12,090,313)   (12,029,887)   (15,245,665)   (9,846,781)   (11,699,596)
                              ------------   ------------   ------------   -----------   ------------
Owners' equity, end of
  period....................  $  8,370,686   $  9,350,971   $ 11,028,233   $12,521,511   $ 13,630,963
                              ============   ============   ============   ===========   ============

                             See accompanying notes

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                        NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                       ------------------------------------------   --------------------------
                                           1993           1994           1995          1995           1996
                                       ------------   ------------   ------------   -----------   ------------
                                       (UNAUDITED)    (UNAUDITED)                   (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES:
Net income...........................  $ 11,305,753   $ 12,660,172   $ 16,922,927   $13,017,321   $ 14,302,326
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization......     1,524,921      1,710,715      1,879,660     1,391,628      1,413,959
  (Gain)/loss on disposition of
     assets..........................            69        (18,524)       (21,799)      (21,799)        61,312
  Changes in operating assets and
     liabilities:
     Accounts receivable.............    (1,218,269)    (1,356,006)    (1,302,231)   (2,651,062)    (2,166,203)
     Due from related parties........      (198,453)      (566,614)    (1,616,793)      318,672      2,086,784
     Inventories.....................    (2,211,750)      (374,625)    (2,019,377)   (2,295,535)    (2,075,618)
     Prepaid expenses and other......      (254,241)       213,300          7,727       (20,659)      (242,208)
     Other assets....................        29,576        (42,091)        18,081        25,470       (257,274)
     Due to related parties..........            --             --        260,980       190,490      4,830,677
     Accounts payable................     1,444,366      1,164,476       (893,105)        9,877      1,407,278
     Accrued liabilities.............      (175,369)       878,182        826,095       698,460       (342,617)
     Tenant deposits.................            --             --          1,200            --        (20,363)
                                       ------------   ------------   ------------   -----------   ------------
Net cash provided by operating
  activities.........................    10,246,603     14,268,985     14,063,365    10,662,863     18,998,053
                                       ------------   ------------   ------------   -----------   ------------
INVESTING ACTIVITIES:
Proceeds from sale of property and
  equipment..........................         3,200         25,998         23,627        23,627          6,280
Purchases of property and
  equipment..........................      (723,941)    (4,520,539)    (4,403,884)   (3,539,310)    (4,379,263)
                                       ------------   ------------   ------------   -----------   ------------
Net cash used by investing
  activities.........................      (720,741)    (4,494,541)    (4,380,257)   (3,515,683)    (4,372,983)
                                       ------------   ------------   ------------   -----------   ------------
FINANCING ACTIVITIES:
Increase (decrease) in bank checks
  outstanding........................       233,121        191,188        828,085       206,710       (321,341)
Net borrowings (repayments) under
  bank agreements....................     2,918,000      3,816,000      2,997,000       683,000     (2,163,335)
Proceeds from long-term borrowings...     1,000,000      1,901,930      1,885,000     1,907,568     17,159,785
Payments on long-term borrowings.....    (1,780,764)    (4,075,860)      (277,622)     (226,353)   (17,292,303)
Distributions paid...................   (12,090,313)   (12,029,887)   (15,245,665)   (9,846,781)   (11,699,596)
Capital contributions................       250,000        350,000             --            --             --
                                       ------------   ------------   ------------   -----------   ------------
Net cash used by financing
  activities.........................    (9,469,956)    (9,846,629)    (9,813,202)   (7,275,856)   (14,316,790)
                                       ------------   ------------   ------------   -----------   ------------
Net increase(decrease) in cash.......        55,906        (72,185)      (130,094)     (128,676)       308,280
Cash at beginning of period..........       880,254        936,160        863,975       863,975        733,881
                                       ------------   ------------   ------------   -----------   ------------
Cash at end of period................  $    936,160   $    863,975   $    733,881   $   735,299   $  1,042,161
                                       ============   ============   ============   ===========   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
Cash paid during the period for:
Interest.............................  $  1,534,836   $  1,645,035   $  2,177,973   $ 1,622,563   $  1,761,880
Income taxes.........................  $    314,845   $    216,891   $    291,449   $   277,262   $    298,649

                             See accompanying notes

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    (INFORMATION AS OF DECEMBER 31, 1994 AND SEPTEMBER 30, 1996 AND FOR THE
      YEARS ENDED DECEMBER 31, 1993 AND 1994 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Maintenance Warehouse/America Corp. ("Maintenance Warehouse") was formed January 25, 1985. Maintenance Warehouse is a nationwide leader in supplying maintenance, repair and operations (MRO) products to multi-unit housing, lodging and commercial building customers. Maintenance Warehouse's semi-annually distributed catalog features over 7,000 products which are ordered primarily by business customers using Maintenance Warehouse's nationwide, inbound WATS (800) telephone and fax lines. Orders are filled through a network of 13 strategically located distribution centers which allow for "next day" delivery service to more than 90% of the nation's population.

     86 Warehouse II, LP; 86 Warehouse III, LP; DFW Warehouse Four, LP; Denver Warehouse Five, LP; Fontana Warehouse Six, LP; ATL Warehouse Seven, LP; Richmond Warehouse Eight, LP; St. Louis Warehouse Nine, LP and MWAC One, LP (collectively the "Partnerships") are all California limited partnerships which are controlled by the shareholders of Maintenance Warehouse. The Partnerships are in the business of leasing to Maintenance Warehouse certain of Maintenance Warehouse's operating facilities and its corporate office.

PRINCIPLES OF COMBINING

     The combined financial statements include the accounts of Maintenance Warehouse and the Partnerships (collectively "the Company"). All significant accounts and transactions between Maintenance Warehouse and the Partnerships have been eliminated in the combined financial statements.

FISCAL YEAR

     Maintenance Warehouse's fiscal year is on a 52-53 week basis and ends on the Sunday nearest to December 31. However, for ease of presentation, all fiscal years in this report are referred to as having ended on December 31. All nine month periods in this report are referred to as having ended September 30. The fiscal years ended December 31, 1995, 1994 and 1993 were 52, 52 and 53 week years, respectively. The Partnerships are calendar year entities and consequently their year ends on December 31.

INVENTORIES

     Inventories are valued at the lower of average cost or market value.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and leasehold improvements........................  15 to 39 years
Vehicles and equipment......................................  5 to 15 years

     Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful lives of the improvements.

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

INCOME TAXES

     Federal and state income taxes on the taxable income of the Partnerships is the responsibility of the individual partners. Therefore, the provision for income taxes in the combined financial statements does not include any taxes on taxable income of the Partnerships. Maintenance Warehouse has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, Maintenance Warehouse does not pay corporate federal income tax on its current income. Maintenance Warehouse's shareholders are liable for federal income taxes on their respective portion of Maintenance Warehouse's taxable income. For state purposes, certain states do not recognize comparable tax treatment for Subchapter S. Accordingly, the provision for income taxes in the combined financial statements includes Maintenance Warehouse's tax liability to these states.

CONCENTRATION OF CREDIT RISK

     During 1993, 1994 and 1995 the majority of sales and the related accounts receivable were from apartment owners and related management companies throughout the United States. The Company performs ongoing credit evaluations of its customers and does not require collateral. Reserves for doubtful accounts are maintained by the Company; to date such losses have been insignificant and within management expectations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform with the current year presentation.

UNAUDITED FINANCIAL INFORMATION

     The combined financial information for the nine months ended September 30, 1995 and 1996, included in the combined financial statements and notes thereto, is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of such information.

     Information for the nine months ended September 30, 1996 is not necessarily indicative of the results to be expected for the entire year.

2.  SUBSEQUENT EVENT

     On January 16, 1997, the Company entered into a definitive agreement with The Home Depot, Inc. to exchange all of the common stock and partnership interests of the Company for shares of The Home Depot, Inc. common stock. This agreement is subject to regulatory approval and customary closing conditions. This merger is expected to be accounted for as a "pooling of interests".

3.  ACCOUNTS RECEIVABLE

     Accounts receivable are shown net of allowance for doubtful accounts of $125,000 and $150,000 at December 31, 1994 and 1995, respectively.

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

4.  RELATED PARTY TRANSACTIONS

     Due from related parties consists of net advances made to affiliates of the Company. Advances bear interest at various rates up to the prime rate (8.5% as of December 31, 1995). The Company recorded interest income related to these advances of $43,039 and $33,567 in 1994 and 1995, respectively (no interest was recorded in 1993). Purchases of inventory from an affiliate amounted to $121,442, $654,746 and $645,185 in 1993, 1994 and 1995, respectively.

5.  PROPERTY AND EQUIPMENT

     Property and equipment summarized by major classifications, is as follows:

                                                               1994           1995
                                                            -----------    -----------
Land......................................................  $ 5,708,026    $ 5,708,026
Buildings.................................................   13,285,256     15,438,024
Vehicles..................................................      565,201        721,146
Furniture and equipment...................................    4,910,172      5,041,190
Leasehold improvements....................................    2,475,466      2,536,881
Computer equipment........................................    2,832,703      4,318,279
Assets not yet in service.................................      132,270        287,174
                                                            -----------    -----------
                                                             29,909,094     34,050,720
Less accumulated depreciation and amortization............   (7,861,716)    (9,464,420)
                                                            -----------    -----------
                                                            $22,047,378    $24,586,300
                                                            ===========    ===========

6.  NOTE PAYABLE TO BANK

     Note payable to bank consists of advances under a line of credit agreement. At December 31, 1995, the maximum amount of the line was $15,750,000. Amounts borrowed under the agreement are charged interest at various indexed rates (6.98% to 9.0% during 1995). This credit line is part of a Credit Facility Commitment provided by the bank which was due to expire May 1, 1996.

     In April 1996, Maintenance Warehouse refinanced the existing bank credit line with a new bank credit line agreement (the "Agreement") which provides for an expiration date of May 1, 1998. The Agreement is guaranteed by certain shareholders of Maintenance Warehouse. Under the terms of the Agreement, this debt is secured by Maintenance Warehouse's accounts receivable, inventory and all of its personal property. Furthermore, the Agreement contains certain restrictive covenants including those with respect to working capital, tangible net worth, quarterly net profits and personal property lease payments. Subsequent to September 30, 1996, Maintenance Warehouse was not in compliance with the covenants regarding tangible net worth and use of credit line proceeds. The bank has granted a waiver with regard to Maintenance Warehouse's requirement to comply with these covenants.

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

7.  LONG-TERM DEBT

     During the period of May 1996 through July 1996, substantially all mortgage debt was refinanced with variable rate mortgages with due dates that range from 2 to 10 years. These new mortgages are also collateralized by first trust deeds on land and buildings.

     Long-term debt at December 31 consists of the following:

                                                                 1994          1995
                                                              -----------   -----------
DUE TO NON-RELATED PARTIES:
Variable rate mortgages, due in monthly installments ranging from $8,180 to $43,627, with interest at rates ranging
  from 7.875% to 9.5%, collateralized by a first trust deed
  on land and buildings with a net book value of $13,853,553
  at December 31, 1995......................................  $10,999,782   $10,943,975
Variable rate term loan payable in monthly installments of
  $11,766 through November 1998, collateralized by equipment
  with a net book value of $386,001 at December 31, 1995....      473,413       365,951
3.4% equipment note payable in monthly installments of
  $1,713 through 1995.......................................       23,433            --
                                                              -----------   -----------
                                                               11,496,628    11,309,926
Less current maturities.....................................     (242,878)     (335,963)
                                                              -----------   -----------
                                                              $11,253,750   $10,973,963
                                                              ===========   ===========
DUE TO RELATED PARTIES:
Variable rate mortgages with related parties, due in monthly installments ranging from $9,319 to $18,481, with interest at rates ranging from 8.031% to 9.5%, collateralized by a
  first trust deed on land and buildings with a net book
  value of $4,591,560 at December 31, 1995..................  $ 4,412,246   $ 6,261,326
Unsecured construction loan.................................       55,000            --
                                                              -----------   -----------
                                                                4,467,246     6,261,326
Less current maturities.....................................      (42,746)      (91,193)
                                                              -----------   -----------
                                                              $ 4,424,500   $ 6,170,133
                                                              ===========   ===========

     At December 31, 1995 future minimum principal payments due under the refinanced debt terms are as follows:

1996........................................................  $   427,156
1997........................................................      757,043
1998........................................................      756,022
1999........................................................      631,526
2000........................................................      631,526
Thereafter..................................................   14,367,978
                                                              -----------
                                                              $17,571,251
                                                              ===========

     Total interest incurred on long-term debt and note payable to bank for the years ended December 31, 1993, 1994 and 1995, amounted to $1,269,713, $1,413,573 and $1,769,774, respectively.

8. OWNERS' EQUITY

     Maintenance Warehouse's capital structure consists of 10,000,000 authorized shares of no par value common stock. As of December 31, 1995, 10,000 shares of common stock were issued and outstanding. At December 31, 1995, owners' equity includes retained earnings which consists of $4,441,606 of income taxed

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

to shareholders, but not distributed and $4,461,616 of retained earnings accumulated prior to the Maintenance Warehouse Subchapter S election.

9.  EMPLOYEE BENEFIT PLAN

     Maintenance Warehouse has a 401(k) plan which covers substantially all employees that have attained the age of 21 and completed one year of service. Maintenance Warehouse matches 300% of the employees' contributions (up to 3.5% of the employee's gross compensation). Maintenance Warehouse contributions aggregated $528,113, $569,264 and $675,741 for the years ended December 31, 1993, 1994 and 1995, respectively.

10.  COMMITMENTS

     Maintenance Warehouse conducts certain of its operations from leased facilities. These leases expire at various dates through September 2001, and provide for additional payments through cost of living index changes, property tax payments, utilities and maintenance. There are options to renew certain of these leases, varying from one to five year periods, at an increased monthly rental.

     Rent expense relating to leases for the years ended December 31, 1993, 1994 and 1995 was $588,532, $635,963 and $570,324, respectively.

     Future minimum rental payments due under operating leases as of December 31, 1995 are as follows:

  1996........................................................  $  466,698
  1997........................................................     213,954
  1998........................................................     148,440
  1999........................................................     152,760
  2000........................................................     157,080
  Thereafter..................................................     120,240
                                                                ----------
                                                                $1,259,172
                                                                ==========

11.  RENTAL INCOME UNDER OPERATING LEASES

     Maintenance Warehouse subleases a portion of its Corporate offices and operating warehouse facilities. These subleases expire at various dates through August 1999, and provide for additional payments through cost of living index changes, property tax payments, utilities and maintenance. Rental income received on the subleases was $543,713, $544,629 and $481,418 in 1993, 1994 and
1995, respectively.

     The following is a schedule of future minimum rental receipts under these subleases as of December 31, 1995:

1996........................................................  $455,576
1997........................................................   205,186
1998........................................................   111,772
1999........................................................    74,514
2000........................................................        --
                                                              --------
                                                              $847,048
                                                              ========

12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable, bank checks outstanding and accounts payable approximate fair market value because of the short maturity of those instruments.

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

     The fair values of notes payable to bank and long-term debt (Notes 6 and 7) are estimated to approximate the carrying amount. The interest rates charged on these credit facilities reflect current market rates and are either variable or may be fixed for short-term periods.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV, Section 4, of the Registrant's Restated By-Laws provides that to the fullest extent permitted by Delaware law, each former, present or future, director, officer, employee or agent of the Registrant, and each person who may serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Registrant in all events.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

     In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     a. Exhibits


EXHIBIT                                DESCRIPTION
-------                                -----------
  *2.1     --  Principal Merger Agreement dated as of January 16, 1997, by and among Registrant, Home Depot Sub, Inc., Maintenance
               Warehouse/America Corp. and the shareholders of Maintenance
               Warehouse/America Corp. (included as Annex A of the Proxy
               Statement/Prospectus which forms a part of this Registration
               Statement)
  *2.2     --  Affiliated Merger Agreement dated as of January 16, 1997 by and among Registrant and certain affiliated property
               partnerships (included as Annex B of the Proxy
               Statement/Prospectus which forms a part of this Registration
               Statement)
  *4.1     --  Specimen Common Stock Certificate
   4.2     --  Form of Escrow Agreement (included as Annex C of the Proxy
               Statement/Prospectus which forms a part of this Registration
               Statement)
  *5.1     --  Form of Opinion of King & Spalding
  *8.1     --  Form of Opinion of King & Spalding as to tax matters
  23.1     --  Consent of KPMG Peat Marwick LLP
  23.2     --  Consent of Deloitte & Touche LLP
  23.3     --  Consent of King & Spalding (included in Exhibit 5.1)
 *24.1     --  Power of attorney of certain directors of Registrant signing this Registration Statement
  99.1     --  Form of Proxy


---------------

* Previously filed.

     b. Financial Statement Schedules.

        None.

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 13, 1997.


                                          The Home Depot, Inc.

                                          By:       /s/ BERNARD MARCUS
                                            ------------------------------------
                                                       Bernard Marcus


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated below on February 13, 1997.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                   /s/ BERNARD MARCUS                     Chairman of the Board, Chief Executive
--------------------------------------------------------    Officer and Secretary (Principal Executive
                     Bernard Marcus                         Officer)

                  /s/ ARTHUR M. BLANK                     President, Chief Operating Officer and
--------------------------------------------------------    Director
                    Arthur M. Blank

                  /s/ RONALD M. BRILL                     Executive Vice President, Chief
--------------------------------------------------------    Administrative Officer, Assistant
                    Ronald M. Brill                         Secretary and Director

                           *                              Director
--------------------------------------------------------
                      Frank Borman

                           *                              Director
--------------------------------------------------------
                   John L. Clendenin

                           *                              Director
--------------------------------------------------------
                    Johnetta B. Cole

                           *                              Director
--------------------------------------------------------
                      Berry R. Cox

                  /s/ MARSHALL L. DAY                     Senior Vice President and Chief Financial
--------------------------------------------------------    Officer (Principal Financial and
                    Marshall L. Day                         Accounting Officer)

                           *                              Director
--------------------------------------------------------
                 Milledge A. Hart, III

                           *                              Director
--------------------------------------------------------
                    Donald R. Keough

                           *                              Director
--------------------------------------------------------
                   Kenneth G. Langone

                           *                              Director
--------------------------------------------------------
                     M. Faye Wilson

                *By: /s/ BERNARD MARCUS
  ---------------------------------------------------
                     Bernard Marcus
                    Attorney-in-fact

EXHIBIT                                DESCRIPTION
-------                                -----------
 *2.1      --  Merger Agreement dated as of January 16, 1997, by and among
               Registrant, Home Depot Sub, Inc., Maintenance
               Warehouse/America Corp. and the shareholders of Maintenance
               Warehouse/America Corp. (included as Annex A of the Proxy
               Statement/Prospectus which forms a part of this Registration
               Statement)
 *2.2      --  Affiliated Merger Agreement by and among Registrant and certain California affiliated limited partnerships (listed at Annex F of the Proxy Statement/Prospectus which forms a part of this Registration Statement), dated as of January
               16, 1997 (included as Annex B of the Proxy
               Statement/Prospectus which forms a part of this Registration
               Statement)
 *4.1      --  Specimen Common Stock Certificate
  4.2      --  Form of Escrow Agreement (included as Annex C of the Proxy
               Statement/ Prospectus which forms a part of this
               Registration Statement)
 *5.1      --  Form of Opinion of King & Spalding
 *8.1      --  Form of Opinion of King & Spalding as to tax matters
 23.1      --  Consent of KPMG Peat Marwick LLP
 23.2      --  Consent of Deloitte & Touche LLP
 23.3      --  Consent of King & Spalding (included in Exhibit 5.1)
*24.1      --  Power of attorney of certain directors of Registrant signing this Registration Statement
 99.1      --  Form of Proxy


---------------

* Previously filed.

ANNEX                           DESCRIPTION
-----                           -----------
 A.     Merger Agreement dated as of January 16, 1997, by and among
        Registrant, Home Depot Sub, Inc., Maintenance
        Warehouse/America Corp. and the shareholders of Maintenance
        Warehouse/America Corp. (included as Annex A of the Proxy
        Statement Prospectus which forms a part of this Registration
        Statement)
 B.     Affiliated Merger Agreement by and among Registrant and
        certain affiliated real property partnerships, dated as of
        January 16, 1997 (included as Annex B of the Proxy/Statement
        Prospectus which forms a part of this Registration
        Statement)
 C.     Form of Escrow Agreement (included as Annex C of the Proxy
        Statement Prospectus which forms a part of this Registration
        Statement)
 D.     Articles 5.11, 5.12 and 5.13 of the Texas Business
        Corporation Act
 E.     Article 7.5 of the California Revised Limited Partnership
        Act
 F.     List of Affiliated Companies

                                                                         ANNEX A

                           PRINCIPAL MERGER AGREEMENT

                                 [SEE ATTACHED]

                                MERGER AGREEMENT


                                  by and among


                              THE HOME DEPOT, INC.


                              HOME DEPOT SUB, INC.


                      MAINTENANCE WAREHOUSE/AMERICA CORP.


                                      and


            THE SHAREHOLDERS OF MAINTENANCE WAREHOUSE/AMERICA CORP.



                             As of January 16, 1997

                               TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE 1
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5     Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.6     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.7     Tax-Free Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.8     Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2


ARTICLE 2
         Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1     Manner of Converting of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3     Exchange of Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.4     Conversion Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.5     Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6     Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.7     Post-Closing Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 3
         Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.1     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 4
         Individual Shareholder Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 4.1      Power and Authority of Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 4.2      Ownership of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 4.3      Ownership of Affiliated Company Interests.  . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 5
         Joint and Several Shareholder Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1     Corporate Organization:  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





         5.2     No Violation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.3     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.4     Ownership Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.5     No Commitment to Issue or Rights to Acquire Equity Interests . . . . . . . . . . . . . . . . . . . .  13
         5.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.7     Unreported and Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.9     Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.10    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.11    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.12    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.13    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.14    Compliance With Laws Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.15    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.16    Intellectual Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.17    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.18    No Broker Involved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.19    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.20    Officers and Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.21    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.22    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.23    Title to Property and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.24    Computer Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.25    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.26    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.27    Nondisclosed Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.28    Securities Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.29    Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.30    Disclaimers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 6
         Representations and Warranties of Parent and Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.1     Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.2     Authorization and Approval of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.3     Ability to Carry Out Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.4     Investment Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.5     No Broker Involved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.6     Parent Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.7     Parent SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.8     Material Misstatements or Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 7
         Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.1     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.2     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.3     Supplements to Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.4     Pooling of Interests Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.5     The NYSE Additional Shares Listing Application . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.6     Antitrust Filing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.7     No Solicitation of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.8     Affiliated Owner Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.9     Disposition of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 8
         Post-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.1     Shareholder Parties' Post-Closing Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.2     Parent's Post-Closing Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.3     Post-Closing Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.4     Noncompetition.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.5     Related Party Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.6     Transfer of Parent Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 9
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.1     Indemnification Obligations of the Shareholder Parties . . . . . . . . . . . . . . . . . . . . . . .  41
         9.2     Indemnification Obligations of Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.3     Limitations on Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.4     Indemnification Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.5     Claims Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.6     Recovery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.7     Exclusive Remedy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.8     Limitation on Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 10
         Conditions Precedent To Obligations Of Parent and Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.1    Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.2    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 11
         Conditions Precedent to Obligations of the Shareholder Parties and the Company   . . . . . . . . . . . . . .  49

         11.1    Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.2    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 12
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.2    Specific Performance and Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.3    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.4    Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 13
         Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE 14
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.1    Cooperation Following the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.2    Benefits and Burdens:  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.3    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.4    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.5    Entire Understanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         14.6    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         14.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         14.8    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         14.9    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         14.10   Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         14.11   Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         14.12   Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         14.13   Shareholder Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                 DEFINED TERMS

      The following is a list of the defined terms used in this Agreement:

Terms                                                                                                             Section
1995 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6(a)
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.25
Affiliated Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Affiliated Company Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.1(d)
Affiliated Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Affiliated Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Affiliated Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.8
Affiliated Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12(a)
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Antitrust Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
Arbitrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.6
Average Closing Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(a)
Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.15(b)
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.13(b)
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(a)
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(a)
Claims Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.5
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
Closing Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.15(e)
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Company Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.4(a)
Company Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.1(a)
Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(a)
Company Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.19
Company License Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.24(b)
Company Licensed Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.24(a)
Company Proprietary Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.24(a)
Company Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.24(a)
Competing Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.7
Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.4(a)
Conversion Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
D&T . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5(f)
Deficit Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.7
Delivery Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(f)

                                 DEFINED TERMS

Terms                                                                                                             Section
-----                                                                                                             -------
Disputed Items  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.6
Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.15(b)
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.13(a)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.15(a)
Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1(h)
Excess Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.7
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3
Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article 13
Financial Statement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6(a)
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5(a)
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.13
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3
Income Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.17(d)
Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.4(a)
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.4(a)
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.16
Interim Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6(b)
Interim Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6(b)
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
KPMG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5(e)
Leased Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12(a)
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.15(h)
Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.6
NLRB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.21(a)
Noncompete Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.4(a)
Notice of Dispute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(a)
OSHA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.21(a)
Outstanding Share Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12(a)
Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Parent Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.2
Parent Basket Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.3(b)
Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.8
Parent Indemnified Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.1
Parent Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.1
Parent Maximum Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.3(b)
Parent SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7

                                 DEFINED TERMS

Terms                                                                                                             Section
-----                                                                                                             -------
Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3
Personal Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(1)
Plan of Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.7
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.8
Qualified Retirement Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.15(k)
Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12(a)
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.8
Related Party Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.25(b)
Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14.13
Review Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
Rule 145 Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.28(c)
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.8
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.8
Severance Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5(c)
Shareholder Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1
Shareholder Basket Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.3(a)
Shareholder Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.2
Shareholder Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.2
Shareholder Maximum Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.3(a)
Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Shareholder Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.4(a)
Stay Bonuses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5(c)
Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.17(c)
TBCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Technical Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.24(a)
Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.1
Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.4
Territory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.4(a)
To The Knowledge Of The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14.11
Trade Secrets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.4(a)

                                   SCHEDULES

Schedule A             -          Affiliated Companies
Schedule 4.2(a)        -          Exceptions to Ownership of Shares
Schedule 4.2(b)        -          Ownership of Shares
Schedule 4.3           -          Ownership of Affiliated Company Interests
Schedule 5.1(b)        -          Corporate Authorizations
Schedule 5.2(a)        -          No Violation of Company
Schedule 5.2(b)        -          No Violation of Affiliated Companies
Schedule 5.4(b)        -          Ownership Interest of Affiliated Companies
Schedule 5.5           -          Commitments to Issue or Rights to Acquire Equity Interests
Schedule 5.6(a)        -          1995 Financial Statements
Schedule 5.6(b)        -          Interim Balance Sheet
Schedule 5.7           -          Unreported and Contingent Liabilities
Schedule 5.8           -          Absence of Certain Changes
Schedule 5.9           -          Licenses and Permits
Schedule 5.10          -          Litigation
Schedule 5.12(a)(i)    -          Owned Real Property
Schedule 5.12(a)(ii)   -          Affiliated Real Property
Schedule 5.12 (a)(iii) -          Leased Real Property
Schedule 5.12(b)       -          Owned Real Property Title Exceptions
Schedule 5.12(c)       -          Affiliated Real Property Title Exceptions
Schedule 5.12(d)       -          Leasedhold Interest Title Exceptions
Schedule 5.12(g)       -          Improvements and Fixtures of Real Property
Schedule 5.13          -          Environmental Matters
Schedule 5.13(f)       -          Environmental Fines, Penalties and Assessments
Schedule 5.15(a)       -          Employee Compensation and Benefits
Schedule 5.15(b)       -          Employee Benefit Plans
Schedule 5.15(d)       -          Violations of ERISA and Related Laws
Schedule 5.15(i)       -          Exceptions to Benefit Plans
Schedule 5.15(j)       -          Insurance Reserves, Trust Fundings and Accrued Liabilities
Schedule 5.16          -          Intellectual Properties
Schedule 5.17(a)       -          Tax
Schedule 5.17(b)       -          Tax Returns - Jurisdictions
Schedule 5.19          -          Company Contracts
Schedule 5.20          -          Officers and Employees
Schedule 5.21          -          Labor Relations
Schedule 5.22          -          Insurance
Schedule 5.24          -          Company Software
Schedule 5.25(a)       -          Transactions with Affiliates
Schedule 5.25(b)       -          Related Party Obligations
Schedule 5.28(c)       -          Rule 145 Affiliates
Schedule 5.29          -          Pooling of Interests
Schedule 7.1(l)        -          Assets to be Purchased by Officers
Schedule 10.1(c)       -          Consents to Contracts

                                    EXHIBITS



Exhibit 1.1                                                  Certificate of Merger

Exhibit 10.1(d)(iv)                                          Opinion of Counsel for the Company, the Affiliated
                                                             Companies and the Shareholders

Exhibit 10.1(f)                                              Deloitte & Touche LLP Opinion

Exhibit 10.1(h)                                              Escrow Agreement

Exhibit 11.1(c)(iii)                                         Opinion of Counsel for Parent and Sub


                                MERGER AGREEMENT

          THIS MERGER AGREEMENT, dated as of January 16, 1997 (the "Agreement"), by and among THE HOME DEPOT, INC., a Delaware corporation ("Parent"), HOME DEPOT SUB, INC., a Texas corporation and a wholly owned subsidiary of Parent ("Sub"), MAINTENANCE WAREHOUSE/AMERICA CORP., a Texas corporation (the "Company"), and the shareholders of the Company who have executed this Agreement (the "Shareholder Parties");

                              W I T N E S S E T H:

          WHEREAS, Parent and Sub each have approved this Agreement and the merger (the "Merger") of Sub with and into the Company on the terms and conditions contained herein and in accordance with the Texas Business Corporation Act ("TBCA");

          WHEREAS, Parent, as the sole shareholder of Sub, has approved this Agreement, the Merger and the transactions contemplated hereby pursuant to action taken by unanimous written consent in accordance with the requirements of the TBCA and the Articles of Incorporation and the Bylaws of Sub;

          WHEREAS, the Board of Directors of the Company has approved this Agreement and the Merger pursuant to action taken by unanimous written consent in accordance with the requirements of the TBCA and the Articles of Incorporation and the Bylaws of the Company, and has directed that this Agreement and the Merger be submitted to the shareholders of the Company (the "Shareholders") for their approval;

          WHEREAS, the Merger will be effected by the filing of a certificate of merger in the form attached as Exhibit 1.1 hereto (the "Certificate of Merger") with the Secretary of State of the State of Texas;

          WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986 (the "Code");

          WHEREAS, immediately following the consummation of the Merger, each of the California limited partnerships listed on Schedule A hereto (the "Affiliated Companies") will be merged with and into Parent or a wholly owned subsidiary of Parent (the "Affiliated Merger" and, together with the Merger, the "Mergers"), pursuant to an Affiliated Merger Agreement, dated the date hereof, among Parent and the Affiliated Companies (the "Affiliated Merger Agreement");

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   The Merger

         1.1 Surviving Corporation. Subject to the provisions of this Agreement, and the TBCA, at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company, and the separate corporate existence of Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Texas.

         1.2 Articles of Incorporation. The Articles of Incorporation of Sub shall be the Articles of Incorporation of the Surviving Corporation.

         1.3 Bylaws. The Bylaws of Sub shall be the Bylaws of the Surviving Corporation.

         1.4 Directors. The directors of the Surviving Corporation shall consist of the directors of Sub immediately prior to the Effective Time, such directors to keep their positions on the Board of Directors of the surviving corporation until their respective successors are duly elected and qualified.

         1.5 Officers. The officers of the Surviving Corporation shall consist of the officers of Sub immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

         1.6 Effective Time. Upon satisfaction or waiver of the conditions set forth in Articles 10 and 11 hereof, and if this Agreement shall not have been terminated in accordance with Article 12 hereof, the parties hereto shall cause the Certificate of Merger to be properly executed and filed on the Closing Date (as hereinafter defined) with the Secretary of State of the State of Texas. The Merger shall become effective as of the time of filing of a properly executed Certificate of Merger or at such later date and time as is specified in the Certificate of Merger. The date and time when the Merger becomes effective is herein referred to as the "Effective Time".

         1.7 Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368 of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

         1.8 Registration Statement. The shares of voting common stock, par value $.05 per share, of Parent ("Parent Common Stock") to be issued in the Mergers will be registered under the Securities Act of 1933 (the "Securities Act") pursuant to a registration statement of the Company on Form S-4 (the "Registration Statement"). The Registration Statement shall be filed with the Securities and Exchange Commission ("SEC"), and each of Parent and the Company shall use its commercially reasonable efforts to respond to the comments of the SEC and to cause the Registration Statement to be declared effective and the definitive proxy statement that will form a part of the Registration Statement (the "Proxy Statement") to be mailed to the Shareholders and the partners of the Affiliated Companies (collectively, the "Affiliated Owners") as soon as reasonably practicable. Parent and the Company shall each provide the other parties to this Agreement any information for inclusion in the Registration Statement or Proxy Statement which may be required under applicable law and which is reasonably requested by such other party. Parent and the Company shall promptly notify the other of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the Registration Statement or for additional information, and will promptly supply the other with copies of all correspondence between it or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Registration Statement. If any time prior to the Effective Time any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Registration Statement, the party with knowledge of such event will promptly inform the other parties to this Agreement. In such case, Parent and the Company will, upon learning of such event, promptly prepare such amendment or supplement and shall file such amendment or supplement with the SEC. The Company will notify Parent at least 24 hours prior to the mailing of the Proxy Statement, or any amendment or supplement thereto, to the Affiliated Owners.


                                   ARTICLE 2

                              Conversion of Shares

         2.1 Manner of Converting of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, the shares of the constituent corporations shall be converted as follows:

                 (a) Subject to Section 2.2, each share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares (as defined below) and treasury shares) shall automatically be converted into the right to receive such number of shares of Parent Common Stock as has a value equal to the Conversion Amount (as hereinafter defined). For the purposes of this calculation, each share of Parent Common Stock shall be valued at the arithmetic average of the closing price per share of Parent Common Stock, as reported on a consolidated basis on the New York Stock Exchange (the "NYSE") for each of the ten (10) consecutive trading days ending with the trading day which occurs immediately prior to the Effective Time (the "Average Closing Price"). Notwithstanding the foregoing, for the purposes of this Agreement, if the preceding sentence results in (i) an Average Closing Price less than $47.00, then the Average Closing Price shall equal $47.00 and (ii) an Average Closing Price greater than $55.00, then the Average Closing Price shall equal $55.00. If, between the date hereof and the Closing Date (as defined below), Parent effects any stock split, stock combination, stock dividend or similar transaction with respect to the outstanding shares of Parent Common Stock, the dollar amounts in the preceding sentence shall be adjusted simultaneously with the effectiveness of such transaction by multiplying such dollar amounts by a fraction, the numerator of which shall equal the number of outstanding shares of Parent Common Stock outstanding immediately prior to the effectiveness of such transaction, and the denominator of which shall equal the number of outstanding shares of Parent Common Stock outstanding immediately following the effectiveness of such transaction.

                 (b) Each share of Company Common Stock that is held in the Company's treasury immediately prior to the Effective Time (if any) shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

                 (c) Each share of common stock, no par value per share, of Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value per share, of the Surviving Corporation.

         2.2 Fractional Shares. No scrip or fractional shares of Parent Common Stock shall be issued in the Mergers. All fractional shares of Parent Common Stock to which a Shareholder immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated with the fractional shares to be received by such Shareholder (if any) in the Affiliated Merger. If a fractional share results from such aggregation, such Shareholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such Shareholder's Certificate(s) (as defined below) that represent such shares of Company Common Stock, to receive from Parent an amount in cash in lieu of such fractional share, based on the Average Closing Price.

         2.3     Exchange of Company Common Stock.

                 (a) On or prior to the Closing Date, Parent shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of the Company Common Stock (the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which form of letter of transmittal and instructions shall be reasonably satisfactory to the Company. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Parent and the form of letter of transmittal shall so reflect. Upon surrender to Parent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of fully paid and nonassessable shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Section 2.1 hereof, (ii) as to any fractional share of Parent Common Stock, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.2 hereof, and (iii) any dividend or other distribution to which such holder is entitled pursuant to Section 2.3(b) hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to Sections 2.1, 2.2 and 2.3(b) upon exchange of a Certificate (whether a certificate representing shares of Parent Common Stock or by check representing cash for a fractional share) is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a Certificate representing cash for a fractional share to such other person, or established to the satisfaction of Parent that such tax has been paid or that such tax is not applicable. From the Effective Time until surrender in accordance with the provisions of this Section 2.3, each Certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1, 2.2 and 2.3(b). All payments of respective shares of Parent Common Stock that are made upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to the shares of Company Common Stock evidenced by such Certificates.

                 (b) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2, in each case until the surrender of such Certificate in accordance with this Article 2. Following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                 (c) In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Sections 2.1, 2.2 and 2.3(b) hereof, to deliver to Parent a bond in such reasonable sum or a reasonably satisfactory indemnity agreement as Parent may direct as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

                 (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the consideration described in Sections 2.1, 2.2 and 2.3(b) hereof.

                 (e) Any shares of Parent Common Stock or cash due former shareholders of the Company pursuant to Sections 2.1, 2.2 and 2.3(b) hereof that remain unclaimed by such former shareholders for six (6) months after the Effective Time shall be held by Parent, and any former holder of Company Common Stock who has not theretofore complied with Section 2.3(a) shall thereafter look only to Parent for issuance of the number of shares of Parent Common Stock and other consideration to which such holder has become entitled pursuant to the provisions of Sections 2.1, 2.2 and 2.3(b) hereof; provided, however, that neither Parent nor any party hereto shall be liable to a former holder of shares of Company Common Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (f) To the extent that appraisal rights are available under the TBCA, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with the TBCA ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in this Article 2 at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal rights. If a holder of Dissenting Shares becomes ineligible for appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in this Article 2 (subject to all of the rights and obligations of the Shareholders hereunder). If any Shareholder asserts the right to be paid for the fair value of such Company Common Stock as described above, the Company shall give Parent notice of such assertion and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the TBCA.

         2.4 Conversion Amount. The "Conversion Amount" shall be equal to the number obtained by dividing (i) $245,433,514 by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding Share Amount"). The Conversion Amount is subject to adjustment as provided in Section 2.7 below.

         2.5 Balance Sheet. As promptly as practicable after the Closing Date, but in any case not later than 90 days thereafter, Parent shall cause to be prepared and delivered to the Shareholder Parties a combined balance sheet of the Company and the Affiliated Companies (the "Closing Balance Sheet") in accordance with the following guidelines (the date on which the Closing Balance Sheet is delivered by Parent to the Shareholder Parties is referred to herein as the "Delivery Date"):

                 (a) the Closing Balance Sheet shall set forth the combined net book value of the assets and liabilities of the Company and the Affiliated Companies as of the Effective Time, which net book value shall be (i) derived from and in accordance with the books and records of the Company and the Affiliated Companies and (ii) determined in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the principles used in the preparation of the Interim Balance Sheet (as defined in Section 5.6);

                 (b) all fees and expenses payable by the Company or any Affiliated Company relating to this Agreement and the transactions contemplated hereby, including without limitation fees and expenses of Donaldson, Lufkin & Jenrette Securities Corporation, counsel and accountants to the Company and the Affiliated Companies, transfer taxes and fees, title insurance and surveys and other costs relating to the transfer to the Company of the Affiliated Real Property (as defined in Section 5.12), shall be accrued on the Closing Balance Sheet except to the extent paid by the Company or an Affiliated Company prior to the Effective Time;

                 (c) the Closing Balance Sheet shall not include any accrual relating to stay bonuses ("Stay Bonuses") that will become payable to certain of the Company's employees after the Closing Date except to the extent (if any) that the maximum amount payable of the Stay Bonuses exceeds $953,000, and shall not include any accrual for any severance pay which may become payable after the Closing Date pursuant to the Company's severance pay plans ("Severance Plan") among the current officers and employees of the Company;

                 (d) the Closing Balance Sheet shall include an accrual relating to any special payments to officers and employees of the Company (other than the Stay Bonuses) arising as a result of the transactions contemplated by this Agreement;

                 (e) the Closing Balance Sheet shall have been audited by KPMG Peat Marwick L.L.P. ("KPMG") and shall be accompanied by their report thereon; and

                 (f) Deloitte & Touche L.L.P. ("D&T") shall have the right to observe all steps (including any physical inventory) taken by Parent in connection with the preparation of the Closing Balance Sheet and to review all work papers and procedures relating thereto.

         Upon receipt by the Shareholder Parties of the Closing Balance Sheet, the Shareholder Parties shall have thirty (30) days after the Delivery Date to review the Closing Balance Sheet delivered by Parent (the "Review Period"). If the Shareholder Parties dispute the Closing Balance Sheet so delivered by Parent, the Shareholder Parties shall, on or prior to the last day of the Review Period, prepare and submit to Parent a notice of dispute (a "Notice of Dispute") which shall set forth the Shareholder Parties' proposed Closing Balance Sheet and shall specifically enumerate the items and calculations objected to in the Closing Balance Sheet delivered by Parent (the "Disputed Items"). If the Shareholder Parties fail to deliver a Notice of Dispute prior to the last day of the Review Period, the Closing Balance Sheet delivered by Parent to the Shareholder Parties shall be the final

Closing Balance Sheet for purposes of this Agreement. Upon receipt of a Notice of Dispute, the Shareholder Parties and Parent will, for a period of thirty (30) days following delivery of such Notice of Dispute, seek in good faith to resolve all Disputed Items and agree on a Closing Balance Sheet.

         2.6 Arbitration. After receipt of a Notice of Dispute, if the Shareholder Parties and Parent are unable to agree on a Closing Balance Sheet within the thirty (30) day period referred to in the last sentence of Section 2.5, D&T and KPMG shall jointly choose a nationally recognized firm of independent public accountants as promptly as practicable (the "Arbitrator"), and each of the Shareholder Parties and D&T, on the one hand, and Parent and KPMG, on the other hand, shall, within forty-five (45) days after the date on which the Notice of Dispute was delivered by the Shareholder Parties to Parent, prepare and submit to the other and to the Arbitrator its respective proposed Closing Balance Sheet together with a statement of its position with respect to any unresolved Disputed Items. The Arbitrator shall, after the submission of such information by Parent and the Shareholder Parties, review such Disputed Items only and submit its written decision to the Shareholder Parties and Parent within forty-five (45) days after receipt of such information from Parent and the Shareholder Parties, and the Closing Balance Sheet as adjusted by the Arbitrator shall be the final Closing Balance Sheet for purposes of this Agreement. In connection with such review, the Arbitrator shall have complete access to all books and records of the Company and the Affiliated Companies relevant to preparation of the Closing Balance Sheet. Any determination by the Arbitrator with respect to any disputes regarding the Closing Balance Sheet shall be final and binding on the Shareholder Parties and Parent. The costs of the Arbitrator shall be borne fifty percent (50%) by the Shareholder Parties and fifty percent (50%) by Parent. The shareholders' equity reflected on the final Closing Balance Sheet is hereinafter referred to as the "Net Worth."

         2.7 Post-Closing Adjustment. If the Net Worth is greater than $6,468,124 (such excess being hereinafter referred to as the "Excess Amount"), the Conversion Amount will be increased by an amount equal to (i) the Excess Amount divided by (i) the Outstanding Share Amount. If the Net Worth is less than $6,468,124 (such deficit being hereinafter referred to as the "Deficit Amount"), the Conversion Amount will be decreased by an amount equal to (i) the Deficit Amount divided by the (ii) the Outstanding Share Amount. Within five
(5) days following the determination of the final Closing Balance Sheet, (i) in the case of an Excess Amount, Parent shall issue to each Shareholder the additional number of shares of Parent Common Stock (and cash pursuant to Section 2.2 for any fractional share) to which such Shareholder is entitled based on the adjusted Conversion Amount and (ii) in the case of a Deficit Amount, each Shareholder shall surrender to Parent for cancellation without consideration the number of excess shares of Parent Common Stock (and cash pursuant to Section 2.2 for any fractional share) that was issued to such Shareholder on the Closing Date based on the adjusted Conversion Amount. For the purposes of the adjustments and calculations contemplated by this Section 2.7, each share of Parent Common Stock shall be valued at the Average Closing Price.

                                   ARTICLE 3

                                    Closing

         3.1 The Closing. The closing ("Closing") will take place at 10:00 a.m., San Diego, California time on the 20th business day following the mailing of the Proxy Statement to the Shareholders, at the offices of Seltzer Caplan Wilkins & McMahon, 750 "B" Street, Suite 2100, San Diego, California 92101, upon fulfillment of all the conditions set forth in Article 10 which have not been waived by Parent, and all the conditions set forth in Article 11 which have not been waived by the Shareholder Parties and Company. If these conditions have not been fulfilled or waived by such date, the Closing will take place within five business days after fulfillment or waiver of all such conditions but in no event later than May 31, 1997, unless otherwise mutually agreed in writing by Parent, the Shareholder Parties and the Company. The date on which the Closing is held is referred to as the "Closing Date".


                                   ARTICLE 4

             Individual Shareholder Representations and Warranties

         Each Shareholder Party, severally and not jointly, represents and warrants only on such Shareholder Party's behalf to Parent as follows:

         4.1 Power and Authority of Shareholder. Such Shareholder Party has the right, power and capacity to execute and deliver this Agreement and each other agreement, instrument or document executed and delivered by or on behalf of such Shareholder Party in connection with the transactions contemplated hereby, including, without limitation, all agreements relating to the Affiliated Merger (the "Shareholder Ancillary Agreements") and to fully perform the obligations required to be performed by such Shareholder Party hereunder and thereunder. Each of this Agreement and the Shareholder Ancillary Agreements has been duly and validly executed and delivered by such Shareholder Party and constitutes such Shareholder Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability may be limited by laws of general application relating to bankruptcy, insolvency and debtors' relief, and by general principles of equity. The execution, delivery and performance of this Agreement and each of the Shareholder Ancillary Agreements has been duly and validly authorized by such Shareholder Party acting in a fiduciary, representative or corporate capacity (if applicable). The execution, delivery and performance by such Shareholder Party of this Agreement and the Shareholder Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which such Shareholder Party is subject, (b) violate any order, judgment or decree applicable to such Shareholder Party, (c) violate, conflict with, or result in a breach or default under, or cause the termination of, any term or condition of any court order, trust document, will, agreement, document or other instrument to which such Shareholder Party is a party or by which such Shareholder Party or such Shareholder Party's properties may be bound, (d) require the consent of any other party to any of the items referred to above or (e) violate any of the governing documents of the Company or any Affiliated Company. Prior to its execution of this Agreement, if such Shareholder Party is acting in a fiduciary, representative or corporate capacity, it has furnished to Parent a true and correct copy of each and every will, trust agreement or other document that establishes or relates to the right, power, capacity or authority of such Shareholder Party to execute, deliver and perform this Agreement and the Shareholder Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. Such Shareholder Party is not a party to, or subject to any judgment, decree or order entered in, any suit, action, claim or proceeding that prevents such Shareholder Party from executing this Agreement or any of the Shareholder Ancillary Agreements or performing such Shareholder Party's obligations hereunder.

         4.2 Ownership of Shares. Except as set forth on Schedule 4.2(a), such Shareholder Party owns good and marketable record and beneficial title to the number of shares of Company Common Stock set forth beside such Shareholder Party's name and federal tax identification number on Schedule 4.2(b), and such shares (i) are validly issued, fully paid and nonassessable, and (ii) are free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal, or encumbrances, with no defects of title whatsoever. Other than the shares shown on Schedule 4.2(b), such Shareholder Party owns no shares of capital stock of the Company or any other equity security of the Company or right of any kind to have any such equity security issued. Such Shareholder Party has the exclusive right, power and authority to vote the shares of Company Common Stock owned by such Shareholder Party. Such Shareholder Party covenants that it is not party to or bound by any agreements affecting or relating to such Shareholder Party's right to transfer or vote the shares of Company Common Stock owned by such Shareholder Party.

         4.3 Ownership of Affiliated Company Interests. Such Shareholder Party and its Affiliates (as defined in Section 5.25) owns good and marketable record and beneficial title to the percentage interest in each of the Affiliated Real Property Partnerships set forth beside the name of such Shareholder Party on Schedule 4.3, and such partnership interests (the "Partnership Interests") (i) are validly issued and (ii) are free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal or encumbrances, with no defects of title whatsoever. Other as shown on Schedule 4.3, such Shareholder Party and its Affiliates own no other equity security of any Affiliated Company or right of any kind to have any such equity security issued. Such Shareholder Party and its Affiliates have the exclusive right, power and authority to vote the Partnership Interests owned by such Shareholder Party and its Affiliates. Such Shareholder Party covenants that it is not party to or bound by any agreements affecting or relating to such Shareholder Party's right to transfer or vote the Partnership Interests owned by such Shareholder.

                                   ARTICLE 5

          Joint and Several Shareholder Representations and Warranties

        The Shareholder Parties jointly and severally represent and warrant to Parent that:

        5.1     Corporate Organization; Authorization.

                 (a) The Company has the requisite power and authority to execute and deliver this Agreement and all agreements, documents and instruments executed and delivered by the Company in connection with the transactions contemplated by this Agreement (which shall, for all purposes hereunder include the Affiliated Merger) (the "Company Ancillary Agreements") and to fully perform its respective obligations hereunder and thereunder, and the execution and delivery of this Agreement and the Company Ancillary Agreements by the Company and the Company's performance of the transactions contemplated herein and therein have been duly authorized by all requisite corporate and shareholder action.

                 (b) The Company is a corporation validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Company is qualified to conduct business as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification. Schedule 5.1(b) sets forth (i) a list of all jurisdictions in which the Company is qualified to do business and (ii) a list of all jurisdictions in which the Company is operating under a trade name, and each jurisdiction in which any such trade name is registered.

                 (c) Each of the Affiliated Companies is a limited partnership validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, operate and lease its property and to carry on its business as now being conducted. None of the Affiliated Companies is required to be qualified to conduct business as a foreign partnership in any jurisdiction other than the state in which the real property owned by such Affiliated Company is located.

                 (d) Each of the Affiliated Companies has the requisite power and authority to execute and deliver the Affiliated Merger Agreement and all agreements, documents and instruments executed and delivered by such Affiliated Company in connection with the transactions contemplated by the Affiliated Merger Agreement (the "Affiliated Company Ancillary Agreements") and to fully perform its respective obligations thereunder, and the execution and delivery of the Affiliated Merger Agreement and the Affiliated Company Ancillary Agreements by such Affiliated Company and such Affiliated Company's performance of the transactions contemplated therein have been duly authorized by all requisite action on the part of such Affiliated Company and its partners.

         5.2     No Violation.

                 (a) Except as set forth in Schedule 5.2(a), neither the execution and delivery of this Agreement or any of the Company Ancillary Agreements by the Company nor the consummation of the transactions contemplated hereby or thereby by the Company shall (a) violate or result in a breach of or constitute a default under any provision of the Company's charter documents or bylaws, (b) violate any order, arbitration award, judgment, decree, law, ordinance, regulation or any other restriction of any kind or character to which the Company is a party or is bound or to which any property of the Company is subject or is bound, (c) violate or result in a breach of or constitute a default (or would result in or constitute such a breach or default with notice or lapse of time or both) under any provision of any Company Contract (as defined below), (d) require the consent of any other party to any of the items described in this subsection or (e) require the consent or approval of any governmental body, agency or authority.

                 (b) Except as set forth on Schedule 5.2(b), neither the execution and delivery of the Affiliated Merger Agreement or any of the Affiliated Company Ancillary Agreements by the Affiliated Companies nor the consummation of the transactions contemplated thereby by the Affiliated Companies shall (a) violate or result in a breach of or constitute a default under any provision of any Affiliated Company's partnership agreement, (b) violate any order, arbitration award, judgment, decree, law, ordinance, regulation or any other restriction of any kind or character to which an Affiliated Company is a party or is bound or to which any property of an Affiliated Company is subject or is bound, (c) violate or result in a breach of or constitute a default (or would result in or constitute such a breach or default with notice or lapse of time or both) under any provision of any Company Contract, (d) require the consent of any other party to any of the items described in this subsection or (e) require the consent or approval of any governmental body, agency or authority.

         5.3 Enforceability. The Company has duly executed and delivered this Agreement and each of the Company Ancillary Agreements, and this Agreement and each of the Company Ancillary Agreements constitutes a valid and binding agreement, enforceable against the Company in accordance with its terms, except as enforceability may be limited by laws of general application relating to bankruptcy, insolvency and debtors' relief, and by general principles of equity. Each of the Affiliated Companies has duly executed and delivered the Affiliated Merger Agreement and each of the Affiliated Company Ancillary Agreements, and the Affiliated Merger Agreement and each of the Affiliated Company Ancillary Agreements constitutes a valid and binding agreement enforceable against each of the Affiliated Companies in accordance with its terms, except as enforceability may be limited by laws of general application relating to bankruptcy, insolvency and debtors' relief, and by general principles of equity.

         5.4      Ownership Interests.

                 (a) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value per share, of which 10,000 shares have been issued and are outstanding (the "Shares"). The Shares constitute all of the issued and outstanding shares of the capital stock of the Company. All of the Shares are validly issued, fully paid and non-assessable, free of pre-emptive rights, and no such Shares have been issued in violation of any federal or state securities law.

                 (b) Schedule 5.4(b) sets forth a true and correct list of the general and limited partners of each of the Affiliated Companies.

                 (c) No prior offer, issue, redemption, call, transfer or transaction of any nature with respect to any capital stock or equity interest of the Company or any Affiliated Company, or any corporation or organization which has been merged into the Company or any Affiliated Company, has given or could reasonably be expected to give rise to any valid claim or action by any person against the Company or any Affiliated Company. Neither the Company nor any of the Affiliated Companies owns an equity interest in any corporation, limited liability company, partnership or other entity.

         5.5 No Commitment to Issue or Rights to Acquire Equity Interests. Except as set forth on Schedule 5.5, neither the Company nor any Affiliated Company has entered into any contract or agreement or made any commitment to sell or otherwise transfer or issue any shares of capital stock or any other equity or profits interests in the Company or any Affiliated Company, nor are there any outstanding options, subscriptions, warrants, conversion rights or similar rights of any kind convertible into any equity or profits interests in the Company or any Affiliated Company.

         5.6     Financial Statements.

                 (a) The Company's audited balance sheet as of the end of, and related audited statements of income, retained earnings and cash flow for, the fiscal year ended December 31, 1995 (the "Financial Statement Date"), are attached hereto as Schedule 5.6(a) and are referred to herein as the "1995 Financial Statements." The 1995 Financial Statements (i) present fairly, in all material respects, the financial position, results of operations and changes in cash flows, as the case may be, of the Company at the Financial Statement Date, and (ii) were prepared in conformity with GAAP in a manner consistent with the Company's historic accounting practices applied on a consistent basis, except as otherwise indicated in the text of such statements.

                 (b) The unaudited combining balance sheet of the Company and each of the Affiliated Companies as of October 27, 1996 (the "Interim Balance Sheet"), attached as Schedule 5.6(b) and the related combining statements of income for the ten (10) fiscal periods ended October 27, 1996, are referred to herein as the "Interim Financial Statements." The Interim Financial Statements (i) present fairly, in all material respects, the financial





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

         position and results of operations, as the case may be, of the Company and each of the Affiliated Companies at October 27, 1996, and (ii) were prepared in conformity with GAAP and in a manner consistent with the Company's historic accounting practice applied on a consistent basis, subject to year-end closing adjustments and the lack of full footnote presentations.

         5.7 Unreported and Contingent Liabilities. Except (a) as set forth on Schedule 5.7, (b) as set forth in the 1995 Financial Statements, (c) for liabilities of a type reflected on the 1995 Financial Statements that have arisen in the ordinary course of business following the Financial Statement Date, and (d) for obligations and liabilities disclosed on any Schedule hereto or made by the Company or an Affiliated Company in the ordinary course of its business, neither the Company nor any Affiliated Company has any liabilities or obligations, whether accrued, absolute, fixed, known or unknown, contingent or otherwise, existing, arising out of or relating to any transaction entered into, or state of facts existing, on or prior to the date of this Agreement.

         5.8 Absence of Certain Changes. Since the Financial Statement Date, the business of the Company and each of the Affiliated Companies has been conducted only in the ordinary course, and except as set forth on Schedule 5.8, there has not been (a) any material adverse change (or any event that is reasonably likely to result in a material adverse change) in the condition (financial or otherwise), assets, liabilities, earnings, business or operations of the Company or any Affiliated Company; (b) any damage, destruction, casualty or other similar occurrence or event (whether or not insured against), which either singly or in the aggregate materially adversely affects the assets, liabilities, earnings, business or operations of the Company or any Affiliated Company; (c) any mortgage or pledge of or encumbrance attached to any of the properties or assets of the Company or any Affiliated Company not in the ordinary course of business; (d) any incurrence or creation of any liability, commitment or obligation in excess of $100,000 by the Company or any Affiliated Company, except unsecured trade payables and other unsecured liabilities incurred in the ordinary course of business, and capital expenditures or contracts and commitments for capital expenditures made or entered into in the ordinary course of business; or (e) any sale, transfer or other disposition by the Company or any Affiliated Company of any of its assets (other than the Personal Assets as defined in Section 7.1(l)) in excess of $100,000 in the aggregate, except for inventory and equipment sold by the Company in the ordinary course of business.

         5.9 Licenses and Permits. The Company and each of the Affiliated Companies possesses all material licenses or permits necessary to conduct its business as now operated. Such licenses and permits are valid and in full force and effect. No action or claim is pending, or, to the knowledge of the Company, threatened, to revoke or terminate any such licenses or permits or declare any of them invalid in any respect and the transactions contemplated by this Agreement will not result in the revocation or termination of any such licenses or permits. A list of all such licenses and permits is attached as
Schedule 5.9.

         5.10 Litigation. Except as set forth on Schedule 5.10, there is not pending against the Company or any Affiliated Company or, to the knowledge of Company, threatened against the

Company or any Affiliated Company any claim, action, suit, arbitration proceeding, governmental proceeding or investigation or other proceeding of any character (a) demanding money damages from the Company or any Affiliated Company, or (b) demanding a temporary restraining order, preliminary injunction or a permanent injunction or order of specific performance against the Company or any Affiliated Company. All pending suits, actions, claims, proceedings or investigations relating to or involving the Company (or any of its officers or directors as such) are adequately provided for in the Interim Balance Sheet in accordance with GAAP. Neither the Company nor any Affiliated Company is expressly subject to any judgment, decree, injunction, rule or order of any court, and neither the Company nor any Affiliated Company is subject to any governmental restriction which is reasonably likely (i) to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company or any Affiliated Company or
(ii) to cause a material limitation on Parent's ability to operate the business of the Company or any Affiliated Company after the Closing.

         5.11 Inventory. Except as set forth on any Schedule hereto, all of the Company's inventory and supplies held for sale or use in connection with operating the retail business of the Company (the "Inventory") was purchased in the ordinary course of business and is owned by the Company free and clear of all liens, security interests and encumbrances, other than security interests securing debt to unaffiliated third parties pursuant to existing credit agreements reflected on the Interim Balance Sheet. The Inventory is maintained on the financial records of the Company using historical valuation methods and practices consistent with those used in preparing the 1995 Financial Statements and the Interim Financial Statements, respectively.

         5.12    Real Property.

                 (a) Schedule 5.12(a)(i) sets forth a true and correct legal description of the parcels of real property currently owned by the Company (together with the fixtures and improvements thereon, the "Owned Real Property"). Schedule 5.12(a)(ii) sets forth a true and correct legal description of the parcels of real property currently owned by the Shareholders and their Affiliates (including the Affiliated Companies) that are used by or leased to the Company (together with all improvements and fixtures thereon, the "Affiliated Real Property") and also identifies the owner of each parcel of Affiliated Real Property. Schedule 5.12 (a)(iii) sets forth a true and correct legal description of the parcels of real property currently leased by the Company from unaffiliated third parties (together with all fixtures and improvements thereon, the "Leased Real Property" and collectively with the Owned Real Property and the Affiliated Real Property, the "Real Property").


                 (b) Except as set forth on Schedule 5.12(b), the Company has good and marketable title to the Owned Real Property free and clear of all liens, pledges, security interests, charges, claims, leasehold interests, tenancies, restrictions and encumbrances of any nature whatsoever other than (i) liens for taxes not yet due and payable, (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business and not yet delinquent and (iii) zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (A) interfere with the present use of or occupancy of any of the Owned Real Property by the Company, (B) have more than an immaterial effect on its use or the value thereof for its present use, or (C) would impair the ability of the Company to sell any such Owned Real Property for its present use.

                 (c) Except as set forth on Schedule 5.12(c), each of the owners identified on Schedule 5.12(a)(ii) has good and marketable title to the applicable parcel of Affiliated Real Property, free and clear of all liens, pledges, security interests, charges, claims, leasehold interests, tenancies, restrictions and encumbrances of any nature whatsoever other than (i) liens for taxes not yet due and payable, (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business and not yet delinquent and (iii) zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (A) interfere with the present use of or occupancy of any of the Affiliated Real Property by the Company, (B) have more than an immaterial effect on its use or the value thereof for its present use or (C) would impair the ability of such partnerships to sell any such Affiliated Real Property for its present use. The Affiliated Companies do not own any real property except as described on Schedule 5.12(a)(ii).

                 (d) Except as set forth on Schedule 5.12(d),The Company has a valid leasehold interest in the Leased Real Property, free and clear of any mortgages, pledges, liens, security interests or other encumbrances of any nature.

                 (e) The leases of the Leased Real Property are in full force and effect. The Company has neither sent nor received written notice of any default under the leases of the Leased Real Property, and the Company has not breached any material covenant, agreement or condition contained in any lease of the Leased Real Property, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach by the Company.

                 (f) No portion of the Real Property, or any of the buildings and improvements located thereon, violates in any material respect any law, rule, regulation, ordinance, or statute, including those relating to zoning, building, land use, environmental, health and safety, fire, air, sanitation and noise control. To the knowledge of the Company, no pending or threatened condemnation or similar proceeding exists with respect to the Real Property.

                 (g) Except as set forth on Schedule 5.12(g) to the knowledge of the Company, the improvements and fixtures located on the Real Property are in good condition and working order, without any material defect of any kind. The Company is in possession of all of the Real Property and all improvements and fixtures located thereon, and the Company has adequate rights of ingress and egress with respect to such Real Property and the improvements and fixtures located thereon.

         5.13    Environmental Matters.  Except as set forth in Schedule 5.13:

                 (a) the Company and each Affiliated Company possesses, and is in compliance in all material respects with, all permits, licenses and government authorizations and has filed all notices that are required under local, state and federal laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials (as defined below) ("Environmental Laws"), and the Company and each Affiliated Company is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

                 (b) neither the Company nor any Affiliated Company has received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party and there are no facts or circumstances which could reasonably form the basis for the assertion of any claim against the Company under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign law with respect to any on-site or off-site location;

                 (c) neither the Company nor any Affiliated Company has entered into, agreed to nor contemplates entering into any consent decree or order, and is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws;

                 (d) neither the Company nor any Affiliated Company has been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, applicable Environmental Laws or regulations either now or any time during the past five years;

                 (e) neither the Company nor any Affiliated Company is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company or any Affiliated Company or their respective employees, agents or representatives or arising out of the ownership, use, control or operation by the Company or any Affiliated Company of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company or any Affiliated Company) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

                 (f) the Company and each Affiliated Company has heretofore provided Parent with true, correct and complete copies of all files of the Company and each Affiliated Company relating to environmental matters (or an opportunity to review such files), and
         Schedule 5.13(f) sets forth the amount of all fines, penalties or assessments paid within the last five years by the Company and each Affiliated Company with respect to environmental matters, including the date of payment and the basis for the assertions of liability; and

                 (g) neither the Real Property nor improvements or equipment included within the Real Property contains any asbestos, PCBs or underground storage tanks.

As used in this Section 5.13, the term "hazardous materials" means any pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company or any Affiliated Company is in any way governed by or subject to any applicable law, rule or regulation of any governmental or regulatory authority.

         5.14 Compliance With Laws Generally. The Company and each Affiliated Company has complied and is in current compliance in all material respects with all laws, rules, regulations and ordinances to which it is subject or by which it is bound. Except for laws, rules, regulations or ordinances that are or are to be of general applicability, there are no existing or, to the knowledge of the Company, proposed laws, rules, regulations or ordinances of such a nature as could reasonably be expected to materially adversely affect the continued conduct or profitability of the Company's or any Affiliated Company's business in the manner presently conducted.

         5.15    Employee Benefit Plans.

                 (a) Schedule 5.15(a) sets forth a true and complete list of (i) the names, titles, locations of employment, annual salaries and other compensation and benefits of all employees of the Company and
         (ii) the wage rates for non-salaried employees of the Company. Except as set forth on Schedule 5.15(a), there are no employees of the Company who are on military, disability, family or other leave of absence (whether or not approved) and who have reemployment rights or rights to health care continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or similar rights to benefits continuation.

                          (b) Schedule 5.15(b) contains a true and complete list of all the following agreements or plans
         ("Benefit Plans") which are presently in effect or which have previously been in effect and which cover or covered any current or former employees, officers, directors or independent contractors of the Company ("Employees"):

                          (i)      any employee benefit plan as defined in
                 Section 3(3) of ERISA, under which the Company has any outstanding, present, or future obligation or liability, or under which any Employee has any present or future right to benefits which are covered by ERISA; or

                          (ii)     any other pension, profit sharing,
                 retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, which the Company maintains or to or under which the Company has any outstanding, present, or future obligations to contribute or make payments, whether voluntary, contingent or otherwise.

                 (c) The Company has made available to Parent true, correct and complete copies of all documents that Parent has requested relating to the Benefit Plans, including but not limited to: (i) all plan documents, amendments, trust instruments and other material agreements adopted or entered into in connection with each of the Benefit Plans; (ii) all insurance and annuity contracts related to any Benefit Plans; (iii) all administrative notices and forms used for the Benefit Plans, including the notices and election forms used to notify employees and their dependents of their continuation coverage rights under the Company's group health plans; and (iv) the most recently available Form 5500 annual reports, certified financial statements, actuarial reports, summary plan descriptions and favorable determination letters for the Benefit Plans. Since the date these documents were supplied to Parent, no plan amendments have been adopted, no changes to these documents have been made, and no amendments or changes will be adopted or made prior to the Closing Date.

                 (d) Except as set forth in Schedule 5.15(d), all of the Benefit Plans and the related trusts subject to ERISA comply and have been administered in compliance with (i) the provisions of ERISA,
         (ii) all provisions of the Code applicable to secure the intended tax consequences, (iii) all applicable state and federal securities laws and (iv) all other applicable laws, rules, regulations and collective bargaining agreements, except where the failure to so comply or to be so administered would not result in any monetary penalty against the Company. The Company has not received any written notice from any governmental agency or instrumentality questioning or challenging such compliance.

                 (e) The Company has complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 ("COBRA"), except where the failure to so comply would not result in a monetary penalty against the Company.

                 (f) Neither the Company, its ERISA Affiliates (that is, any entity which, together with the company, will be treated as a single employer within the meaning of Code Section 414(b), (c), (m) or
         (o)), nor any administrator or fiduciary of any Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary or co-fiduciary duty under ERISA. No party in interest (as defined in ERISA) or disqualified person (as defined in the Code) of any Benefit Plan has engaged in any prohibited transaction (within the meaning of ERISA Section 406 or Code Section
         4975).

                 (g) No Benefit Plan is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates have incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Sub or any of its ERISA Affiliates.

                 (h) Neither the Company nor any of its ERISA Affiliates currently is a party to any pension or welfare plan that is a multiemployer plan within the meaning of ERISA Section 4001(a)(3) ("Multiemployer Plan"). Neither the Company nor any of its ERISA Affiliates (i) currently has any liability to make any withdrawal liability payment to any Multiemployer Plan; (ii) will incur any such liability for which Sub or its affiliates may become liable; (iii) is delinquent in making any contributions required to be paid to any Multiemployer Plan; or (iv) is involved in any pending dispute with any Multiemployer Plan.

                 (i) Except as identified on Schedule 5.15(i), none of the Benefit Plans provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former Employees beyond their retirement or other termination of service (other than coverage required by COBRA or any similar state law).

                 (j) Levels of insurance reserves, trust funding and accrued liabilities with regard to all Benefit Plans (to which such reserves or liabilities do or should apply) are described on Schedule 5.15(j), and such levels are reasonable and sufficient to provide for all incurred but unreported claims and any retroactive or prospective premium adjustments.

                 (k) Each Benefit Plan which is intended to be qualified under Code Section 401(a) ("Qualified Retirement Plan") is qualified under Code Section 401(a) and its related trust is tax-exempt under Code Section 501. For each such plan, the Company has received from the Internal Revenue Service a favorable determination letter to the effect that the plan in form satisfies the requirements for qualification under Code Section 401(a) (taking into account the provisions of the Tax Reform Act of 1986 and all subsequent legislation). No amendment to any Qualified Retirement Plan made since applying for such determination letter could cause a disqualification of such plan. Any noncompliance or failure prior to the Closing Date properly to maintain, operate, or administer any Qualified Retirement Plan has





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

         not rendered and will not render: (i) such plan or its related trust or Sub or its ERISA Affiliates subject to, or liable (directly or indirectly) for, any taxes, penalties, or liabilities to any person or governmental agency; (ii) such plan subject to disqualification; or
         (iii) the trust under such plan subject to any liability for taxes.

                 (l) The Company's records accurately reflect its Employees' employment histories, including their hours of service and years of vesting and eligibility service.

                 (m) There is no pending or threatened complaint, claim (other than a routine claim for benefits), proceeding, audit, or investigation of any kind in or before any court, tribunal, or governmental agency with respect to any Benefit Plan.

                 (n) None of the Affiliated Companies has, or has ever had, any employees or any benefit plans of the type described in
         Section 5.15(b).

         5.16 Intellectual Properties. Attached hereto as Schedule 5.16 is a list of all copyrights, trade names and trademarks, trade secrets, service marks or patents which are used in the business of the Company or any Affiliated Company or as to which the Company or any Affiliated Company claims an ownership interest or as to which the Company or any Affiliated Company is a licensee or licensor (the "Intellectual Property") and jurisdictions where registered (if any). The Company and each Affiliated Company (as applicable) has good and marketable title to or possesses adequate licenses or other valid rights to use the Intellectual Property, free and clear of all liens, charges, claims and other encumbrances. To the knowledge of the Company, the use of the Intellectual Property does not misappropriate, infringe upon or conflict with any patent, copyright, trade name, trade secret or trademark of any third party. No party has filed a claim (or, to the knowledge of Company, threatened to file a claim) against the Company or any Affiliated Company alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party and, to the knowledge of Company, neither the Company nor any Affiliated Company has violated or infringed any patent, trademark, trade name, service mark, service name, copyright or trade secret held by others.

         5.17    Tax Matters.  (a)     Except as set forth in Schedule 5.17(a):

                 The Company is a "small business corporation" and has maintained a valid election to be an "S corporation" under Subchapter S of the Code and the equivalent provisions of all applicable state income tax statutes since January 1, 1987. The Company and each Affiliated Company has timely filed, including applicable extensions, all federal, state, local and foreign Tax returns required to be filed by it, all such returns are accurate and complete in all material respects, and the Company and each Affiliated Company has paid or made adequate provision on its books and records for the payment of all Taxes (as defined in Section 5.17(c)) (including any interest, penalties and additions to Tax) required to be paid by the Company and each Affiliated Company for all tax periods ending on or prior to the Closing Date, whether or not in connection with such returns. All deficiencies asserted





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

         against the Company and each Affiliated Company as a result of any examinations by the Internal Revenue Service or any other taxing authority have been paid, fully settled or adequately provided for in the Interim Balance Sheet. The liability for Taxes reflected in the Interim Balance Sheet and the Closing Balance Sheet (excluding any reserve for deferred Taxes or portion thereof which is attributable to differences between the timing of income or deductions for tax and financial accounting purposes) is or will be sufficient for the payment of all unpaid Taxes which are owed by the Company and the Affiliated Companies (including interest, penalties and additions to Tax), whether or not disputed, that are accrued or applicable for the period ended October 27, 1996, or the Closing Date (as applicable) and for all years and periods ended prior thereto. There are no pending claims asserted for Taxes of the Company or any Affiliated Company or outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax return of the Company for any period or any Affiliated Company. The Company and each Affiliated Company has complied for all prior periods with the Tax withholding provisions of all applicable federal, state, local and other laws. All accounting periods and methods used by the Company and each Affiliated Company for Tax reporting purposes are permissible periods and methods under applicable law. Neither the Company nor any Affiliated Company has been a member of an affiliated group of corporations filing a consolidated federal income tax return. The Company and each Affiliated Company has made available to Parent true, complete and correct copies of its federal income tax returns for the last three
         (3) taxable years and made available such other tax returns requested by Parent.

                 (b) Schedule 5.17(b) sets forth a true and complete list of each jurisdiction in which the Company has filed sales or use tax returns prior to the date hereof.

                 (c) "Taxes" means all state, federal, and foreign taxes, levies, duties, assessments, reassessments and other charges of any nature whatsoever including income tax, profits tax, gross receipts tax, franchise tax, corporation tax, sales and use tax, wage tax, payroll tax, worker's compensation levy, capital tax, stamp duty, real and personal property tax, land transfer tax, customs or excise duty, excise tax, turnover or value added tax on goods sold or services rendered, withholding tax, social security, unemployment insurance charges or retirement contributions.

                 (d) "Income Taxes" means all state, federal, and foreign taxes measured on the income of the Company or any Affiliated Company, but shall not include other items contained in the definition of Taxes.

         5.18 No Broker Involved. Except for Donaldson, Lufkin & Jenrette Securities Corporation, neither the Shareholder Parties nor the Company nor any Affiliated Company have engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement or with respect to the Company's sale or merger or any other transaction relating to the disposition of the Company's assets.

                 5.19 Contracts. Schedule 5.19 contains a true and complete list of the following (hereinafter referred to as the "Company Contracts"):

                 (a) all bonds, debentures, notes, mortgages, indentures or guarantees to which the Company or any Affiliated Company is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound pursuant to which any indebtedness of the Company or any Affiliated Company in the aggregate principal amount in excess of $100,000 is outstanding;

                 (b) all leases to which the Company or any Affiliated Company is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound involving an annual rental payment in excess of $10,000 individually;

                 (c) all loans and credit commitments to the Company or any Affiliated Company which are outstanding and pursuant to which any indebtedness of the Company or any Affiliated Company in the aggregate principal amount in excess of $100,000 is outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

                 (d) all contracts or agreements which limit or restrict in any material respect the Company or any Affiliated Company from engaging in any business in any jurisdiction;

                 (e) all existing agreements, contracts and commitments, written or oral (other than those described in subparagraph (a), (b), (c), or (d) of this Section 5.19) to which the Company or any Affiliated Company is a party or by which the Company or any Affiliated Company or any of their respective properties or assets may be bound (i) involving an annual commitment or annual payment by any party thereto of more than $10,000 individually, (ii) which cannot be terminated by the Company or any Affiliated Company without penalty or further obligations on not more than 90 days' notice or (iii) which is otherwise material to the Company or any Affiliated Company.

True and complete copies of all Company Contracts, including all amendments thereto, have been made available to Parent. The Company Contracts are valid and enforceable in accordance with their respective terms with respect to the Company or the Affiliated Company (as applicable) and valid and enforceable in accordance with their respective terms with respect to any other party thereto, except as the enforceability may be limited by laws of general application relating to bankruptcy, insolvency, and debtor's relief and by the general principles of equity. The Company has physical possession of all equipment and other assets which are covered by leases set forth on Schedule 5.19. There is not under any of the Company Contracts any existing breach, default or event of default by the Company or any Affiliated Company or event that with notice or lapse of time or both would constitute a breach, default or event of default by the Company or any Affiliated Company, nor does the Company know of, and neither the Company nor any Affiliated Company has received notice of, or made a claim with respect to, any breach or default by any other party thereto. To the knowledge of the Company, no customer or supplier which paid the Company or any Affiliated Company or was paid by the Company or any Affiliated Company more than $10,000 during calendar year 1996 intends to terminate or materially alter its level of business with the Company or any Affiliated Company as a result of the transactions contemplated by this Agreement.

         5.20 Officers and Employees. Schedule 5.20 contains a true and complete list of all of the officers and managers of the Company, specifying their title and annual rate of compensation, bonus eligibility and a true and complete list of all of the employees of the Company as of the date hereof with whom the Company has a written employment agreement or to whom the Company has made verbal commitments which are binding on the Company under applicable law.

         5.21    Labor Relations.  Except as set forth in Schedule 5.21:

                 (a) Since January 1, 1993, (1) employees of the Company have not been and are not represented by a labor organization which was either National Labor Relations Board ("NLRB") certified or voluntarily recognized or recognized under foreign law; (2) the Company has not been and is not a signatory to a collective bargaining agreement with any labor organization; (3) no representation election petition has been filed by employees of the Company or is pending with the NLRB and no union organizing campaign involving employees of the Company has occurred or is in progress; (4) no NLRB unfair labor practice claims have been filed and/or are presently pending against the Company or any labor organization representing its employees; (5) no grievance or arbitration demand, whether or not filed pursuant to a collective bargaining agreement, has been filed or is pending against the Company; (6) no hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of the Company has occurred or is in progress; (7) no breach of contract and/or denial of fair representation claim has been filed or is pending against the Company and/or any labor organization representing its employees; (8) no claim for unpaid wages or overtime or for child labor or recordkeeping violations has been filed or is pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other Federal, state, local or foreign law, regulation, or ordinance; (9) no discrimination and/or retaliation claim has been filed or is pending against the Company under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA or any other Federal law or any comparable state fair employment practices act or foreign law regulating discrimination in the workplace; (10) if the Company is a Federal or State contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanctions or debarment proceeding has been filed or is pending with Office of Federal Contract Compliance Programs or any other Federal agency or any comparable State or foreign agency or court and no desk audit or on-site review is in progress; (11) no citation has been issued by Occupational Safety and Health Administration ("OSHA") against the Company and no notice of contest or OSHA administrative enforcement proceeding involving the Company has been filed or is pending; (12) no workers' compensation or





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

         retaliation claim has been filed or is pending against the Company; and/or (13) no citation of the Company has occurred and no enforcement proceeding has been initiated or is pending under Federal or foreign immigration law; and

                 (b) The Company has not taken any action which would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification Act or otherwise trigger notice requirements or liability under any local or state plant closing notice law.

         5.22 Insurance. Schedule 5.22 sets forth a true and complete list of the current insurance coverages for the Company and each Affiliated Company, including names of carriers, amounts of coverage and premiums therefor. The Company has made available to the Parent true and complete copies of all such insurance policies.

         5.23 Title to Property and Related Matters. The Company and each Affiliated Company has good and valid title to or valid leasehold interest in its personal property, as reflected in the Interim Balance Sheet or acquired after the date thereof (other than property sold or otherwise disposed of in the ordinary course of business since such date), and all of such properties are held free and clear of all title defects, liens, encumbrances, security interests and restrictions whatsoever, except, with respect to all such properties, (a) liens securing debt reflected as liabilities on the Interim Balance Sheet and (b) (i) liens for current taxes and assessments not in default or which are being contested in good faith, and (ii) mechanics', carriers', workmen's, repairmen's, statutory or common law liens relating to payments that are not delinquent and which are being contested in good faith.

         5.24    Computer Software.

                 (a)      Schedule 5.24 sets forth a true and complete list of:
         (i) all software owned by the Company or licensed to or used in connection with the business of the Company (the "Company Proprietary Software"); and (ii) all software (other than the Company Proprietary Software) used in connection with the business of the Company (the "Company Licensed Software" and together with the Company Proprietary Software, the "Company Software"); and (iii) all technical and restricted materials other than inventory relating to the acquisition, design, development, use or maintenance of computer code program documentation and materials used in connection with the business of the Company (the "Technical Documentation").

                 (b) The Company has all right, title and interest in and to all intellectual property rights in the Company Proprietary Software. The Company has developed the Company Proprietary Software materially through its own efforts, as described in Section 5.24(d), for its own account, and the Company Proprietary Software is free and clear of all liens, claims and encumbrances. The use of the Company Licensed Software and the use and distribution of the Company Proprietary Software does not breach any terms of any license or other





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

         contract between the Company and any third party. The Company is in compliance in all material respects with the terms and conditions of all license agreements in favor of the Company relating to the Company Licensed Software (the "Company License Agreements").

                 (c) To the best of the Company's knowledge, the Company Proprietary Software does not infringe any United States patent, copyright or trade secret or any other intellectual property right of any third party. The source code for the Company Proprietary Software has been maintained in confidence.

                 (d) The Company Proprietary Software was: (i) developed by the Company employees working within the scope of their employment at the time of such development; (ii) developed by agents, consultants, contractors or others who have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company ownership of all of their intellectual property rights in the Company Proprietary Software; or (iii) acquired by the Company in connection with acquisitions in which the Company obtained appropriate representations, warranties and indemnities from the transferring party relating to the title to such Company Proprietary Software. The Company has not received notice from any third party claiming any right, title or interest in the Company Proprietary Software. To the knowledge of the Company and each Shareholder, the Company has not suffered (and is not reasonably likely to suffer), as a result of the Company's recent software conversion, any material loss of data, any material loss of capability or any other material disruption of its operations.

                 (e) The Company has not granted rights in the Company Software to any third party.

                 (f) The Company Software and the hardware on which the Company Software is operated are adequate in all material respects, together with the other assets of the Company, to (i) operate the business of the Company in the same manner as such business is currently operated and (ii) to the best of the Company's knowledge, permit the Company to accomplish the business objectives set forth in the Company's five-year business plan included in the confidential offering memorandum prepared by the Company and its financial advisor, without any material upgrade to the Company Software (other than as called for in the Company's internal capital expenditure projections) or any material additional investments by the Company.

         5.25 Transactions with Affiliates. Except as disclosed on Schedule 5.25(a) and other than the Affiliated Real Property, no Shareholder or officer of the Company, or any person with whom any such Shareholder or officer has any direct or indirect relation by blood, marriage or adoption, or any entity (other than the Company) in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) (in any such case, an "Affiliate") has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of the Company or any Affiliated Company; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Affiliated Company; or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of the Company or any Affiliated Company. Following the Closing, neither the Company nor any Affiliated Company will have any obligations of any kind to any Shareholder or any Affiliate of a Shareholder except for (i) accrued salary for the pay period commencing immediately prior to the Closing Date and (ii) the obligations set forth on Schedule 5.25(b) (collectively, the "Related Party Obligations").

         5.26 Accounts Receivable. The accounts receivable of the Company and the Affiliated Companies reflected on the Interim Balance Sheet arose from bona fide transactions in the ordinary course of business, have been extended on terms consistent with the past practice of the Company and the Affiliated Companies and are not subject to any counterclaims or setoffs other than in the ordinary course (except for the amount of any applicable existing reserves for counterclaims or setoffs).

         5.27 Nondisclosed Payments. Neither the Company, the Affiliated Companies nor any of the Company's officers or directors, nor anyone acting on behalf of any of them, has made or received any payments not correctly categorized and fully disclosed in the Company's or the Affiliated Company's books and records in connection with or in any way relating to or affecting the Company, the Affiliated Companies or their respective business.

         5.28    Securities Matters.

                 (a) None of the information with respect to the Company, the Shareholders, the Affiliated Companies or the Mergers (or any of the officers, directors or general partners of the Company or the Affiliated Companies) to be included in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Shareholders and Affiliated Owners or on the date of the Shareholders' meeting referred to in Section 7.8, contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereon or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 (b) None of the information with respect to the Company, the Shareholders, the Affiliated Companies or the Mergers (or any of the officers, directors or general partners of the Company or the Affiliated Companies) to be included in the Registration Statement will, at the time it becomes effective and on the Effective Date, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                          (c) Schedule 5.28(c) lists each Shareholder which is an "affiliate" of the Company for the purposes of Rule 145 under the Securities Act (the "Rule 145 Affiliates").

                 5.29 Pooling. Except as set forth on Schedule 5.29, since the date two (2) years prior to the date hereof:

                 (a) neither the Company nor any of the Affiliated Companies has been a subsidiary or division of another corporation or other entity;

                 (b) neither the Company, the Affiliated Companies nor any of the Affiliated Owners has effected any transactions changing the relative percentage ownership of the Affiliated Owners in the Company or any Affiliated Company;

                 (c) neither the Company nor any of the Affiliated Companies has purchased any treasury shares or redeemed any shares of capital stock or partnership interests or effected any exchange of securities; or

                 (d) neither the Company nor any Affiliated Company has paid any dividend or made any distribution in excess of historical dividends or distributions or paid any bonus to shareholder employees in excess of historical levels.

         In addition, the shares of Parent Common Stock issued in the Merger will be shared ratably by the Shareholders based on their respective percentage ownership of the Company Common Stock, and there is no agreement among the Shareholders providing for any reallocation of such Parent Common Stock among the Shareholders.

         5.30 Disclaimers. Notwithstanding any other provision of this Agreement to the contrary, the Shareholder Parties and the Company make no representation or warranty relating to any liability, claim, obligation, loss, cost, expense, penalty, fine and damage with respect to any sales tax, use tax, or similar charge which may be imposed on the Company by any jurisdiction other than those jurisdictions where the Company has filed sales and use tax returns. Except as and to the extent expressly set forth in this Agreement and the other agreements and instruments contemplated hereby and subject to the limitations and restrictions contained in this Agreement, neither the Shareholder Parties nor the Company or any of their respective agents, representatives, employees or affiliates makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including projections of future performance of the Company such as, without limitation, projections of income, sales and EBIT) provided or made available to Parent and Sub or their respective employees, agents or representatives.

         Parent and Sub jointly and severally represent and warrant to the Shareholder Parties that:

         6.1 Corporate Organization. Parent is a corporation validly existing and in good standing under the laws of Delaware. Sub is a corporation validly existing and in good standing under the laws of Texas.

         6.2 Authorization and Approval of Agreement. Parent and Sub have all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments executed and delivered by Parent or Sub in connection with the transactions contemplated by this Agreement (the "Parent Ancillary Agreements"), and to fully perform the obligations required to be performed by them hereunder and thereunder. All corporate proceedings required by Parent's and Sub's respective charter documents or otherwise required by law for the execution and delivery of this Agreement and the Parent Ancillary Agreements and for the consummation of the transactions provided for herein and therein have been duly taken. This Agreement and each of the Parent Ancillary Agreements has been duly and validly executed and delivered by Parent and Sub and is enforceable against Parent and Sub in accordance with its terms, except as the enforceability may be limited by laws of general application relating to bankruptcy, insolvency and debtors' relief, and by the general principles of equity.

         6.3 Ability to Carry Out Agreement. The execution and delivery of this Agreement and the Parent Ancillary Agreements by Parent and Sub and the performance by Parent and Sub of their obligations hereunder and thereunder will not conflict with, violate or result in any breach of or constitute a default under any provisions of Parent's and Sub's charter documents or of any of the provisions of any material indenture, mortgage, lease, agreement, license, permit, instrument, order, arbitration award, judgment, decree, law, ordinance, regulation or any other restriction of any kind or character to which Parent or Sub is a party or by which either of them is bound. Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the Securities Act, the Securities Exchange Act of 1934, (the "Exchange Act"), applicable state securities laws and the rules of the NYSE, no consent of any governmental authority or other third party is required to be obtained on the part of Parent in connection with Parent's execution, delivery or performance of this Agreement or the Parent Ancillary Agreements.

         6.4 Investment Representation. Parent and Sub are acquiring the Shares for investment and not with a view to, or for resale in connection with, any distribution of the Shares.

         6.5 No Broker Involved. Except for Credit Suisse First Boston Corporation, Parent and Sub have not expressly or impliedly engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         6.6 Parent Common Stock. The shares of Parent Common Stock to be issued in the Mergers will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

         6.7 Parent SEC Reports. Parent has made available to each Shareholder (if and to the extent requested by such Shareholder) true and complete copies of each registration statement, report and proxy or information statement filed by Parent with the SEC since January 1, 1996, (collectively, the "Parent SEC Reports"), all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such Parent SEC Reports, as of the respective dates they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements of Parent (including any related notes and schedules) included (incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended January 28, 1996, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its subsidiaries as of the date thereof and the consolidated results of their operations and their cash flows for the periods there ended.

         6.8     Material Misstatements or Omissions.

                 (a) None of the information with respect to Parent or Sub to be included (or incorporated by reference) in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Affiliated Owners, or on the date of the Shareholders' meeting referred to Section 6.8, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act, except that no representation is made with respect to information supplied in writing by the Company, Affiliated Owners or any Affiliated Company specifically for inclusion in the Proxy Statement.

                 (b) None of the information with respect to Parent or Sub to be included (or incorporated by reference) in the Registration Statement will, at the time it becomes effective or on the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, except that no representation is made with respect to information supplied in writing by the Company, Affiliated Owners or any Affiliated Company specifically for inclusion in the Registration Statement.

                                   ARTICLE 7

                                   Covenants


         7.1 Conduct of Business. The Shareholder Parties and the Company, jointly and severally, covenant and agree that from the date of this Agreement to the Closing Date, the Company and each Affiliated Company shall (except as otherwise consented to in writing by Parent):

                 (a) carry on its business in a manner consistent with prior practice and only in the usual and ordinary course, and use reasonable efforts to preserve its business organization intact and conserve the good will and relationships of its customers, suppliers and others having business relations with it;

                 (b) maintain its existence and good standing in its jurisdiction of organization plus in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification;

                 (c) duly and timely file or cause to be filed all reports and returns required to be filed with any governmental body, agency or authority and promptly pay or cause to be paid when due all taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

                 (d) maintain in existing condition and repair, consistent with past practice, all buildings, offices, shops and other structures located on the Real Property, and all equipment, fixtures and other tangible personal property located on the Real Property;

                 (e) give Parent and Parent's employees, counsel, accountants and advisors, full access upon reasonable notice during normal business hours to all of the properties, personnel, financial and operating data, books, tax returns, contracts, commitments, and records of the Company and the Affiliated Companies in connection with reviewing the Company and the Affiliated Companies and their respective properties and operations;

                 (f) maintain in full force and effect all existing policies of insurance except for replacements or renewals in the ordinary course of business;

                 (g) use its reasonable best efforts to permit the Company and each Affiliated Company to retain the material benefits provided by all existing contracts and licenses to which the Company and each Affiliated Company is a party under arrangements similar to those in effect prior to the Closing Date;

                 (h) not amend its charter documents, partnership agreement or bylaws;

                 (i) not authorize for issuance, issue or deliver any additional shares of its capital stock or partnership interests or securities convertible into or exchangeable for shares of its capital stock or partnership interests, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or partnership interests or of such securities, or split, combine or reclassify any shares of its capital stock or partnership interests;





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
                 (j) not incur any liability, commitment or obligation, except unsecured current and trade liabilities and other unsecured liabilities incurred in the ordinary course of business;

                 (k) not borrow, or agree to borrow, any funds other than pursuant to its existing loan agreements or otherwise in the ordinary course of business;

                 (l) not sell, transfer or otherwise dispose of assets, except for the sale or disposition of obsolete or damaged tangible personal property and except for (i) the sale of inventory and other assets in the ordinary course of business and (ii) sales of Company-owned vehicles, art, and other assets identified on Schedule 6.1(l) ("Personal Assets") to one or more Shareholders for cash equal to the book value of the Personal Assets);

                 (m) except for amounts committed for emergency repairs, not make any material capital commitments;

                 (n) not mortgage, pledge or encumber any of its assets or guaranty the obligations of any party except in the ordinary course of business;

                 (o) not make any adjustments in the salary or wage rate of, or make or authorize any bonus payments to or consulting arrangements with, any officer or employee or amend or adopt any employee benefit plan, without Parent's prior written consent, other than bonuses for the 1996 year and salary increases for the 1997 year which shall be made in amounts consistent with past practices;

                 (p) take any action with the intention of causing any of the representations and warranties made herein to be inaccurate on the Closing Date;

                 (q) not dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, license or copyright, or dispose of or disclose to any person, any trade secret, formula, process, technology or know-how not heretofore a matter of public knowledge;

                 (r) maintain (in the case of the Company) its election to be an S corporation under subchapter S of the Code and the equivalent provisions of all applicable state income statutes;

                 (s) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities or equity interests of the Company or any Affiliated Company and not redeem, purchase or issue any shares of the capital stock or other securities or equity interests of the Company or any Affiliated Company or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities or equity interests of the Company or any Affiliated Company or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing; provided that the Company may pay cash dividends if it obtains the advice of D&T that the payment of such dividends will not jeopardize "pooling of interests" treatment for the merger and advises Parent in advance of the payment of such dividend;

                 (t) deliver to Parent on or prior to the fifteenth (15th) business day of each month a combining balance sheet of the Company and the Affiliated Companies in the form of the Interim Balance Sheet as of the end of the prior month and an income statement for such month in each case accompanied by a certificate executed by the chief financial officer on behalf of the Company that such statements have been prepared in accordance with the standards set forth in Section 5.6(b); and

                 (u) not take any action outside the ordinary course of business consistent with past practice (unless contemplated by this Agreement) without having notified Parent and D&T of such proposed action and obtaining the advice of D&T that such action will not jeopardize the characterization of the Mergers as a "pooling of interests" for accounting purposes.

         The parties understand and acknowledge that nothing contained in this Agreement shall be construed to prevent the Shareholder Parties from causing the Company to pay any out-of-pocket expense arising by reason of or leading up to the preparation of this Agreement or the consummation of the transactions contemplated hereunder.

         7.2 Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the Mergers to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Parent or the Company is advised by counsel in writing that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable rule of the NYSE, and then only after consulting the other party and making reasonable efforts to comply with the provisions of this Section).

         7.3 Supplements to Schedules. From time to time prior to the Closing Date, the Company and Parent will each promptly supplement or amend the respective disclosure schedules which they have delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the disclosure schedule or which is necessary to correct any information in any such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to any such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 10.1(a) or 11.1(a) of this Agreement.

         7.4 Pooling of Interests Accounting. From and after the date hereof and until the Closing Date, neither Parent nor the Company nor any Affiliated Company, nor any of their respective subsidiaries or other Affiliates, nor any of the Shareholder Parties shall take, any of the actions specified in Section 5.29, except as expressly authorized by this Agreement. Following the Closing Date, Parent shall use its commercially reasonable efforts to conduct the business of Parent in a manner that would not jeopardize the characterization of the Mergers as a "pooling of interests" for accounting purposes.

         7.5 The NYSE Additional Shares Listing Application. Parent will file an additional shares listing application with the NYSE to approve for a listing, subject to official notice of its issuance, the shares of Parent Common Stock to be issued in the Mergers. Parent shall exercise reasonable good faith efforts to cause its shares of Parent Common Stock to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         7.6 Antitrust Filing. As soon as practicable following the execution of this Agreement, both Parent and Company shall file an Antitrust Improvements Act Notification and Report Form under the HSR Act (the "Antitrust Filing") relating to the transactions contemplated by this Agreement and the Affiliated Merger Agreement with the Federal Trade Commission and the Department of Justice. Parent shall pay all filing fees required in connection therewith, and Parent and Company shall use their respective commercially reasonable efforts to take all action necessary, proper and advisable under applicable laws and regulations to cause the expiration or termination of the waiting periods under the HSR Act as soon as practicable.

         7.7 No Solicitation of Transactions. Until the valid termination of this Agreement pursuant to Article 12, neither the Company nor any Shareholder Party shall directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or enter into negotiations of any type, directly or indirectly, or enter into a letter of intent or purchase agreement, merger agreement or other similar agreement with any person, firm or corporation other than Parent with respect to a sale of any substantial portion of the assets of the Company or an Affiliated Company, or a merger, consolidation, business combination, sale of all or any portion of the Company's capital stock, or the liquidation or similar extraordinary transaction with respect to the Company or any Affiliated Company (a "Competing Transaction"). The Shareholder Parties shall notify Parent orally (within one business day) and in writing (as promptly as practicable) of all relevant terms of any proposals by a third party to do any of the foregoing which the Company or any Shareholder Party or any of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives may receive relating to any of such matters and, if such proposal is in writing, the Shareholder Parties shall deliver to Parent a copy of such inquiry or proposal.

         7.8     Affiliated Owner Approval.

                 (a) The Company shall call a meeting of the Shareholders to be held on the 20th business day after the mailing of the Proxy Statement for the purpose of voting upon the approval of the Merger and the other transactions contemplated by this Agreement. The

         Company will, through its Board of Directors, recommend to the Shareholders that the Shareholders approve this Agreement and the transactions contemplated hereby.

                 (b) On the twentieth (20th) business day following the mailing of the Proxy Statement, the Shareholder Parties shall cause each of the Affiliated Companies to (i) circulate for signature to its partners a written consent for the purpose of approving the Affiliated Merger and the transactions contemplated by the Affiliated Merger Agreement and (ii) use its commercially reasonable efforts to obtain the signatures of all of its partners as promptly as practicable.

         7.9 Disposition of Shares. Each of the Shareholder Parties covenants and agrees with Parent that except pursuant to the terms of this Agreement, such Shareholder will not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of the Shares, (ii) acquire or sell, assign, transfer or otherwise dispose of the Shares or (iii) enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition of sale, assignment, transfer or other disposition of the Shares.


                                   ARTICLE 8

                             Post-Closing Covenants

         8.1 Shareholder Parties' Post-Closing Covenants. In the event that a lease, contract or license does not expressly permit the Company or any Affiliated Company to maintain its rights and obligations thereunder after the Closing Date, or the Company or any Affiliated Company has not obtained the necessary written consents under any specific lease, contract or license prior to the Closing Date, the Shareholder Parties shall cooperate with Parent and the Company or such Affiliated Company in any reasonable arrangement not requiring any out-of-pocket expense by the Shareholder Parties (unless reimbursed by Parent) designed to provide the Company or such Affiliated Company with the material benefits to have been received by the Company of such Affiliated Company if the consent or approval had been obtained.

         8.2 Parent's Post-Closing Covenants. Parent covenants and agrees that, from and after Closing, it shall and shall cause the Company and each Affiliated Company to:

                 (a) not destroy or dispose of the books and records of the Company relating to periods prior to the Closing Date for a period of seven (7) years after the Closing Date without giving adequate notice to the Shareholder Parties of such pending disposal and offering the Shareholder Parties the right to copy or take possession of such record;

                 (b) give the Shareholder Parties and their counsel, accountants and advisors full access upon reasonable notice during normal business hours to all such records for any proper purpose including, without limitation, preparing any tax returns, tax elections or financial statements, or any judicial, quasi-judicial, administrative, tax audit or arbitration proceeding; and

                 (c) pay when due the Stay Bonuses and any payments or obligations pursuant to the Severance Plan.

         8.3     Post-Closing Tax Matters.

                 (a) Record Maintenance. Parent shall not dispose of any records of the Taxes paid or payable by the Company or any Affiliated Company (including but not limited to returns, reports, books, records, financial data, receipts, notices, assessments, reassessments, earnings and profits data, and work papers) prior to the seventh anniversary of the Closing Date, unless Parent shall first have received the Shareholder Parties' consent.

                 (b) Tax Returns. The Shareholder Parties shall be solely responsible for, and shall have the exclusive right in respect of, the preparation and filing, on a timely basis, including applicable extensions, of all necessary Tax returns for taxation periods of the Company or any Affiliated Company ending on or prior to the Closing Date. Such Tax returns shall be filed on a basis consistent with the Company's past practice in filing Tax returns. Without limiting the generality of the foregoing, the Shareholder Parties shall be entitled to file any elections or designations with respect to taxation periods of the Company or any Affiliated Company ending on or prior to the Closing Date, as they deem appropriate. The Shareholder Parties shall provide Parent with a copy of any Tax return filed. The Shareholder Parties shall be solely responsible for, and shall have the exclusive right in respect of, the preparation and filing of any amended Tax return and/or refund claim relating to any taxation period of the Company or any Affiliated Company ending on or prior to the Closing Date. Unless the Shareholder Parties' consent is first obtained, Parent agrees to refrain from any action which would in any way alter the balance of Taxes owing or Tax refunds obtainable with respect to any taxation period of the Company or any Affiliated Company ending on or prior to the Closing Date.

                 (c) Tax Cooperation. Parent covenants and agrees to cooperate, and to cause the Company and each Affiliated Company to cooperate, with the Shareholder Parties in filing any Tax return, amendment thereto, or consent contemplated by this Agreement and shall take such action as the Shareholder Parties may reasonably request, including without limitation:

                          (i) providing data for the preparation of any original or amended Tax returns;

                          (ii) cooperating in any audit and providing reasonable access to Parent's Tax personnel;

                          (iii) filing protests or otherwise contesting any audit, including the filing of petitions for redetermination or prosecuting actions for refund in any court and pursuing the appeal of any such actions; and

                          (iv)    providing on demand books, records,
                 documentation or other information relating to any Tax return until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof), providing additional information and explanation of material provided hereunder, and the use of Parent's commercially reasonable efforts to obtain any documentation from a governmental authority or third party that may be necessary or helpful in connection with the foregoing.

                 (d) Resolution of Certain Conflicts. In the event that Parent and the Shareholder Parties cannot agree on the calculation of the amount of any liability for Taxes or entitlement to Tax refunds hereunder, KPMG and D&T (on behalf of Parent and the Shareholder Parties) shall appoint an independent public accounting firm of national reputation, reasonably acceptable to each party, to make such calculation, and the decision of such firm will be conclusive. The cost of such engagement will be borne solely by the party that does not prevail in substantial part (in the determination of the firm that is engaged); provided, however, that if such firm determines that neither party prevailed in substantial part, the cost of such engagement shall be shared equally by Parent and the Shareholder Parties.

                 (e) Tax Contests. The Shareholder Parties shall have the exclusive right to control, conduct and/or represent the interests of all affected parties hereto in any audit relating to Income Taxes, to initiate any claim for an Income Tax refund, to contest, resolve and defend against any determination, assessment, notice of deficiency, or other adjustment or proposed adjustment of Income Taxes (including the right to agree to any determination, assessment, deficiency, or settlement of any of the foregoing items) relating to any Income Tax return filed with respect to the Company or any Affiliated Company for any taxable period ending on or prior to the Closing Date. Parent covenants and agrees to execute and deliver (or to cause the Company or the applicable Affiliated Company to execute and deliver to the Shareholder Parties), promptly upon request, such powers of attorney as may be reasonably necessary to authorize the Shareholder Parties to extend statutes of limitations, receive Income Tax refunds, and take such other actions that the Shareholder Parties may reasonably consider to be appropriate or helpful to contest any audit or claim any Income Tax refund, and shall not take any action inconsistent with the authority granted to the Shareholder Parties hereunder. Further, Parent shall promptly forward to the Shareholder Parties any notice of any pending or threatened audit or other proceeding that may affect the Shareholder Parties' liability for Taxes or entitlement to Tax refunds hereunder.

         8.4     Noncompetition.

                 (a) Definitions. For the purposes of this Section 7.4, the following definitions shall apply:

                          (i)     "Company Activities" shall mean the
                 direct-mail sale or distribution of maintenance, cleaning, electrical, plumbing, hardware or repair products.

                          (ii) "Confidential Information" shall mean any data or information of the Company and each Affiliated Company, other than Trade Secrets, which is valuable to the operation of the business of the Company and not generally known to competitors.

                          (iii) "Noncompete Period" shall mean the period beginning on the Closing Date and continuing for a period of four (4) years from the Closing Date.

                          (iv) "Territory" shall mean the United States of America, such area being where the customers of the Company are located.

                          (v) "Trade Secrets" shall mean information of the Company and each Affiliated Company, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, including, without limitation, computer software and related source codes, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. For purposes of this Section 7.4, the term Trade Secrets shall not include information that the Shareholder Parties can show by competent proof becomes generally known to the public after the Closing Date through no act or omission of the Shareholders.

                 (b) Trade Secrets. For a period of four (4) years following the Closing Date, each Shareholder Party shall hold in confidence all Trade Secrets, and shall not disclose, publish or make use of Trade Secrets, without the prior written consent of Parent. Nothing in this Agreement shall diminish the rights of Parent or the Company regarding the protection of Trade Secrets and other intellectual property pursuant to applicable law.

                 (c) Confidential Information. Each Shareholder Party hereby agrees that, for a period of four (4) years following the Closing Date, such Shareholder Party shall hold in confidence all Confidential Information and will not disclose, publish or make use of Confidential Information without the prior written consent of Parent.

                          (d)   Noncompetition.

                          (i) Each Shareholder Party hereby acknowledges that the Company conducts Company Activities throughout the Territory. Each Shareholder Party acknowledges that to protect adequately the interest of Parent in the business of the Company, it is essential that any noncompete covenant with respect thereto cover all Company Activities and the entire Territory. Each Shareholder Party further acknowledges that the covenants set forth in this Section 8.4 are a material condition to Parent's willingness to proceed with the transactions contemplated by this Agreement, and that such Shareholder Party desires to enter into these covenants in order to obtain the substantial benefits that such Shareholder Party will obtain as a result of the Merger.

                          (ii) Each Shareholder Party hereby agrees that such Shareholder Party shall not, during the Noncompete Period, in any manner, directly or indirectly or by assisting others, engage in, have an equity or profit interest in, or render services (of an executive, marketing, manufacturing, research and development, administrative, financial or consulting nature) to any business that conducts any of the Company Activities in the Territory. However, this paragraph will not prohibit (a) the Shareholder Parties from owning (in the aggregate) less than five percent (5%) of any class of securities that is traded on the NASDAQ Stock Market or a national securities exchange, or (b) any Shareholder Party from being employed by any business that derives less than ten percent (10%) of its revenues from Company Activities in the Territory so long as such Shareholder Party does not have any supervisory role over, or provide any services to, the subsidiary or division of such business that performs such Company Activities.

                 (e) Nonsolicitation. Each Shareholder Party hereby agrees that, prior to the fourth anniversary of the Closing Date, such Shareholder Party shall not, without prior written consent of Parent, in any manner, directly or indirectly or by assisting others, recruit or hire away or attempt to recruit or hire away, on its behalf or on behalf of any other person, firm or corporation, any person who is an employee of the Company as of the date hereof.

                 (f) Severability. If a judicial or arbitral determination is made that any of the provisions of this Section 8.4 constitutes an unreasonable or otherwise unenforceable restriction against the Shareholder Parties, the provisions of this Section 8.4 shall be rendered void only to the extent that such judicial or arbitral determination finds such provisions to be unreasonable or otherwise unenforceable with respect to the Shareholder Parties. In this regard, the Shareholder Parties and Parent hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section 8.4 and to apply the provisions of this Section 8.4 to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial or arbitral authority. Moreover, notwithstanding the fact that any provision of this Section 8.4 is determined not to be specifically enforceable, Parent shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by the Shareholder Parties.
         The time period during which the prohibitions set forth in this
         Section 8.4(a) shall apply with respect to any Shareholder Party shall be tolled and suspended for a period equal to the aggregate time during which such Shareholder Party violates such prohibitions in any respect.

                 (g) Injunctive Relief. The Shareholder Parties hereby agree that any remedy at law for any breach of the provisions contained this Section 8.4 shall be inadequate and that Parent shall be entitled to injunctive relief in addition to any other remedy Parent might have under this Agreement.

                 (h) Several Liability. Each Shareholder Party shall be liable severally with respect to any violation of this Section 8.4 by such Shareholder Party, and no Shareholder Party shall be jointly and severally liable for any violation of this Section 8.4 by any other Shareholder Party.

         8.5     Related Party Debt.  Immediately following the Effective Time,
(i) Parent shall cause the Company to repay in full all indebtedness for borrowed money owed by the Company to any Shareholder Party or any Affiliate of a Shareholder Party and (ii) Parent shall repay in full all other indebtedness of the Company for borrowed money or shall cause the Shareholder Parties to be completely released from any and all guarantees, personal or otherwise, pledges or other similar arrangements relating to such indebtedness, and cause to be released as security all collateral owned by the Shareholder Parties relating to any such indebtedness of the Company or any Affiliated Company.

         8.6 Transfer of Parent Common Stock. Each of the Shareholder Parties that is a Rule 145 Affiliate agrees that such Shareholder Party will not offer to sell, transfer or otherwise dispose of any of the shares of Parent Common Stock issued to such Shareholder Party pursuant to the Mergers, except
(i) in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) until such time as financial results covering at least thirty (30) days of combined operations of Parent, the Company and the Affiliated Companies have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies. Parent shall be entitled to place legends on any certificates of Parent Common Stock issued in the Mergers to restrict transfer of such shares as set forth above.

                                  ARTICLE 9

                                Indemnification

         9.1 Indemnification Obligations of the Shareholders. Each Shareholder Party shall jointly and severally indemnify (subject to Section 8.4(h) hereof), defend and hold harmless Parent and its subsidiaries and Affiliates (including Sub, the Company and the Affiliated Companies), each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Parent Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                 (a) any breach or inaccuracy of any representation or warranty made by the Company or any Shareholder Party in this Agreement;

                 (b) any breach of any covenant, agreement or undertaking made by the Company or any Shareholder Party in this Agreement;

                 (c) any fraud or intentional misrepresentation by the Company or any Shareholder in connection with this Agreement and the transactions contemplated hereby; or

                 (d) the exercise by any Shareholder of appraisal rights under the TBCA.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Parent Indemnified Parties described in this Section 9.1 as to which the Parent Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Parent Losses."

         9.2 Indemnification Obligations of Parent. Parent shall indemnify and hold harmless the Shareholder Parties and each of the affiliates, heirs, executors, successors and assigns of any Shareholder Party (collectively, the "Shareholder Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                 (a) any breach or inaccuracy of any representation or warranty made by Parent in this Agreement;

                 (b) any breach of any covenant, agreement or undertaking made by Parent or Sub in this Agreement; or

                 (c) any fraud or intentional misrepresentation by Parent in connection with this Agreement and the transactions contemplated hereby.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Shareholder Indemnified Parties described in this Section
9.2 as to which the Shareholder Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Shareholder Losses."

         9.3    Limitations on Indemnification.

                 (a)      Except for the specific exceptions contained in this
         Section 9.3(a), the Parent Indemnified Parties will not be entitled to seek indemnification under Section 9.1 unless and until the aggregate of all Parent Losses incurred by the Parent Indemnified Parties exceeds $1,000,000 (the "Shareholder Basket Amount"). In the event that the aggregate of all Parent Losses exceeds the Shareholder Basket Amount, the Parent Indemnified Parties will only be entitled to seek indemnification in respect of Parent Losses in excess of the Shareholder Basket Amount, but in no event will the Shareholder Parties' obligations for Parent Losses be greater than $25,000,000 (the "Shareholder Maximum Indemnity"); provided, however, that the Shareholder Basket Amount and the Shareholder Maximum Indemnity shall not apply with respect to Parent Losses arising under (i) Section 9.1(a) with respect to any breach or inaccuracy of any representation or warranty made by the Shareholder Parties in Section 5.1, 5.2, 5.3, 5.4, 5.5, 5.17 or 5.25, (ii) Section 9.1 (b), other than with respect to any breach by the Company or a Shareholder Party of the covenants contained in Article 7 (unless such Article 7 breach is willful or this Agreement is terminated pursuant to Article 12 after such Article 7 breach, in which case the Shareholder Basket Amount and the Shareholder Maximum Indemnity shall not apply) or (iii) Section 9.1(c) or 9.1(d). In addition, the Shareholder Basket Amount shall not apply with respect to Parent Losses arising under Section 9.1(a) with respect to any breach or inaccuracy of any representation or warranty made by the Shareholder Parties in Section 5.29. Notwithstanding any other provision herein, the Shareholder Parties shall not in any event indemnify a Parent Indemnified Party for any claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages relating to sales tax, use tax, or other similar charges imposed by any jurisdiction other than a jurisdiction in which the Company has filed sales or use tax returns; and

                 (b) The Shareholder Indemnified Parties will not be entitled to seek indemnification under Section 9.2 for Shareholder Losses unless and until the aggregate amount of all Shareholder Losses incurred by the Shareholder Indemnified Parties exceeds $1,000,000 (the "Parent Basket Amount"). In the event that the aggregate of all Shareholder Losses exceeds the Parent Basket Amount, the Shareholder Indemnified Parties will only be entitled to seek indemnification in respect of Shareholder Losses in excess of the Parent Basket Amount, but in no event will Parent's obligation for Shareholder Losses be greater than $25,000,000 (the "Parent Maximum Indemnity"); provided, however, that the Parent Basket Amount





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

         and the Parent Maximum Indemnity shall not apply with respect to Shareholder Losses arising under (i) Section 9.2(a) with respect to any breach or inaccuracy or any representation or warranty made by Parent in Sections 6.1, 6.2, 6.3 or 6.7 or (ii) Section 9.2(b) or 9.2(c).

         9.4    Indemnification Procedure.

                 (a) Promptly after receipt by a Parent Indemnified Party or a Shareholder Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice from a third party of any complaint or the commencement of any action, proceeding or claim with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Parent Losses or Shareholder Losses (as the case may be and subject to the limitation on Parent Losses and Shareholder Losses in Section 9.3), such Indemnified Party shall notify Parent or the Shareholder Parties, whoever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), of the commencement of such action, proceeding or claim; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such matter only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such matter. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter, to assume the defense of such matter, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the matter or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such twenty (20) day period, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.





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


                 (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to
         Section 9.4(a), or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

                 (c) In the event an Indemnified Party shall claim a right to payment (or, a credit towards the Shareholders Basket Amount or Parent Basket Amount) pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds (or, if applicable, shall provide notice to the escrow agent regarding disbursement of the appropriate portion of the escrow fund) in an amount equal to such claim as determined hereunder (or shall record an appropriate credit against the Shareholder Basket Amount or Parent Basket Amount).

         9.5 Claims Period. For purposes of this Agreement, a "Claims Period" shall be the period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party. The Claims Periods under this Agreement shall commence on the date of this Agreement and shall terminate as follows:

                 (a) with respect to Parent Losses arising under Section 9.1(a) with respect to any breach or inaccuracy of any representation or warranty of the Shareholder Parties in Section 5.6, 5.11 or 5.26, the Claims Period shall terminate on the date which is thirty (30) days following the final determination of the Closing Balance Sheet pursuant to Section 2.5 or 2.6;

                 (b) with respect to Parent Losses arising under Section 9.1(a) with respect to any breach or inaccuracy of any representation or warranty of the Shareholder Parties other than Sections 5.6, 5.11 and 5.26, the Claims Period shall terminate one (1) year following the Closing Date;





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


                 (c) with respect to Parent Losses arising under Section 9.1(b) with respect to any breach by the Company or any Shareholder Party of any covenant, agreement or undertaking contained in Article 7, the Claims Period shall terminate one (1) year following the Closing Date; provided that in the case of any breach of Section 7.7, the Claims Period shall continue indefinitely, except as limited by law (including by applicable statutes of limitation);

                 (d) with respect to Parent Losses arising under Section 9.1(b) with respect to any breach by the Company or the Shareholder Parties of any covenant, agreement or undertaking by the Company or any Shareholder Party in this Agreement other than Article 7 or under
         Section 9.1(c) or 9.1(d), the Claims Period shall continue indefinitely, except as limited by law (including by applicable statutes of limitation);

                 (e)      with respect to Shareholder Losses arising under
         Section 9.2(a) with respect to any breach or inaccuracy of any representation or warranty of Parent, the Claims Period shall terminate one (1) year following the Closing Date;

                 (f)      with respect to Shareholder Losses arising under
         Section 9.2(b) with respect to any breach by Parent of any covenant, agreement or undertaking contained in Article 7, the Claims Period shall terminate one (1) year following the Closing Date; provided that if such breach of Article 7 is willful or if the claim for indemnification is asserted by the Shareholder Indemnified Parties prior to the Closing and the Closing does not thereafter occur, the Claims Period shall continue indefinitely, except as limited by law (including by applicable statutes of limitation);

                 (g)      with respect to Shareholder Losses arising under
         Section 9.2(b) with respect to any breach of any covenant, agreement or undertaking by Parent in this Agreement other than Article 7 or under Section 9.2(c), the Claims Period shall continue indefinitely, except as limited by law (including by applicable statutes of limitation).

         Notwithstanding the foregoing, if prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified as provided hereunder of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

         9.6 Recovery. Parent may recover Parent Losses in accordance with the provisions of the Escrow Agreement (as defined in Section 10.1(h)); provided, however, that Parent's ability to recover Parent Losses in accordance with the Escrow Agreement shall not in any way be construed to limit any remedy Parent may have against the Shareholder Parties under this Agreement.





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

         9.7 Exclusive Remedy. The terms of the indemnification provided pursuant to this Article 9 constitute the exclusive remedy that a Parent Indemnified Party or a Shareholder Indemnified Party, as the case may be, shall have following the Closing against a Shareholder Indemnified Party or a Parent Indemnified Party, as the case may be, as to matters that result, directly or indirectly, from any breach of representations or warranties or the nonfulfillment or default in the performance of any of the covenants or agreements made by the parties in this Agreement or in any Schedule, certificate, instrument or agreement delivered pursuant thereto.

         9.8 Limitation on Losses. Notwithstanding anything herein to the contrary, the terms "Parent Losses" and "Shareholder Losses" shall be calculated after considering all insurance proceeds actually received by the Indemnified Party with respect to the specific event that gives rise to the claim by the Indemnified Party.


                                   ARTICLE 10

             Conditions Precedent To Obligations Of Parent and Sub

         10.1 Conditions Precedent. Parent's and Sub's obligation to consummate the Merger and the transactions contemplated by this Agreement is subject to the fulfillment on or before the Closing Date of each of the following conditions:

                 (a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Shareholder Parties set forth herein shall be accurate in all material respects on and as of the Closing Date as if made on and as of such date (or any date, including the date of this Agreement, at which a representation or warranty is expressly made), and the Company and the Shareholder Parties shall have complied in all material respects with or performed in all material respects all agreements, covenants and conditions on their part to be performed or complied with on or prior to the Closing Date.

                 (b) Legal Actions. No suit, action or other proceeding by any third party shall be pending before any court or governmental body, agency or authority seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or which is likely to materially adversely affect the value of the assets or business of the Company and the Affiliated Companies (taken as a whole).

                 (c) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement by the Company shall have been obtained or made, except for filing of the Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order approval, filing or





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

         registration would not have a material adverse effect on the business of Parent and the Company following the Effective Time. Parent shall also have received consents to assignment of all Company Contracts or written waivers of the provisions of any Company Contracts requiring the consents of third parties as set forth in Schedule 10.1(c).

                 (d) Deliveries. The Shareholder Parties and the Company shall have delivered to Parent:

                          (i) A certificate executed by the Shareholder Parties and the Company certifying to the accuracy on the Closing Date of the Shareholder Parties' and the Company's respective representations and warranties set forth in Articles 4 and 5;

                          (ii) A certificate by the Secretary of the Company as to the Board of Directors and Shareholders of the Company having taken all actions necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated thereby;

                          (iii) The minute books, stock transfer books
                 (containing canceled stock certificates representing all transfers of its capital stock prior to the Closing Date) and corporate seal of the Company which are in the Company's possession;

                          (iv) The opinion of counsel for the Company, the Affiliated Companies and the Shareholders in the form of
                 Exhibit 10.1(d)(iv) hereto; and

                          (v)   Such other documents and items as are
                 contemplated by this Agreement or as Parent may reasonably request.

                 (e) Antitrust Filing. The waiting period required in connection with the Antitrust Filing, if any, shall have expired or been terminated.

                 (f) Pooling Opinion. Parent shall have been advised in writing, as of the Closing Date, by KPMG, that, in accordance with GAAP, the Mergers are qualified to be treated as a "pooling of interests" for accounting purposes, and that based upon their examination of the financial statements of Company and the Affiliated Companies, they are not aware of any conditions relating to the Company or any Affiliated Company that would preclude the use of "pooling of interests" accounting in connection with the Mergers. In addition, D&T shall deliver to Parent and the Company an opinion letter in the form attached as Exhibit 10.1(f) hereto that, based upon inquiries and their examination of the financial statements of the Company or any of the Affiliated Companies, they are not aware of any conditions relating to the Company and the Affiliated Companies that would preclude the use of pooling-of-interests accounting in connection with the Mergers.

                 (g) Listing of Parent Common Stock. The Parent Common Stock to be issued pursuant to the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance by Parent.

                 (h) Escrow Agreement. Each Shareholder Party shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as Exhibit 10.1(h) (the "Escrow Agreement"), pursuant to which the Shareholder Parties shall deposit with Bank of America, N.A. on the Closing Date a number of shares of Parent Common Stock equal to $10,000,000 divided by the Average Closing Price (rounded to the nearest whole share) to secure their obligations under this Agreement.

                 (i) No Material Adverse Change. There shall not have occurred after the date hereof (nor shall Parent have become aware after the date hereof of any circumstances that are reasonably likely to cause or result in) any material adverse change in the financial condition, business or results of operations or prospects of the Company and the Affiliated Companies (taken as a whole).

                 (j) Related Party Debt. Each Shareholder shall have paid in full all amounts of any kind owed by such Shareholder or its Affiliate to the Company and each Affiliated Company, or such amount shall have been offset on a dollar-for-dollar basis against any indebtedness for borrowed money owed by the Company or any Affiliated Company to such Shareholder or its Affiliate.

                 (k) Dissenting Shares. Holders of not more than 3% of the outstanding shares of the Company Common Stock shall have elected to exercise appraisal rights pursuant to the TBCA.

                 (l) Affiliated Owner Approval. The Merger and the transactions contemplated by this Agreement shall have been approved at the Shareholders' meeting referred to in Section 7.8(a) by the holders of at least ninety seven percent (97%) of the outstanding shares of the Company Common Stock. All of the partners of each of the Affiliated Companies shall have executed and delivered to Parent written consents evidencing such partners' consent to and approval of the Affiliated Merger and the transactions contemplated by the Affiliated Merger Agreement.

                 (m) Certificates of Merger. The certificates of merger relating to the Affiliated Merger shall have been executed by each of the Affiliated Companies and delivered to Parent for filing.

                 (n) Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the SEC pursuant to the Exchange Act and with respect to the transactions contemplated by this Agreement or the Affiliated Merger Agreement, shall be pending before or threatened by the SEC. All applicable state securities laws shall have been complied with in connection with the issuance of Parent Common Stock to be issued pursuant to the Mergers, and no stop order suspending the effectiveness of any qualification or registration of such Parent Common Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state.

                 (o) Mission Valley. The Company shall be relieved from any and all of its obligations under that certain Loan Agreement, dated March 1, 1996, by and between Met Life Capital and the Company.

         10.2 Waiver. Parent shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by Parent.

                                   ARTICLE 11

         Conditions Precedent to Obligations of the Shareholder Parties and the Company

         11.1 Conditions Precedent. The obligation of the Shareholder Parties and the Company to consummate the Merger and the transactions contemplated by this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

                 (a) Representations, Warranties and Covenants. The representations and warranties made by Parent and Sub herein shall be accurate in all material respects on and as of the Closing Date to the same extent as if made on and as of such date, and Parent and Sub shall have complied in all material respects with or performed in all material respects all agreements, covenants and conditions on their part to be performed or complied with on or prior to the Closing Date.

                 (b) Legal Actions. No suit, action or other proceeding by any third party shall be pending before any court or governmental agency seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby.

                 (c) Deliveries. Parent shall have delivered to the Shareholder Parties:

                          (i)        A certificate executed by Parent and
                 Sub certifying to the accuracy on the Closing Date of Parent's and Sub's representations and warranties set forth in Article 6;

                          (ii) A certificate by the Secretary or any Assistant Secretary of Parent and Sub as to the due adoption by the Board of Directors of Parent and the Board of Directors and shareholders of Sub of the required corporate resolutions authorizing the execution, delivery and performance of this Agreement by Parent and Sub and the consummation of the transactions contemplated thereby;

                          (iii) The opinion of counsel for Parent and Sub in
                 the form of Exhibit 11.1(c)(iii) hereto; and

                          (iv)  Such other documents and items as are
                 contemplated by this Agreement or as the Shareholder Parties may reasonably request.

                 (d) Antitrust Filing. The waiting period required in connection with the Antitrust Filing, if any, shall have expired or been terminated.

                 (e) Listing of Parent Common Stock. The Parent Common Stock to be issued pursuant to the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance by Parent.

                 (f) Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC. All applicable state securities laws shall have been complied with in connection with the issuance of Parent Common Stock to be issued pursuant to the Mergers, and no stop order suspending the effectiveness of any qualification or registration of such Parent Common Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state.

                 (g) Shareholder Approval. The Merger, this Agreement and the transactions contemplated hereby shall have been approved at the Shareholders meeting by the holders of a majority of the outstanding Company Common Stock

         11.2 Waiver. The Shareholder Parties and the Company shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by the Shareholder Parties and the Company. Any waiver made by the Shareholder Parties and the Company hereunder shall also constitute a waiver with respect to any rights or remedies that the Shareholder Parties and the Company may otherwise have against Parent in respect of or relating to the specific conditions waived.



                                   ARTICLE 12

                                  Termination

         12.1 Termination. This Agreement may be terminated at any time at or prior to the Closing (the "Termination Date"):

                 (a) in writing by mutual consent of Parent and the Company;

                 (b) by written notice from the Company to Parent if (i) Parent or Sub shall breach or fail to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) any of the representations and warranties of Parent and Sub contained herein shall be inaccurate in any material respect, which breach, failure or inaccuracy is not cured within ten (10) days after the Company has notified Parent of its intent to terminate this Agreement pursuant to this subparagraph (b); provided that if any such breach, failure or inaccuracy is not reasonably capable of cure within such 10-day period and Parent is using its good faith efforts to effect such cure at the earliest practicable time, the Company shall not be permitted to terminate this Agreement pursuant to this subparagraph (b) unless such breach, failure or inaccuracy is not cured within thirty (30) days after the Company has notified Parent of its intent to terminate this Agreement pursuant to this subparagraph (b);

                 (c) by written notice from Parent to the Company, if (i) the Company or any Shareholder Party shall breach or fail to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, or
         (ii) any of the representations and warranties of the Shareholder Parties contained herein shall be inaccurate in any material respect, which breach, failure or inaccuracy is not cured within ten (10) days after Parent has notified the Company of its intent to terminate this Agreement pursuant to this subparagraph (c); provided that if any such breach, failure or inaccuracy is not reasonably capable of cure within such 10-day period and Company is using its good faith efforts to effect such cure at the earliest practicable time, the Company shall not be permitted to terminate this Agreement pursuant to this subparagraph (c) unless such breach, failure or inaccuracy is not cured within thirty (30) days after Parent has notified the Company of its intent to terminate this Agreement pursuant to this subparagraph
         (c);

                 (d) by written notice by either Parent or the Company to the other, if the Closing has not occurred by May 31, 1997, for any reason other than delay or nonperformance of the party seeking such termination; or

                 (e) by written notice by Parent to the Shareholder Parties, if the conditions in either or both of Sections 10.1(k) and 10.1(l) have not been satisfied on or prior to the twenty-fifth (25th) business day following the mailing of the Proxy Statement to the Affiliated Owners.

         12.2 Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement prior to the Closing Date made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         12.3 Effect of Termination. In the event of termination of this Agreement pursuant to this , this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors or stockholders, except for obligations under Section 7.2,
Section 12.4, Article 13 and this Section, all of which shall survive the Termination Date. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of this Agreement (except to the extent contemplated by Section 12.4(b)); provided that none of the Shareholder Parties shall have any liability for any breach of this Agreement (other than Sections 7.2 and 7.7) if this Agreement is terminated prior to the satisfaction of the conditions in Sections 10.1(k) and 10.1(l).

         12.4    Termination Fee.

                 (a)      If this Agreement is terminated by Parent pursuant to
         Section 12.1(e), the Company shall pay to Parent within two (2) business days following such termination (by wire transfer of immediately available funds to an account designated by Parent) the amount of $10,000,000 (the "Termination Fee"). If such Termination Fee is not paid when due, the Termination Fee shall accrue simple interest on a daily basis at a rate equal to 15% per annum from the due date until paid in full.

                 (b)      The payment of the Termination Fee pursuant to
         Section 12.4(b) shall be treated as liquidated damages and shall relieve the Company and the Shareholder Parties from any liability to Parent and Sub with respect to any breach of this Agreement that occurs prior to the payment of the Termination Fee. Notwithstanding the foregoing, nothing contained herein shall relieve the Company or the Shareholder Parties from any liability for any breach of Section 7.7 of this Agreement.


                                   ARTICLE 13

                                    Expenses

         The Shareholder Parties and the Company, on the one hand, and Parent, on the other hand, shall each pay its own expenses in connection with the negotiations leading up to and the preparation of this Agreement and the consummation of the transactions provided for herein (collectively, "Expenses"), including without limitation fees and expense of their respective investment advisors, brokers, legal counsel, accountants and, in the case of Parent, other outside experts retained by it to conduct due diligence.


                                   ARTICLE 14

                                 Miscellaneous

         14.1 Cooperation Following the Closing. Following the Closing, the Shareholder Parties, the Company and Parent shall deliver to the other such further information and documents and shall execute and deliver to the other such further information and documents and shall execute and deliver such further instruments and agreements as the other shall reasonably request in order to consummate or confirm the transactions provided for herein, to accomplish the purpose of this Agreement or to assure to the other the benefits of this Agreement.

         14.2    Benefits and Burdens: Assignment.

                 (a) Upon the execution of this Agreement by Parent, Sub, the Company and Shareholders holding 97% or more of the outstanding Company Common Stock, this Agreement shall become a binding and enforceable agreement with respect to Parent, Sub, the Company and each Shareholder that has executed this Agreement, and thereafter shall be the binding and enforceable agreement of any Shareholder that subsequently executes this Agreement.

                 (b) This Agreement shall inure to the benefit of and shall be binding upon each Shareholder Party, the Company, Sub and Parent, and the respective heirs, executors, successors and permitted assigns of such Shareholder, the Company, Sub and Parent. No party to this Agreement may assign its rights or obligations hereunder without the prior written consent of each of the other parties hereto; provided however, that this Agreement may be assigned by Parent to a corporation, all of whose issued and outstanding capital stock is owned directly or indirectly by Parent, but in such event Parent shall not be released from its obligations hereunder.

         14.3 Amendment. This Agreement may be amended only by an instrument in writing signed by the Shareholder Parties, the Company and Parent.

         14.4 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

         If to Parent or, after the Closing, the Company:

         The Home Depot, Inc.
         2455 Paces Ferry Road
         Atlanta, Georgia 30339
         Attention: Lawrence A. Smith
         Telecopy: (770) 431-2739

         With a copy to:

         King & Spalding
         191 Peachtree Street
         Atlanta, Georgia  30303-1763
         Attention: Michael J. Egan III
         Telecopy: (404) 572-5145


         If to the Shareholder Parties or, prior to Closing, the Company:

         Maintenance Warehouse/America Corp.
         5505 Morehouse Drive, Suite 300
         San Diego, California  92121
         Attention: Ronald L. Neeley
         Telecopy: (619) 458-9863


         With a copy to:

         Seltzer Caplan Wilkins & McMahon
         750 "B" Street, Suite 2100
         San Diego, California  92101

         Attention: David J. Dorne
         Telecopy: (619) 685-3100

         Latham & Watkins
         701 "B" Street, Suite 2100
         San Diego, California 92101
         Attention: Scott N. Wolfe
         Telecopy: (619) 696-7419

or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person, (b) on the date after delivery to a national overnight courier service, (c) upon transmission by facsimile if receipt is confirmed by telephone or (d) on the fifth (5th) business day after it is mailed by registered or certified mail.

         14.5 Entire Understanding. This Agreement and the Schedules and Exhibits referred to herein represent the entire understanding of the parties with respect to the subject matter hereof and supersedes all correspondence, memoranda, conversations or other communications with respect thereto.

         14.6 Headings. The section headings in this Agreement are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

         14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and, when signed by all of the parties hereto, shall become legally binding on such parties effective as of the date set forth at the beginning of this Agreement.

         14.8 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State.

         14.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         14.10   Time.  Time is of the essence under this Agreement.

         14.11 Knowledge. The phrase "to the knowledge of the Company" or its equivalent as used herein shall mean to the actual knowledge, without the obligation to undertake any investigation or inquiry of any kind, of the Company and the following persons: Ronald L. Neeley, Lucille A. Neeley, Jon S. Gilbert, Steven L. Neeley, Karen E. Rush, Ronald F. Turk and Jonathan L. Neeley.

         14.12 Statutes. Any reference herein to any federal, state or local statute shall include all amendments to such statute through the date of this Agreement or the Effective Time, as applicable.

         14.13 Shareholder Representative. By the execution and delivery of this Agreement, including counterparts hereof, each Shareholder Party hereby irrevocably constitutes and appoints Ronald L. Neeley as the true and lawful agent and attorney-in-fact (referred to in this Agreement as the "Representative") of such Shareholder Party with full powers of substitution to act in the name, place and stead of such Shareholder Party with respect to the performance on behalf of such Shareholder Party under the terms and provisions of this Agreement, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement, including without limitation the power:

                 (a) to receive, hold and deliver to Parent any of the Certificates, accompanied by the Letters of Transmittal and any other documents relating thereto on behalf of such Shareholder Party;

                 (b) to receive on behalf of such Shareholder Party any shares of Parent Common Stock issued to such Shareholder Party pursuant to this Agreement;

                 (c) to execute and deliver the Escrow Agreement and all other ancillary agreements, certificates, and documents which the Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement;

                 (d) to act for such Shareholder Party with respect to all indemnification matters referred to in this Agreement, including the right to compromise or settle any such claims on behalf of such Shareholder Party;

                 (e) to amend or waive any provision of this Agreement (including any condition to closing) in any manner which does not differentiate among the Shareholder Parties;

                 (f) to employ and obtain the advice of legal counsel, accountants and other professional advisors as the Representative, in his sole discretion, deems necessary or advisable in the performance of his duties as Representative and to rely on their advice and counsel;

                 (g) to incur any expenses, to liquidate and withhold assets received on behalf of the Shareholder Parties prior to their distribution to the Shareholder Parties to the extent of any amount which the Representative deems necessary for payment of or as a reserve against expenses, and to pay such expenses or to deposit the same in an interest-bearing bank account established for such purpose;

                 (h) to receive all notices, communications and deliveries hereunder on behalf of such Shareholder Party under this Agreement; and

                 (i) to do or refrain from doing any further act or deed on behalf of such Shareholder Party which the Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as any of the Shareholder Parties could do if personally present and acting and as though any reference to a Shareholder Party or the Shareholder Parties in this Agreement were a reference to the Representative.

         The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and Parent and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Representative as the act of the Shareholder Parties in all matters referred to in this Agreement. Each Shareholder hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of his appointment as Representative of such Shareholder Party. The Representative shall act for the Shareholder Parties on all of the matters set forth in this Agreement in the manner the Representative believes to be in the best interest of the Shareholder Parties, but the Representative shall not be responsible to any Shareholder Party for any loss or damage any Shareholder Party may suffer by reason of the performance by the Representative of his duties under this Agreement, other than loss or damage arising from willful misconduct in the performance of his duties under this Agreement.

         Each of the Shareholder Parties hereby expressly acknowledges and agrees that the Representative is authorized to act on behalf of such Shareholder Party notwithstanding any dispute or disagreement among the Shareholder Parties, and that Parent shall be entitled to rely on any and all action taken by the Representative under this Agreement without liability to, or obligation to inquire of, any of the Shareholder Parties. If the Representative resigns or ceases to function in such capacity for any reason whatsoever, then Shareholder Parties which held a majority of the Company Common Stock on the date hereof shall appoint a successor; provided, however, that if for any reason no successor has been appointed within thirty (30) days, then any Shareholder Party shall have the right to petition a court of competent jurisdiction for appointment of a successor. The Shareholder Parties do hereby jointly and severally agree to indemnify and hold the Representative harmless from and against any and all liability, loss, cost, damage or expense (including without limitation attorneys' fees) reasonably incurred or suffered as a result of the performance of its duties under this Agreement except for willful misconduct.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement effective as of the day and year first above written.


                                          MAINTENANCE WAREHOUSE/AMERICA CORP.

                                          __________________________________
                                          Ronald L. Neeley
                                          Chief Executive Officer


                                          THE HOME DEPOT, INC.


                                          __________________________________
                                          Marshall L. Day
                                          Senior Vice President and
                                          Chief Financial Officer


                                          HOME DEPOT SUB, INC.


                                          _________________________________
                                          Carol B. Tome
                                          Vice President


                                          SHAREHOLDER PARTIES


                                          __________________________________
                                          Alison Neeley-Avvampato, as her sole
                                          and separate property


                                          __________________________________
                                          Charles Avvampato

                      -----------------------------------------------------
                      Jonathan Lee Neeley, Trustee of The Jonathan Lee Neeley Trust, under Declaration of Trust dated April 2, 1996


                      -----------------------------------------------------
                      Steven Lee Neeley, Trustee of The Steven Lee Neeley Trust, dated September 22, 1994


                      -----------------------------------------------------
                      Ronald L. Neeley, Trustee Under Declaration of Trust dated September 15, 1981, as amended


                      -----------------------------------------------------
                      Lucille A. Neeley, Trustee Under Declaration of Trust dated September 15, 1981, as amended


                      -----------------------------------------------------
                      David J. Dorne, Trustee of The Jonathan Lee Neeley 1996 Trust


                      Bankers Trust Company, as Trustee of The Jonathan Lee Neeley 1996 Trust


                      By:
                      -----------------------------------------------------

                      Title:
                      -----------------------------------------------------



                      -----------------------------------------------------
                      David J. Dorne, Trustee of The Steven Lee Neeley 1996
                      Trust

                      -----------------------------------------------------
                      Bankers Trust Company, as Trustee of The Steven Lee Neeley 1996 Trust



                      By:
                      -----------------------------------------------------

                      Title:
                      -----------------------------------------------------



                      -----------------------------------------------------
                      David J. Dorne, Trustee of The Alison Neeley 1996 Trust


                      Bankers Trust Company, as Trustee of The Alison Neeley 1996 Trust



                      By:
                      -----------------------------------------------------

                      Title:
                      -----------------------------------------------------



                      -----------------------------------------------------
                      Jon S. Gilbert



                      -----------------------------------------------------
                      David J. Dorne, Trustee of The Karly E. Gilbert 1996
                      Trust

                      -----------------------------------------------------
                      David J. Dorne, Trustee of The Jennifer C. Gilbert 1996 Trust

         Each of the persons signing below is executing this Agreement as of the day and year first written above in his or her individual capacity in order to acknowledge that each such person is individually bound by the provisions of this Agreement (and will for all purposes hereunder be deemed a Shareholder Party) as fully and completely as if such person owned shares of the Company Common Stock in an individual capacity.



                                   _______________________________
                                   Ronald L. Neeley


                                   _______________________________
                                   Lucille A. Neeley


                                   _______________________________
                                   Jonathan Lee Neeley


                                   _______________________________
                                   Steven Lee Neeley

                                                                    EXHIBIT 1.1




                                    FORM OF

                               ARTICLES OF MERGER

                                    MERGING

                              HOME DEPOT SUB, INC.

                                 WITH AND INTO

                      MAINTENANCE WAREHOUSE/AMERICA CORP.

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporations do hereby adopt the following Articles of Merger for the purpose of merging them into one corporation:

         1. The name and state of incorporation of the merging corporation is Home Depot Sub, Inc., a Texas corporation (the "Merging Corporation").

         2. The name and state of incorporation of the surviving corporation is Maintenance Warehouse/America Corp., a Texas corporation (the "Surviving Corporation").

         3. Attached hereto is a true and correct copy of the Merger Agreement between the Merging Corporation, the Surviving Corporation, The Home Depot, Inc., a Delaware corporation ("Home Depot") and the shareholders of the Surviving Corporation (the "Plan of Merger"), by which the Merging Corporation shall merge with and into the Surviving Corporation (the "Merger"), and the Surviving Corporation shall assume all of the Merging Corporation's liabilities and obligations.

         4. As to each of the undersigned corporations, the number of shares outstanding of each class of stock entitled to vote on such Plan and the total votes for and against such Plan, are as follows:

         NAME OF                        TOTAL SHARES             TOTAL VOTED              TOTAL VOTED
         CORPORATION                    OUTSTANDING                  FOR                    AGAINST
         -----------                    -----------              -----------              -----------
Home Depot Sub, Inc.

Maintenance Warehouse/
America Corp.


         5. The approval by the Surviving Corporation of the Plan of Merger was duly authorized by all action required by the laws of the State of Texas and by the governing documents of the Surviving Corporation.

         6. The approval by the Merging Corporation of the Plan of Merger was duly authorized by all action required by the laws of the State of Texas and by the governing documents of the Merging Corporation.

         7. The Plan of Merger shall be effective upon filing of these Articles of Merger with the Secretary of the State of Texas.

         IN WITNESS WHEREOF, the undersigned have caused these Articles to be executed as of the ____ day of _____________, 1997.


                                           HOME DEPOT SUB, INC.




                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



                                           MAINTENANCE WAREHOUSE/AMERICA CORP.




                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                                            EXHIBIT 10.1(D)(IV)

        FORM OF OPINION OF COUNSEL TO THE COMPANY AND THE SHAREHOLDERS



                               _________ __, 1997



The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia  30339

Ladies and Gentlemen:

         We have acted as special counsel for Maintenance Warehouse/America Corp., a Texas corporation (the "Company"), and its shareholders (the "Shareholders") in connection with the matters contemplated in that certain Merger Agreement, dated as of January __, 1997 (the "Principal Merger Agreement"), by and among The Home Depot, Inc., a Delaware corporation ("Parent"), Home Depot Sub, Inc., a Texas corporation and a wholly owned subsidiary of Parent ("Sub"), the Company and the Shareholders. We have also acted as special counsel for the California limited partnerships listed on Exhibit A hereto (the "Affiliated Companies") and their respective partners in connection with the matters contemplated in that certain Affiliated Merger Agreement, dated as of January __, 1997 (the "Affiliated Merger Agreement," and together with the Principal Merger Agreement, the "Merger Agreements") by and between Parent and the Affiliated Companies. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to such terms in the Principal Merger Agreement.

         Transaction Documents: In connection with the Mergers and in rendering the opinions set forth below, we have examined originals or copies of only the following documents (AS TO ITEMS 1 THROUGH ___ BELOW, THE "TRANSACTION DOCUMENTS"): (LIST DOCUMENTS)

         1.
         2.
         3.

The Home Depot, Inc.
______________, 1997
Page 2


         Client Documents: We have also reviewed only the following documents pertaining to our clients: (LIST DOCUMENTS -- INCLUDE RESOLUTIONS, CERTIFICATES, ETC.)

         1.
         2.
         3.

         In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We also have relied, as to various matters of fact relating to the opinions set forth below, on certificates of public officials and officers of the Company, copies of which are attached hereto, and the accuracy of factual matters stated in the representations and warranties of the Shareholders contained in the Principal Merger Agreement.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth below, we are of the opinion that:

                 (i) The Company is a corporation validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
         Except as provided in the Principal Merger Agreement, each of the Affiliated Companies is a limited partnership validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                (ii) The Company has all requisite corporate power and authority to execute and deliver the Principal Merger Agreement and the Company Ancillary Agreements and to perform its obligations under the Principal Merger Agreement and the Company Ancillary Agreements and to consummate the Merger and the other transactions contemplated by the Principal Merger Agreement. The execution and delivery of the Principal Merger Agreement and the Company Ancillary Agreements by the Company, and the performance by the Company of its obligations under the Principal Merger Agreement and the consummation of the Merger and the other transactions provided for in the Principal Merger Agreement have been duly and validly authorized under applicable law by all necessary action on the part of the Company and the Shareholders.

               (iii) Each of the Affiliated Companies has all requisite power and authority to execute and deliver the Affiliated Merger Agreement and to perform its obligations under the Affiliated Merger Agreement and to consummate the Affiliated Merger and the other

The  Home Depot, Inc.
_______________, 1997
Page 3

         transactions contemplated by the Affiliated Merger Agreement. The execution and delivery of the Affiliated Merger Agreement by each of the Affiliated Companies and the performance by each of the Affiliated Companies of its obligations under the Affiliated Merger Agreement and the consummation of the Affiliated Merger and the other transactions provided for in the Affiliated Merger Agreement have been duly and validly authorized by all necessary action on the part of each of the Affiliated Companies and its shareholders or partners.

                (iv) Each Shareholder that is a trust created under the laws of the State of California has all requisite power and authority under California law and under the instruments creating and governing such trust to execute and deliver the Principal Merger Agreement and to perform its obligations under the Principal Merger Agreement and the transactions contemplated by the Principal Merger Agreement.

                 (v) Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities laws and the filing and recordation of certificates of merger as required by the appropriate jurisdictions and the other actions contemplated in the Merger Agreements, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Company, any of the Affiliated Companies or the Shareholders is required in connection with the execution, delivery or performance of the Merger Agreements by the Company, the Affiliated Companies or the Shareholders or the consummation of the transactions contemplated in the Merger Agreements by the Company, the Affiliated Companies and the Shareholders. [WE ARE RELYING UPON THE OPINION OF LATHAM & WATKINS AND TEXAS COUNSEL DELIVERED TO YOU ON THE DATE OF THIS LETTER FOR THE OPINION RENDERED IN THIS PARAGRAPH (V) WITH RESPECT TO MATTERS OF CORPORATE LAW.]

                (vi) Except as otherwise contemplated in the Merger Agreements, the execution, delivery and performance of the Merger Agreements, the consummation of the Mergers and the other transactions contemplated in the Merger Agreements and the fulfillment of and compliance with the terms and conditions of the Merger Agreements do not and will not, with the passing of time or the giving of notice or both, violate or materially conflict with, constitute a material breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the articles or certificate of incorporation or bylaws or partnership agreement of the Company or any of the Affiliated Companies, (b) to the best of our knowledge, any Company Contract, (c) any judgment, decree or order known to us of any court or governmental authority or agency to which the Company or any of the Affiliated

The  Home Depot, Inc.
_______________, 1997
Page 4


         Companies is a party or by which the Company or any of the Affiliated Companies or any of their respective properties is bound, or (d) any California statute, law, regulation or rule known to us that is applicable to the Company, any of the Affiliated Companies or the Shareholders.

               (vii) The Company has the authorized and issued capital stock as set forth in Section 5.4 of the Principal Merger Agreement. To our knowledge, there are no options, warrants or other rights to purchase, agreements or other obligations to issue or otherwise to convert any obligations into any shares of capital stock of or ownership interests in the Company. Each share of capital stock of the Company issued and outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and, to the best of our knowledge, free of statutory preemptive rights.

              (viii) The Principal Merger Agreement has been duly executed and delivered by each of the Company and the Shareholders and constitutes the legal, valid and binding agreement of each of the Company and the Shareholders, enforceable against each of the Company and the Shareholders in accordance with its terms. The Affiliated Merger Agreement has been duly executed and delivered by each of the Affiliated Companies and constitutes the legal, valid and binding agreement of each of the Affiliated Companies, enforceable against each of the Affiliated Companies in accordance with its terms.

                (ix) Except as set forth in Schedule 5.10 to the Principal Merger Agreement, to our knowledge, there are no material suits, actions, claims, proceedings or investigations pending, or threatened against, relating to or involving the Company or any of the Affiliated Companies (or any of their respective officers or directors) before any court, arbitrator or administrative or governmental body. To our knowledge, neither the Company nor any of its Affiliated Companies is subject to any judgment, decree, injunction, rule or order of any court, which is reasonably likely to cause a material limitation upon Parent's ability to operate the business of the Company and the Affiliated Companies after the Closing.

         We have participated in conferences with the officers and other representatives of the Company, representatives of the independent public accountants of the Company and your officers and representatives at which the contents of the Registration Statement and related matters were discussed. Although we have not independently verified the information contained in the Registration Statement and we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts came to our attention

The  Home Depot, Inc.
_______________, 1997
Page 5


that caused us to believe that, as of the date the Registration Statement became effective with the Commission or as of the Effective Time, the information with respect to the Company, the Affiliated Companies or the Shareholders contained in the Registration Statement (except for the financial statements, schedules and other financial or statistical data contained therein, as to which we express no belief), contained an untrue statement of a material fact with respect to the Company, the Affiliated Companies or the Shareholders or omitted to state a material fact with respect to the Company, the Affiliated Companies or the Shareholders required to be stated therein or necessary to make the statements therein with respect to the Company, the Affiliated Companies or the Shareholders, in light of the circumstances under which they were made, not misleading. [OPINION WILL BE GIVEN BY LATHAM & WATKINS.]

         The foregoing opinions are subject to the following limitations, qualifications and assumptions:

         (a) Whenever any opinion or confirmation in this opinion is qualified by the words "to our knowledge," "known to us" or other words of similar meaning, the quoted words mean the current awareness by Daniel W. Negroni, David J. Dorne or David Minton of this firm of factual matters such lawyer recognizes as being relevant to the opinion or confirmation so qualified.

         (b) In rendering the opinion set forth in paragraph (i) above concerning the existence, qualification and good standing of the Company and the Affiliated Companies, we have relied exclusively upon certificates of authorities of the States of Texas and California and the opinion of Texas local counsel described below.

         (c) We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to express any opinion herein concerning any law other than the laws of the State of California and the federal law of the United States. The Merger Agreements shall be interpreted under California law.

         (d) In rendering the opinion set forth in paragraph (vii) above concerning the issued capital stock of the Company and the absence of options or warrants or other rights to purchase, agreements or other obligations to issue or otherwise to convert any obligations into any shares of capital stock of or ownership interests in the Company, we have relied exclusively upon a review of the minute books and stock records of the Company.

         (e) In rendering the opinion set forth in paragraph (viii) above concerning the Merger Agreements, we have assumed that the Merger Agreements have been duly authorized, executed and delivered by each party thereto other than the Company, the Affiliated Companies and the Shareholders and that the Merger Agreements constitute the legal, valid, binding and enforceable

The  Home Depot, Inc.
_______________, 1997
Page 5


obligation of each of the parties thereto other than the Company, the Affiliated Companies and the Shareholders.

         (f) No opinion is expressed as to the enforceability of any waiver, choice of law, jurisdiction, venue or service of process provisions of any agreement or document.

         (g) Each person executing the Merger Agreement and the documents relating thereto is or was competent to do so.

         (h) There are no other agreements, written or oral, which alter or vary the provisions of the Merger Agreements or the documents executed in connection therewith.

         (i) There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence.

         (j) The conduct of the parties to the Merger Agreements has complied with any requirement of good faith and fair dealing.

         The opinions expressed in this letter are subject to the following limitations and exceptions, in addition to those set forth above, which, under certain circumstances, may apply to the Merger Agreements under California law:

                 (1) By the use of the term "enforceable," we are not expressing any opinion regarding the availability of equitable remedies or the equitable limitations or judicial discretion a court of equity would apply in granting equitable relief with respect to such enforcement. However, such equitable limitations or exercise of judicial discretion do not in our opinion render the Merger Agreements inadequate for the practical realization of the principal benefits intended to be provided thereby, and the Merger Agreements contain adequate remedies, if properly invoked, for the practical realization of the benefits under the Merger Agreements.

                 (2) We have undertaken no independent investigation of the capitalization, financial status or condition of the Company or any of the Shareholders and thus give no opinion concerning their abilities to satisfy their obligations under the Merger Agreements.

                 (3) Enforceability of the Merger Agreements is subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors or debtors generally.

The  Home Depot, Inc.
_______________, 1997
Page 6




                 (4) Enforceability of the Merger Agreements is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                 (5) The following shall be deemed to be excluded from the coverage of this Opinion: (i) choice-of- law provisions; (ii) provisions for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, and increased interest rates upon default; (iii) time-is-of-the-essence clauses;
         (iv) confession of judgment clauses; (v) provisions that contain a waiver of (a) broadly or vaguely stated rights, (b) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (c) unknown future defenses, and (d) the right to recover damages; (vi) provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings; (viii) forum selection clauses and consent to jurisdiction clauses (both as to personal jurisdiction and subject matter jurisdiction); (ix) provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (x) provisions waiving consideration of the impracticability or impossibility of performance at the time of attempted enforcement; (xi) provisions waiving consideration of the materiality of (a) a breach and (b) the consequences of the breach to the party seeking enforcement.

                 (6) The opinions expressed herein are subject to the effect of generally applicable rules of law that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contact to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

                 (7) We express no opinion as to provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

The  Home Depot, Inc.
_______________, 1997
Page 8




                 (8) The refusal of a court to permit the exercise or attempted exercise of any right or remedy provided in the Agreement if such exercise or attempted exercise is not undertaken in a commercially reasonable manner, is against public policy, is deemed a breach of the covenant of good faith and fair dealing implied in all agreements under California law, or is otherwise found to be unconscionable under the circumstances then existing or as otherwise then available.

                 (9) No opinion is expressed as to the enforceability of provisions requiring indemnification for liabilities under the securities law. Due to the factual sensitive nature of determining the enforceability of restrictions on competition, it is the policy of this firm not to render opinions with respect to the enforceability of covenants not to compete. Therefore, our opinion in paragraph (viii), excludes any opinion regarding the enforceability of Section 8.4 of the Merger Agreement. This exclusion should not be interpreted in any way as an indication that our firm has concluded that the covenants in
         Section 8.4 may not be enforceable against the Shareholders.

         We understand that we have no obligation to update this opinion to reflect any facts or circumstances occurring after the date hereof.

         We render the foregoing opinions as members of the Bar of the State of California and express no opinion as to legal issues which pertain to antitrust law, banking law, ERISA or other employee benefits law, land use or environmental law, securities law, tax law, racketeering laws (e.g. RICO), health and safety laws (e.g. OSHA), labor law, fraudulent transfer and fraudulent conveyance laws, compliance with fiduciary duty laws, and the laws applicable to patents, copyrights and trademarks. As to matters of Texas law, we are relying on the opnion of Texas local counsel attached hereto.

         This opinion has been furnished to you pursuant to Section 10.1(c)(iii) of the Merger Agreement, and no other person or entity shall be entitled to rely upon this opinion without our prior written consent.

                                        Very truly yours,

                                EXHIBIT 10.1(F)

                     FORM OF DELOITTE & TOUCHE LLP OPINION

                      SPOUSAL CONSENT TO MERGER AGREEMENT



         I, Bobbie Gilbert, am the spouse of Jon G. Gilbert, identified in the foregoing Merger Agreement as a Shareholder of Maintenance Warehouse/America Corp. I have read the Agreement and know its contents and provisions. I am aware that my spouse, as a party to the Agreement, has agreed to sell all of my spouse's shares, including my community property interest therein, if any, on the occurrence of certain events and on the terms and conditions set forth in the Agreement. I hereby consent to and approve the terms, conditions and provisions of the Agreement and I agree that the shares identified in the Agreement as my spouse's shares, including my community property interest therein, if any, shall be subject to the Agreement. I agree that I will not sell, transfer, convey, assign, bequeath or otherwise dispose of any interest which I may have in the shares, if any, except in accordance with the terms of the Agreement.


DATED:   January 16, 1997

                                            ____________________________________
                                            BOBBIE GILBERT

                      SPOUSAL CONSENT TO MERGER AGREEMENT



         I, Rebecca Anne Neeley, am the spouse of Jonathan Lee Neeley, Trustee identified in the foregoing Merger Agreement as a Shareholder of Maintenance Warehouse/America Corp. I have read the Agreement and know its contents and provisions. I am aware that my spouse, as a party to the Agreement, has agreed to sell all of my spouse's shares, in which I have no community property interest, on the occurrence of certain events and on the terms and conditions set forth in the Agreement. I hereby consent to and approve the terms, conditions and provisions of the Agreement and I agree that the shares identified in the Agreement as my spouse's shares, in which I have no community property interest, shall be subject to the Agreement.


DATED:   January 16, 1997

                                            ____________________________________
                                            REBECCA ANNE NEELEY

                      SPOUSAL CONSENT TO MERGER AGREEMENT



         I, Laura LeNoir McClain Neeley, am the spouse of Steven Lee Neeley, Trustee identified in the foregoing Merger Agreement as a Shareholder of Maintenance Warehouse/America Corp. I have read the Agreement and know its contents and provisions. I am aware that my spouse, as a party to the Agreement, has agreed to sell all of my spouse's shares, in which I have no community property interest, on the occurrence of certain events and on the terms and conditions set forth in the Agreement. I hereby consent to and approve the terms, conditions and provisions of the Agreement and I agree that the shares identified in the Agreement as my spouse's shares, in which I have no community property interest, shall be subject to the Agreement.


DATED:   January 16, 1997

                                            _________________________________
                                            LAURA LENOIR MCCLAIN NEELEY

                      SPOUSAL CONSENT TO MERGER AGREEMENT



         I, Alison Neeley-Avvampato, am the spouse of Charles Avvampato, identified in the foregoing Merger Agreement as a Shareholder of Maintenance Warehouse/America Corp. I have read the Agreement and know its contents and provisions. I am aware that my spouse, as a party to the Agreement, has agreed to sell all of our shares, including my community property interest therein, on the occurrence of certain events and on the terms and conditions set forth in the Agreement. I hereby consent to and approve the terms, conditions and provisions of the Agreement, and I agree that shares identified in the Agreement as my spouse's shares, including my community property interest therein, shall be subject to the Agreement. I agree that I will not sell, transfer, convey, assign, bequeath or otherwise dispose of any interest which I may have in the shares, except in accordance with the terms of the Agreement. By this Consent, however, I do not waive my rights under California law, vis-a-vis Charles Avvampato, to my community property interest in such shares or the proceeds therefrom.


DATED:   January 16, 1997

                                            ___________________________________
                                            ALISON NEELEY-AVVAMPATO

                                EXHIBIT 10.1(H)

                                    FORM OF

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Escrow Agreement"), made and entered into the ___ day of _________, 1997, by and among the shareholders of Maintenance Warehouse/America Corp., a Texas corporation ("Maintenance Warehouse"), listed on Exhibit A hereto (the "Shareholders"), The Home Depot, Inc., a Delaware corporation ("Home Depot"), and Bank of America, N.A., a national banking association ("Escrow Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, pursuant to a certain Merger Agreement (the "Merger Agreement"), dated as of January __, 1997, by and among Home Depot, Home Depot Sub, Inc., a Texas corporation and a wholly owned subsidiary of Home Depot, Maintenance Warehouse and the Shareholders, the common stock, no par value per share, of Maintenance Warehouse owned by the Shareholders has been (simultaneously with the execution hereof) converted into the right to receive shares of the common stock, par value $.05 per share, of Home Depot ("Home Depot Common Stock");

         WHEREAS, to induce Home Depot to consummate the transactions contemplated by the Merger Agreement, the Shareholders desire to enter into this Escrow Agreement;

         WHEREAS, Escrow Agent is willing to act as escrow agent hereunder; and

         WHEREAS, pursuant to the Merger Agreement, each Shareholder has irrevocably appointed Mr. Ronald L. Neeley, a resident of the State of California (the "Shareholder Representative"), the true and lawful agent and attorney-in-fact of such Shareholder with full powers of substitution to act in the name, place and stead of such Shareholder with respect to the execution and delivery of this Escrow Agreement and the performance on behalf of such Shareholder under the terms and provisions of this Escrow Agreement, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Shareholder Representative shall deem necessary or appropriate in connection with this Escrow Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1.       Establishment of Escrow Fund.

         1.1. Delivery of Shares. Simultaneously with the execution hereof, Home Depot has delivered to Escrow Agent on behalf of each Shareholder the number of shares of Home Depot Common Stock set forth opposite such Shareholder's name on Exhibit A hereto, consisting, in the aggregate, of _______ shares of Home Depot Common Stock (such shares being hereinafter referred to as the "Escrow Amount"). The Escrow Amount shall be represented by a stock certificate in the name of "Bank of America, N.A., as Escrow Agent under the Escrow Agreement, dated _________ __, 1997". Notwithstanding the foregoing, during the term of this Escrow Agreement, each Shareholder shall retain all rights to vote the shares of Home Depot Common Stock delivered on behalf of such Shareholder to the Escrow Agent that are not transferred to Home Depot pursuant to Section 2 hereof.

         1.2.    The Escrow Fund.

                 (a) All future stock, cash, dividends or other distributions of any nature whatsoever made on the Escrow Amount shall also be delivered to Escrow Agent (together with interest thereon, the "Proceeds"). The Escrow Amount together with all such future distributions are hereinafter collectively referred to as the "Escrow Fund." The Escrow Fund shall be held by Escrow Agent subject to the terms and conditions hereinafter set forth. Any cash proceeds included in the Escrow Fund shall be deposited by Escrow Agent in money market accounts of Escrow Agent. Any transfer by Escrow Agent of Home Depot Common Stock out of the Escrow Amount to Home Depot or the Shareholders shall be accompanied by a pro rata portion of the then current balance of the Proceeds.

                 (b) During the term of this Agreement, the Shareholder Representative may instruct the Escrow Agent to dispose of the shares of Home Depot Common Stock in the Escrow Fund in a broker's transaction on the New York Stock Exchange. Prior to effecting any such transaction, (i) the Shareholder Representative will deliver to Home Depot and the Escrow Agent a written opinion of Deloitte & Touche, L.L.P. addressed to Home Depot that such transaction will not jeopardize the treatment of the transactions contemplated by the Merger Agreement as a "pooling of interests" for accounting purposes, and (ii) the Shareholder Representative, Home Depot and Escrow Agent shall enter into an appropriate amendment to this Agreement providing for the disbursement of cash proceeds from the Escrow Amount, in a manner that satisfies "pooling of interest" requirements. In the event of any such transaction, the amount of cash for which such shares are sold shall remain on deposit with the Escrow Agent as part of the Escrow Amount and any earnings thereon shall be included in the "Proceeds."

         Section 2.       Claims Against the Escrow Fund.

         The Escrow Fund shall secure the obligations of the Shareholders to Home Depot as set forth in the Merger Agreement. In the event that Home Depot shall claim a right to payment under the Merger Agreement, Home Depot shall send written notice of such claim to each of Escrow Agent and the Shareholder Representative. Such notice shall be signed by an officer of Home Depot, and the Escrow Agent shall be entitled to rely on such notice as being duly authorized and executed by Home Depot.

         As promptly as possible after Home Depot has given such notice, Home Depot and the Shareholder Representative shall establish the accuracy of such claim (by mutual agreement, arbitration, litigation or otherwise) in accordance with the provisions of the Merger Agreement and, upon final determination of the merits of such claim, shall notify Escrow Agent (either by means of a certified copy of the judgment, a certified copy of the arbitration decision, the written determination of the Arbitrator (as defined in Section 2.6 of the Merger Agreement) or a written instrument executed by Home Depot and the Shareholder Representative) of the terms of such determination (including instructions for the amount of disbursements from the Escrow Fund) (the "Disbursement Notice").

         Upon receipt of the Disbursement Notice, Escrow Agent shall thereupon transfer to Home Depot out of the Escrow Fund a number of shares of Home Depot Common Stock (the "Forfeited Shares") equal to (A) the amount of disbursement specified as owing to Home Depot pursuant to the Disbursement Notice and the documents attached thereto divided by (B) $________ (which equals the "Average Closing Price" under the Merger Agreement), rounded to the nearest whole share. The applicable "Deficit Amount" or "Parent Losses" (each as defined in the Merger Agreement) for which the Shareholders are liable under the Merger Agreement will be deemed satisfied in full upon the transfer of the Forfeited Shares to Home Depot. Home Depot will be entitled to cancel such Forfeited Shares upon its receipt thereof.

         Section 3.       Termination of Escrow Fund.

         3.1. Termination Date. The escrow provided for hereunder shall terminate completely upon the earlier of the following dates:

                 (a) the date of a mutual written consent of Home Depot and the Shareholder Representative; or


                 (b) on the first anniversary of the date of this Escrow Agreement; provided, however, that if Home Depot has provided notice to the Shareholder Representative under the Merger Agreement of any claim(s) by Home Depot for any Deficit Amount that has not been finally resolved and settled pursuant to Article 2 of the Merger Agreement and/or for any Parent Losses that has not been finally resolved and settled pursuant to Article 9 of the Merger Agreement prior to the first anniversary hereof, the escrow provided hereunder shall continue until the final resolution and settlement of such claim(s), and the Escrow Agent shall continue to hold a number of shares of Home Depot

         Common Stock equal to Home Depot's good faith estimate (the "Estimate") of the amount of Deficit Amount and/or Parent Losses attributable to such claim(s) divided by the Average Closing Price. The balance of the Escrow Amount in excess of the Estimate (and the cash proceeds related thereto) shall be distributed to the Shareholder Representative.

         3.2.    Payment Upon Termination.  Upon such termination,
Escrow Agent shall transfer the balance, if any, of the Escrow Fund to the Shareholder Representative on behalf of the Shareholders. The Shareholder Representative shall be solely responsible for the disbursement of the balance, if any, of the Escrow Fund to the individual Shareholders.

         Section 4.       Escrow Agent.

         4.1. Duties. Escrow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Escrow Agreement. Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reason, except for its own gross negligence or willful misconduct.

         4.2. Indemnification. Except in instances of Escrow Agent's own gross negligence or willful misconduct, Home Depot and the Shareholders shall indemnify, defend, and hold harmless Escrow Agent against any and all costs, losses, claims, damages, liabilities, expenses, including reasonable costs of investigation, court costs, and attorneys' fees, and disbursements, which may be imposed upon Escrow Agent in connection with its acceptance of appointment as Escrow Agent and the exercise or failure to exercise its discretion hereunder, including any litigation arising from this Escrow Agreement involving the subject matter hereof, and all such costs, expenses and disbursement shall be for the account of and shall be borne and paid by Home Depot and the Shareholders as a condition to termination of this Escrow Agreement.

         4.3. Disputes. In the event of a dispute between the parties, in the discretion of Escrow Agent, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Escrow Agreement, together with such legal pleadings as its deems appropriate, and thereupon shall be discharged from all further duties and liabilities under this Escrow Agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

         4.4. Receipt. By its execution and delivery of this Escrow Agreement, Escrow Agent acknowledges receipt of _______ shares of Home Depot Common Stock from Home Depot on behalf of the Shareholders.

         4.5. Fees. Escrow Agent's fees hereunder shall be $________ annually, of which fifty percent (50%) shall be paid by the Shareholders and fifty percent (50%) shall be paid by Home Depot at Closing. The fee agreed to be paid by the Shareholders and Home Depot is intended as full compensation for Escrow Agent's services as contemplated by this Escrow Agreement; however, in the event that the conditions of this Escrow Agreement are not fulfilled or Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation or event, and the same may be recoverable from Home Depot and the Shareholders in accordance with the percentages described above.

         Section 5.       Miscellaneous.

         5.1. Benefits and Burdens; Assignment. This Escrow Agreement shall inure to the benefit of and shall be binding upon Home Depot and the Shareholders and Escrow Agent and their respective heirs, representatives, successors and assigns. No party to this Escrow Agreement may assign its rights or obligations hereunder without the prior written consent of each of the other parties hereto, provided however, that this Escrow Agreement may only be assigned by Home Depot to a corporation, all of whose issued and outstanding capital stock is owned directly or indirectly by Home Depot, and in such event Home Depot shall not be released from its obligations hereunder.

         5.2. Governing Law. This Escrow Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of California.

         5.3. Headings. The section and paragraph headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

         5.4. Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, by national overnight courier service or by telecopy, addressed as follows:

         Home Depot:      The Home Depot, Inc.
                          2455 Paces Ferry Road
                          Atlanta, Georgia 30339
                          Attention: Lawrence A. Smith
                          Telecopy: (770) 431-2739
                          Taxpayer ID No.: __________________

         Copy to:         King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                          Attention: Michael J. Egan III
                          Telecopy: (404) 572-5145

         Shareholder
         Representative:  Mr. Ronald L. Neeley
                          ___________________________
                          ___________________________
                          ___________________________
                          Telecopy: (   ) ___________
                          Taxpayer ID No.: __________________

         Copy to:         Seltzer Caplan Wilkins & McMahon
                          750 "B" Street, Suite 2100
                          San Diego, California 92101
                          Attention: David J. Dorne, Jr.
                          Telecopy: (619) 685-3100

         Escrow Agent:    Bank of America, N.A.
                          ___________________________
                          ___________________________
                          ___________________________
                          Attention:
                          Phone:
                          Telecopy:

or such other addresses as shall be furnished in writing by any of the parties, and any such notice or communication shall be deemed to have been given as of the date so expressed or telecopied and three days after the date so mailed (if mailed).

         5.5. No Limitation. The parties hereto agree that the rights and remedies of Home Depot hereunder shall not operate to limit any other rights and remedies otherwise available to Home Depot against the Shareholders.

         5.6. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         5.7. Modification. This Escrow Agreement may be modified only by a written instrument signed by each of the parties hereto.

         5.8. Cooperation. Shareholders, Home Depot and the Escrow Agent shall deliver to each other such information and documents and shall execute and deliver to each other such further information and documents and shall execute and deliver such further instruments and agreements as the others may reasonably request in order to accomplish the purpose of this Escrow Agreement or to assure to the others the benefits of this Escrow Agreement.

         5.9. Entire Understanding. This Escrow Agreement and the exhibits referred to herein represent the entire understanding of the parties with respect to the subject matter hereof and supersede all correspondence, memoranda, conversations or other communications with respect thereto.

         5.10. Severability. The invalidity or unenforceability of any provision of this Escrow Agreement shall not affect the validity or enforceability of any other provision of this Escrow Agreement.

         5.11.   Time.  Time is of the essence under this Escrow Agreement.

         5.12. Statutes. Any reference herein to any federal, state or local statute shall include all amendments to such statute through the date of this Escrow Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.


                                          THE HOME DEPOT, INC.


                                          -----------------------------------
                                          Marshall L. Day
                                          Senior Vice President and
                                          Chief Financial Officer



                                          THE SHAREHOLDERS LISTED IN
                                          EXHIBIT A HERETO

                                          By: The Shareholder Representative


                                          -----------------------------------
                                          Name: Ronald L. Neeley



                                          ESCROW AGENT:

                                          BANK OF AMERICA, N.A.

                                          By:
                                             --------------------------------
                                          Title:
                                                -----------------------------

                                   EXHIBIT A

                       MAINTENANCE WAREHOUSE SHAREHOLDERS

                                                                              Shares of
                                                                              Home Depot
Name                      Address                  Taxpayer Id               Common Stock
----                      -------                  -----------               ------------




                                                           EXHIBIT 11.1 (C)(III)



                  FORM OF OPINION OF COUNSEL TO PARENT AND SUB



                              ___________ __, 1997



Maintenance Warehouse/America Corp.
5505 Morehouse Drive, Suite 300
San Diego, California  92121

Ladies and Gentlemen:

         We have acted as counsel for The Home Depot, Inc., a Delaware corporation ("Parent"), and Home Depot Sub, Inc., a Texas corporation and a wholly owned subsidiary of Parent ("Sub"), in connection with the matters contemplated in that certain Merger Agreement, dated as of January __, 1997 (the "Principal Merger Agreement"), by and among Parent, Sub, Maintenance Warehouse/America Corp., a Texas corporation (the "Company"), and the shareholders of the Company (the "Shareholders"). We have acted as counsel for Parent in connection with the matters contemplated in that certain Affiliated Merger Agreement, dated as of January __, 1997 (the "Affiliated Merger Agreement," and together with the Principal Merger Agreement, the "Merger Agreements"), by and between Parent, and certain California limited partnerships(the "Affiliated Companies"). Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to such terms in the Principal Merger Agreement.

         In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We also have relied, as to various matters of fact relating to the opinions set forth below, on certificates of public officials and officers of Parent and Sub, copies of which are attached hereto and on the accuracy of the factual matters

Maintenance Warehouse/America Corp.
________________, 1997
Page 2


stated in the representations and warranties made by Parent and Sub in the Principal Merger Agreement.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth below, we are of the opinion that:

                 (i) Each of Parent and Sub is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                (ii) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver the Merger Agreements and the Parent Ancillary Agreements and to perform its obligations under the Merger Agreements and the Parent Ancillary Agreements and to consummate the Mergers and the other transactions contemplated by the Merger Agreements. The execution and delivery of the Merger Agreements and the Parent Ancillary Agreements, and the performance by each of Parent and Sub of its respective obligations under the Merger Agreements and the Parent Ancillary Agreements and the consummation of the Mergers and the other transactions provided for in the Merger Agreements have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub.

               (iii) Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities laws, and the filing and recordation of certificates of merger as required by the appropriate jurisdictions, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Parent or Sub is required in connection with the execution, delivery or performance of the Merger Agreements by Parent or Sub or the consummation of the transactions contemplated in the Merger Agreements by Parent or Sub.

                (iv) The execution, delivery and performance of the Merger Agreements, the consummation of the Mergers and the other transactions contemplated in the Merger Agreements and the fulfillment of and compliance with the terms and conditions of the Merger Agreements do not and will not, with the passing of time or the giving of notice or both, violate or conflict with or constitute a breach of or default under, (a) any term or

Maintenance Warehouse/America Corp.
________________, 1997
Page 3


         provision of the Articles or Certificate of Incorporation or Bylaws of Parent or Sub, (b) any judgment, decree or order known to us of any court or governmental authority or agency to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties is bound, (c) to our knowledge, any material agreement to which Parent or Sub is a party or (d) any Georgia statute, law, regulation or rule known to us that is applicable to Parent or Sub.

                 (v) The shares of Parent Common Stock to be issued in connection with the Mergers have been duly authorized and, when issued in accordance with the terms of the Merger Agreements, will be validly issued, fully paid and nonassessable and free of statutory preemptive rights.

                (vi) Each of the Merger Agreements has been duly executed and delivered by each of Parent and (in the case of the Principal Merger Agreement) Sub. Each of the Merger Agreements constitutes the legal, valid and binding agreement of each of Parent and (in the case of the Principal Merger Agreement) Sub, enforceable against each of Parent and Sub in accordance with its terms, except (a) as rights to indemnity and contribution under the Principal Merger Agreement may be limited by applicable federal or state securities laws, (b) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, (c) as the enforceability thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in an action at law or a suit in equity) including the availability of equitable remedies, and (d) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (vii) The Registration Statement has been declared effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for that purpose have been instituted or are threatened or pending by the SEC. The Registration Statement (other than the financial statements and notes thereto and schedules and other financial and statistical data contained or incorporated by reference in the Registration Statement or such other documents, as to which we express no opinion), as of the effective date of the Registration Statement, appeared on its face to be appropriately responsive as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and the regulations of the SEC promulgated thereunder.

Maintenance Warehouse/America Corp.
________________, 1997
Page 4




         We have participated in conferences with the officers and other representatives of Parent, representatives of the independent public accountants of Parent and your officers and representatives at which the contents of the Registration Statement and related matters were discussed and reviewed. Although we have not independently verified the information contained in the Registration Statement and we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the foregoing, no facts came to our attention that caused us to believe that, as of the date the Registration Statement became effective with the SEC or as of the Effective Time, the information with respect to Parent or Sub contained in or incorporated by reference in the Registration Statement (except for the financial statements and other financial or statistical data contained or incorporated by reference therein, as to which we express no view), contained an untrue statement of a material fact with respect to Parent or Sub or omitted to state a material fact with respect to Parent or Sub required to be stated therein or necessary to make the statements therein with respect to Parent or Sub, in light of the circumstances under which they were made, not misleading.

         The foregoing opinions are subject to the following limitations, qualifications and assumptions:

         (a) Whenever any opinion or confirmation in this opinion is qualified by the words "to our knowledge," "known to us" or other words of similar meaning, the quoted words mean the current awareness of Michael J. Egan III and Raymond A. Baltz of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified.

         (b) In rendering the opinion set forth in paragraph (i) above concerning the existence, qualification and good standing of Parent and Sub, we have relied exclusively upon certificates of the Secretary of State of the States of Delaware and Texas.

         (c) We are members of the Bar of the State of Georgia and, accordingly, do not purport to be experts on or to express any opinion herein concerning any law other than the laws of the State of Georgia, the Delaware General Corporation Law and the federal law of the United States.

         (d) In rendering the opinion set forth in paragraph (vi) above concerning the Merger Agreements, we have assumed that the Merger Agreements have been duly authorized, executed and delivered by each party thereto other than Parent and Sub and that the Merger Agreements constitute the legal, valid, binding and enforceable obligation of each of the parties thereto other than Parent and Sub.

Maintenance Warehouse/America Corp.
________________, 1997
Page 5



         (e) No opinion is expressed as to the enforceability of any waiver, choice of law, jurisdiction, venue or service of process provisions of any agreement or document.

         This opinion has been furnished to you pursuant to Section 11.1(c)(iii) of the Principal Merger Agreement, and no other person or entity shall be entitled to rely upon this opinion without our prior written consent. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

                                        Very truly yours,


                                        KING & SPALDING

                                                                         ANNEX B

                          AFFILIATED MERGER AGREEMENT

                                 [SEE ATTACHED]

                          AFFILIATED MERGER AGREEMENT


                                  by and among


                              THE HOME DEPOT, INC.


                                      and


                 CERTAIN AFFILIATED REAL PROPERTY PARTNERSHIPS





                             As of January 16, 1997

                          AFFILIATED MERGER AGREEMENT

         THIS AFFILIATED MERGER AGREEMENT, dated as of January 16, 1997 (the "Agreement"), is entered into by and between The Home Depot, Inc., a Delaware corporation ("Home Depot"), and the California limited partnerships listed on the signature page hereto (the "Affiliated Real Property Partnerships").


                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Merger Agreement (the "Principal Merger Agreement"), dated as of the date hereof, by and among Maintenance Warehouse/America Corp., a Texas corporation ("Maintenance Warehouse"), Home Depot, Home Depot Sub, Inc., a Texas corporation and a wholly owned subsidiary of Home Depot ("Sub"), and the shareholders of Maintenance Warehouse, Sub will be merged with and into Maintenance Warehouse and Maintenance Warehouse will become a wholly owned subsidiary of Home Depot (the "Principal Merger");

         WHEREAS, the properties and business operations of the Affiliated Real Property Partnerships are used solely in connection with the business of Maintenance Warehouse;

         WHEREAS, Home Depot, in addition to the acquisition of Maintenance Warehouse, also desires to acquire the properties and business operations of the Affiliated Real Property Partnerships;

         WHEREAS, Home Depot has approved this Agreement and the merger (the "Affiliated Merger") of each of the Affiliated Real Property Partnerships with and into Home Depot on the terms and conditions contained herein and in accordance with applicable law;

         WHEREAS, this Agreement has been executed by the general partner(s) of each Affiliated Real Property Partnership on behalf of such partnership and will be submitted to the limited partners of each Affiliated Real Property Partnership for their approval; and

         WHEREAS, the Affiliated Merger will be effected by the filing of certificates of merger (the "Certificates of Merger") in the appropriate jurisdictions;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE 1

                             The Affiliated Merger

         1.1 Surviving Corporation. Subject to the provisions of this Agreement and applicable law, at the Effective Time (as hereinafter defined), the Affiliated Real Property Partnerships shall be merged with and into Home Depot, and the separate partnership existence of each of the Affiliated Real Property Partnerships shall cease. Home Depot shall be the surviving corporation in the Affiliated Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of its jurisdiction of incorporation.

         1.2 Articles of Incorporation. The Articles of Incorporation of Home Depot shall be the Articles of Incorporation of the Surviving Corporation.

         1.3 Bylaws. The Bylaws of Home Depot shall be the Bylaws of the Surviving Corporation.

         1.4 Directors. The directors of the Surviving Corporation shall consist of the directors of Home Depot immediately prior to the Effective Time, such directors to keep their positions on the Board of Directors of the Surviving Corporation until their respective successors are duly elected and qualified.

         1.5 Officers. The officers of the Surviving Corporation shall consist of the officers of Home Depot immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

         1.6 Effective Time. Upon satisfaction or waiver of the conditions set forth in Articles 4 and 5 hereof, and if this Agreement shall not have been terminated in accordance with Article 7 hereof, the parties hereto shall cause the Certificates of Merger to be properly executed and filed on the Closing Date (as hereinafter defined) in the appropriate jurisdictions. The Affiliated Merger shall become effective as of the time set forth in the Certificates of Merger. The date and time when the Affiliated Merger becomes effective is herein referred to as the "Effective Time".


                                   ARTICLE 2

                      Conversion of Partnership Interests

         2.1     Manner of Converting Partnership Interests.  Subject to
Section 2.2, as of the Effective Time and by virtue of the Affiliated Merger, each percentage of partnership interest in the Affiliated Real Property Partnerships (the "Partnership Interests") shall automatically be converted into the right to receive such number of shares of voting common stock, par value $.05 per share, of Home Depot ("Home Depot Common Stock") as has a value equal to the amount indicated beside the name of such entity on Schedule A hereto, divided by one hundred (100). For the purposes of this calculation, each share of Home Depot Common Stock shall be valued at the Average Closing Price (as defined in the Principal Merger Agreement).

         2.2 Fractional Shares. No scrip or fractional shares of Home Depot Common Stock shall be issued in the Affiliated Merger. All fractional shares of Home Depot Common Stock to which a partner in any of the Affiliated Real Property Partnerships (a "Partner") immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated with the fractional shares to be received by such Partner in the Principal Merger. If a fractional share results from such aggregation, such Partner shall be entitled, after the Effective Time, to receive from Home Depot an amount in cash in lieu of such fractional share, based on the Average Closing Price.

         2.3     Exchange of Partnership Interests.

                 (a) On or prior to the Closing Date, Home Depot shall make available to each Partner a form of letter of transmittal (the "Letter") and instructions for use in effecting the surrender of the Partnership Interests for payment therefor and conversion thereof, which form of Letter and instructions shall be in form reasonably
         satisfactory to the Affiliated Real Property Partnerships.   Delivery
         shall be effected only upon proper delivery of the Letter to Home Depot and the Letter shall so reflect. Upon delivery to Home Depot of the Letter duly executed, the holder of the Partnership Interest shall be entitled to receive in exchange therefor (i) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of fully paid and nonassessable shares of Home Depot Common Stock to which such holder of a Partnership Interest shall have become entitled pursuant to the provisions of Section 2.1 hereof, (ii) as to any fractional share of Home Depot Common Stock, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.2 hereof, and (iii) any dividend or other distribution to which such holder is entitled pursuant to Section 2.3(b) hereof. No interest will be paid or accrued on the cash payable upon the delivery of the Letter. If any portion of the consideration to be received pursuant to Sections 2.1, 2.2 and 2.3(b) upon delivery of a Letter (whether a certificate representing shares of Home Depot Common Stock or by check representing cash for a fractional share) is to be issued or paid to a person other than the Partner delivering the Letter, it shall be a condition of such issuance and payment that any Letter so delivered shall be in proper form and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Home Depot Common Stock or cash for a fractional share to such other person, or established to the satisfaction of Home Depot that such tax has been paid or that such tax is not applicable. From the Effective Time until delivery to Home Depot of the duly executed Letter in accordance with the provisions of this Section 2.3, the Partnership Interests owned by such Partner shall represent for all purposes only the right to receive the consideration provided in Sections 2.1, 2.2 and 2.3(b). All payments of respective shares of Home Depot Common Stock that are made upon delivery of the Letter in accordance with the terms hereof and the other payments and deliveries contemplated by this Article 2 shall be deemed to have been made in full satisfaction of rights pertaining to the Partnership Interests owned by the person delivering such Letter.

                 (b) No dividends or other distributions with respect to Home Depot Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Partnership Interest with respect to the shares of Home Depot Common Stock, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2, in each case until the delivery of the Letter in accordance with this Article 2. Following such delivery and surrender, there shall be paid to the holder of the certificate representing whole shares of Home Depot Common Stock issued in exchange therefor, without interest, (i) at the time of such delivery and surrender, the amount of any cash payable in lieu of a fractional share of Home Depot Common Stock to which such holder is entitled pursuant to Section 2.2 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Home Depot Common Stock and
         (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such delivery surrender and with a payment date subsequent to such delivery and surrender payable with respect to such whole shares of Home Depot Common Stock.

                 (c) Any shares of Home Depot Common Stock or cash due former partners of the Affiliated Real Property Partnerships pursuant to Sections 2.1, 2.2 and 2.3(b) hereof that remain unclaimed by such former partners for six (6) months after the Effective Time shall be held by Home Depot, and any former holder of a Partnership Interest who has not theretofore complied with Section 2.3(a) shall thereafter look only to Home Depot for issuance of the number of shares of Home Depot Common Stock and other consideration to which such holder has become entitled pursuant to the provisions of Sections 2.1, 2.2 and 2.3(b) hereof; provided, however, that neither Home Depot nor any party hereto shall be liable to a former holder of a Partnership Interest for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE 3

                                    Closing

         3.1 The Closing. The closing ("Closing") will take place at 10:00 a.m., San Diego, California time on the date of the closing under the Principal Merger Agreement, at the offices of Seltzer Caplan Wilkins & McMahon, 750 "B" Street, Suite 2100, San Diego, California 92101, upon fulfillment of all the conditions set forth in Article 4 which have not been waived by Home Depot, and all the conditions set forth in Article 5 which have not been waived by the Affiliated Real Property Partnerships. If these conditions have not been fulfilled or waived by such date, the Closing will take place within five business days after fulfillment or waiver of all such conditions but in no event later than May 31, 1997, unless otherwise mutually agreed in writing by Home Depot and the Affiliated Real Property Partnerships. The date on which the Closing is held is referred to as the "Closing Date".

                                   ARTICLE 4

               Conditions Precedent To Obligations Of Home Depot

         4.1 Conditions Precedent. Home Depot's obligation to consummate the Affiliated Merger and the transactions contemplated by this Agreement is subject to the fulfillment on or before the Closing Date of each of the conditions set forth in Section 10.1 of the Principal Merger Agreement.

         4.2 Waiver. Home Depot shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by Home Depot.


                                   ARTICLE 5

     Conditions Precedent to Obligations of the Affiliated Real Property
                                Partnerships

         5.1 Conditions Precedent. The obligation of the Affiliated Real Property Partnerships to consummate the Affiliated Merger and the transactions contemplated by this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the conditions set forth in Section 11.1 of the Principal Merger Agreement.

         5.2 Waiver. The Affiliated Real Property Partnerships, in the aggregate, shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by each of the Affiliated Real Property Partnerships.


                                   ARTICLE 6

                                   Covenants

         6.1 Conduct of Business. Each of the Affiliated Real Property Partnerships, jointly and severally, covenant and agree that from the date of this Agreement to the Closing Date, each of the Affiliated Real Property Partnerships shall be bound by and comply with the covenants applicable to the Affiliated Companies (as defined in the Principal Merger Agreement) set forth in Article 7 of the Principal Merger Agreement.

                                   ARTICLE 7

                                  Termination

         7.1 Termination. This Agreement shall be terminated simultaneously with any termination of the Principal Merger Agreement pursuant to Section 12.1 thereof (the "Termination Date").

         7.2 Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement prior to the Closing Date made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         7.3 Effect of Termination. In the event of termination of this Agreement pursuant to this Article 7, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors, shareholders or partners, except as set forth in the Principal Merger Agreement.


                                   ARTICLE 8

                                 Miscellaneous

         8.1 Benefits and Burdens; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the Affiliated Real Property Partnerships and Home Depot, and the respective successors and permitted assigns of the Affiliated Real Property Partnerships and Home Depot. No party to this Agreement may assign its rights or obligations hereunder without the prior written consent of each of the other parties hereto; provided however, that this Agreement may be assigned by Home Depot prior to the Affiliated Merger to any other corporation, all of whose issued and outstanding capital stock is owned directly or indirectly by Home Depot, in which case (i) such assignee corporation will assume and become bound by all of Home Depot's rights and obligations hereunder, and (ii) all references herein to Home Depot shall be treated as references to the assignee corporation, provided that such assignment shall not affect Home Depot's obligation to cause the conversion of the Partnership Interests in the Affiliated Merger into shares of Home Depot Common Stock pursuant to Article 2.

         8.2 Amendment. This Agreement may be amended only by an instrument in writing signed by each Affiliated Real Property Partnership and Home Depot.

         8.3 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

         If to Home Depot:

         The Home Depot, Inc.
         2455 Paces Ferry Road
         Atlanta, Georgia  30339
         Attention:  Lawrence A. Smith
         Telecopy:  (770) 431-2739

         With a copy to:

         King & Spalding
         191 Peachtree Street
         Atlanta, Georgia  30303-1763
         Attention:  Michael J. Egan III
         Telecopy:  (404) 572-5145


         If to the Affiliated Real Property Partnerships:

         c/o Maintenance Warehouse/America Corp.
         5505 Morehouse Drive, Suite 300
         San Diego, California  92121
         Attention:  Ronald L. Neeley
         Telecopy:  (619) 458-9863

         With a copy to:

         Seltzer Caplan Wilkins & McMahon
         750 "B" Street, Suite 2100
         San Diego, California  92101
         Attention:  David J. Dorne
         Telecopy:  (619) 685-3100

         Latham & Watkins
         701 "B" Street, Suite 2100
         San Diego, California 92101
         Attention:  Scott N. Wolfe
         Telecopy:  (619) 696-7419

or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person, (b) on the date after delivery to a national overnight courier service, (c) upon transmission by facsimile if receipt is confirmed by telephone or (d) on the fifth (5th) business day after it is mailed by registered or certified mail.

         8.4 Entire Understanding. This Agreement and the Schedules referred to herein and the Principal Merger Agreement and the agreements referred to therein represent the entire understanding of the parties with respect to the subject matter hereof and supersedes all correspondence, memoranda, conversations or other communications with respect thereto.

         8.5 Headings. The section headings in this Agreement are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

         8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and, when signed by all of the parties hereto, shall become legally binding on such parties effective as of the date set forth at the beginning of this Agreement.

         8.7 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State.

         8.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         8.9     Time.  Time is of the essence under this Agreement.

         8.10 Statutes. Any reference herein to any federal, state or local statute shall include all amendments to such statute through the date of this Agreement or the Effective Time, as applicable.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement effective as of the day and year first above written.

                     THE HOME DEPOT, INC., a Delaware corporation



                     -------------------------------------------------
                     Marshall L. Day
                     Senior Vice President and Chief Financial Officer
                     MWAC  ONE,  a California limited partnership
                     86 WAREHOUSE II, a California limited partnership
                     86 WAREHOUSE III, a California limited partnership
                     DFW WAREHOUSE FOUR, a California limited partnership DENVER WAREHOUSE FIVE, a California limited partnership FONTANA WAREHOUSE SIX, a California limited partnership ATL WAREHOUSE SEVEN, a California limited partnership RICHMOND WAREHOUSE EIGHT, a California limited partnership ST. LOUIS WAREHOUSE NINE, a California limited partnership


                     By:      MWAC Real Estate, Inc.,
                              Their General Partner



                     By:
                         ---------------------------------------
                              Ronald L. Neeley
                              President

                                   SCHEDULE A

              VALUES OF THE AFFILIATED REAL PROPERTY PARTNERSHIPS




1.       MWAC One, a California limited partnership                          $     22,175
2.       86 Warehouse II, a California limited partnership                   $     46,714
3.       86 Warehouse III, a California limited partnership                  $    105,608
4.       DFW Warehouse Four, Limited  Partnership                            $     15,873
5.       Denver Warehouse Five, a California limited partnership             $    292,949
6.       Fontana Warehouse Six,  a California limited partnership            $    105,608
7.       ATL Warehouse Seven, a California limited partnership               $    222,651
8.       Richmond Warehouse Eight, a California limited partnership          $    262,562
9.       St. Louis Warehouse Nine, a California limited partnership          $    351,453
                                                                             ------------
                                                                             $  1,425,592
                                                                             ============



                                                                         ANNEX C

                                ESCROW AGREEMENT

                                 [SEE ATTACHED]

                                    FORM OF

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Escrow Agreement"), made and entered into the ___ day of _________, 1997, by and among the shareholders of Maintenance Warehouse/America Corp., a Texas corporation ("Maintenance Warehouse"), listed on Exhibit A hereto (the "Shareholders"), The Home Depot, Inc., a Delaware corporation ("Home Depot"), and Bank of America, N.A., a national banking association ("Escrow Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, pursuant to a certain Merger Agreement (the "Merger Agreement"), dated as of January __, 1997, by and among Home Depot, Home Depot Sub, Inc., a Texas corporation and a wholly owned subsidiary of Home Depot, Maintenance Warehouse and the Shareholders, the common stock, no par value per share, of Maintenance Warehouse owned by the Shareholders has been (simultaneously with the execution hereof) converted into the right to receive shares of the common stock, par value $.05 per share, of Home Depot ("Home Depot Common Stock");

     WHEREAS, to induce Home Depot to consummate the transactions contemplated by the Merger Agreement, the Shareholders desire to enter into this Escrow Agreement;

     WHEREAS, Escrow Agent is willing to act as escrow agent hereunder; and

     WHEREAS, pursuant to the Merger Agreement, each Shareholder has irrevocably appointed Mr. Ronald L. Neeley, a resident of the State of California (the "Shareholder Representative"), the true and lawful agent and attorney-in-fact of such Shareholder with full powers of substitution to act in the name, place and stead of such Shareholder with respect to the execution and delivery of this Escrow Agreement and the performance on behalf of such Shareholder under the terms and provisions of this Escrow Agreement, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Shareholder Representative shall deem necessary or appropriate in connection with this Escrow Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1.  Establishment of Escrow Fund.

     1.1 Delivery of Shares. Simultaneously with the execution hereof, Home Depot has delivered to Escrow Agent on behalf of each Shareholder the number of shares of Home Depot Common Stock set forth opposite such Shareholder's name on Exhibit A hereto, consisting, in the aggregate, of _______ shares of Home Depot Common Stock (such shares being hereinafter referred to as the "Escrow Amount"). The Escrow Amount shall be represented by a stock certificate in the name of "Bank of America, N.A., as Escrow Agent under the Escrow Agreement, dated _________ __, 1997". Notwithstanding the foregoing, during the term of this Escrow Agreement, each Shareholder shall retain all rights to vote the shares of Home Depot Common Stock delivered on behalf of such Shareholder to the Escrow Agent that are not transferred to Home Depot pursuant to Section 2 hereof.

     1.2.  The Escrow Fund.

           (a) All future stock, cash, dividends or other distributions of any nature whatsoever made on the Escrow Amount shall also be delivered to Escrow Agent (together with interest thereon, the "Proceeds"). The Escrow Amount together with all such future distributions are hereinafter collectively referred to as the "Escrow Fund." The Escrow Fund shall be held by Escrow Agent subject to the terms and conditions hereinafter set forth. Any cash proceeds included in the Escrow Fund shall be deposited by Escrow Agent in money market accounts of Escrow Agent. Any transfer by Escrow Agent of Home Depot Common Stock out of the Escrow Amount to Home Depot or the Shareholders shall be accompanied by a pro rata portion of the then current balance of the Proceeds.

           (b) During the term of this Agreement, the Shareholder Representative may instruct the Escrow Agent to dispose of the shares of Home Depot Common Stock in the Escrow Fund in a broker's transaction on the New York Stock Exchange. Prior to effecting any such transaction, (i) the Shareholder Representative will deliver to Home Depot and the Escrow Agent a written opinion of Deloitte & Touche, L.L.P. addressed to Home Depot that such transaction will not jeopardize the treatment of the transactions contemplated by the Merger Agreement as a "pooling of interests" for accounting purposes, and (ii) the Shareholder Representative, Home Depot and Escrow Agent shall enter into an appropriate amendment to this Agreement providing for the disbursement of cash proceeds from the Escrow Amount, in a manner that satisfies "pooling of interest" requirements. In the event of any such transaction, the amount of cash for which such shares are sold shall remain on deposit with the Escrow Agent as part of the Escrow Amount and any earnings thereon shall be included in the "Proceeds."

     Section 2.  Claims Against the Escrow Fund.

     The Escrow Fund shall secure the obligations of the Shareholders to Home Depot as set forth in the Merger Agreement. In the event that Home Depot shall claim a right to payment under the Merger Agreement, Home Depot shall send written notice of such claim to each of Escrow Agent and the Shareholder Representative. Such notice shall be signed by an officer of Home Depot, and the Escrow Agent shall be entitled to rely on such notice as being duly authorized and executed by Home Depot.

     As promptly as possible after Home Depot has given such notice, Home Depot and the Shareholder Representative shall establish the accuracy of such claim (by mutual agreement, arbitration, litigation or otherwise) in accordance with the provisions of the Merger Agreement and, upon final determination of the merits of such claim, shall notify Escrow Agent (either by means of a certified copy of the judgment, a certified copy of the arbitration decision, the written determination of the Arbitrator (as defined in Section 2.6 of the Merger Agreement) or a written instrument executed by Home Depot and the Shareholder Representative) of the terms of such determination (including instructions for the amount of disbursements from the Escrow Fund) (the "Disbursement Notice").

     Upon receipt of the Disbursement Notice, Escrow Agent shall thereupon transfer to Home Depot out of the Escrow Fund a number of shares of Home Depot Common Stock (the "Forfeited Shares") equal to (A) the amount of disbursement specified as owing to Home Depot pursuant to the Disbursement Notice and the documents attached thereto divided by (B) $________ (which equals the "Average Closing Price" under the Merger Agreement), rounded to the nearest whole share. The applicable "Deficit Amount" or "Parent Losses" (each as defined in the Merger Agreement) for which the Shareholders are liable under the Merger Agreement will be deemed satisfied in full upon the transfer of the Forfeited Shares to Home Depot. Home Depot will be entitled to cancel such Forfeited Shares upon its receipt thereof.

     Section 3.   Termination of Escrow Fund.

     3.1 Termination Date. The escrow provided for hereunder shall terminate completely upon the earlier of the following dates:

            (a) the date of a mutual written consent of Home Depot and the Shareholder Representative; or

            (b) on the first anniversary of the date of this Escrow Agreement; provided, however, that if Home Depot has provided notice to the Shareholder Representative under the Merger Agreement of any claim(s) by Home Depot for any Deficit Amount that has not been finally resolved and settled pursuant to Article 2 of the Merger Agreement and/or for any Parent Losses that has not been finally resolved and settled pursuant to
     Article 9 of the Merger Agreement prior to the first anniversary hereof, the escrow provided hereunder shall continue until the final resolution and settlement of such claim(s), and the Escrow Agent shall continue to hold a number of shares of HomeDepot

     Common Stock equal to Home Depot's good faith estimate (the "Estimate") of the amount of Deficit Amount and/or Parent Losses attributable to such claim(s) divided by the Average Closing Price. The balance of the Escrow Amount in excess of the Estimate (and the cash proceeds related thereto) shall be distributed to the Shareholder Representative.

     3.2 Payment Upon Termination. Upon such termination, Escrow Agent shall transfer the balance, if any, of the Escrow Fund to the Shareholder Representative on behalf of the Shareholders. The Shareholder Representative shall be solely responsible for the disbursement of the balance, if any, of the Escrow Fund to the individual Shareholders.

     Section 4.  Escrow Agent.

     4.1 Duties. Escrow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Escrow Agreement. Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reason, except for its own gross negligence or willful misconduct.

     4.2 Indemnification. Except in instances of Escrow Agent's own gross negligence or willful misconduct, Home Depot and the Shareholders shall indemnify, defend, and hold harmless Escrow Agent against any and all costs, losses, claims, damages, liabilities, expenses, including reasonable costs of investigation, court costs, and attorneys' fees, and disbursements, which may be imposed upon Escrow Agent in connection with its acceptance of appointment as Escrow Agent and the exercise or failure to exercise its discretion hereunder, including any litigation arising from this Escrow Agreement involving the subject matter hereof, and all such costs, expenses and disbursement shall be for the account of and shall be borne and paid by Home Depot and the Shareholders as a condition to termination of this Escrow Agreement.

     4.3 Disputes. In the event of a dispute between the parties, in the discretion of Escrow Agent, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Escrow Agreement, together with such legal pleadings as its deems appropriate, and thereupon shall be discharged from all further duties and liabilities under this Escrow Agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

     4.4 Receipt. By its execution and delivery of this Escrow Agreement, Escrow Agent acknowledges receipt of _______ shares of Home Depot Common Stock from Home Depot on behalf of the Shareholders.

     4.5 Fees. Escrow Agent's fees hereunder shall be $________ annually, of which fifty percent (50%) shall be paid by the Shareholders and fifty percent (50%) shall be paid by Home Depot at Closing. The fee agreed to be paid by the Shareholders and Home Depot is intended as full compensation for Escrow Agent's services as contemplated by this Escrow Agreement; however, in the event that the conditions of this Escrow Agreement are not fulfilled or Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation or event, and the same may be recoverable from Home Depot and the Shareholders in accordance with the percentages described above.

     Section 5.  Miscellaneous.

     5.1 Benefits and Burdens; Assignment. This Escrow Agreement shall inure to the benefit of and shall be binding upon Home Depot and the Shareholders and Escrow Agent and their respective heirs, representatives, successors and assigns. No party to this Escrow Agreement may assign its rights or obligations hereunder without the prior written consent of each of the other parties hereto, provided however, that this Escrow Agreement may only be assigned by Home Depot to a corporation, all of whose issued and outstanding capital stock is owned directly or indirectly by Home Depot, and in such event Home Depot shall not be released from its obligations hereunder.

     5.2 Governing Law. This Escrow Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of California.

     5.3 Headings. The section and paragraph headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

     5.4 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, by national overnight courier service or by telecopy, addressed as follows:

     Home Depot:                 The Home Depot, Inc.
                                 2455 Paces Ferry Road

                                 Atlanta, Georgia 30339
                                 Attention: Lawrence A. Smith
                                 Telecopy: (770) 431-2739
                                 Taxpayer ID No.: _______________

     Copy to:                    King & Spalding
                                 191 Peachtree Street
                                 Atlanta, Georgia 30303-1763
                                 Attention: Michael J. Egan III
                                 Telecopy: (404) 572-5145

     Shareholder
     Representative:             Mr. Ronald L. Neeley

                                 ________________________________

                                 ________________________________

                                 ________________________________
                                 Telecopy: (   ) ________________
                                 Taxpayer ID No.: _______________

     Copy to:                    Seltzer Caplan Wilkins & McMahon
                                 750 "B" Street, Suite 2100
                                 San Diego, California 92101
                                 Attention: David J. Dorne, Jr.
                                 Telecopy: (619) 685-3100

     Escrow Agent:               Bank of America, N.A.

                                 ________________________________

                                 ________________________________

                                 ________________________________
                                 Attention:
                                 Phone:
                                 Telecopy:

or such other addresses as shall be furnished in writing by any of the parties, and any such notice or communication shall be deemed to have been given as of the date so expressed or telecopied and three days after the date so mailed (if mailed).

     5.5 No Limitation. The parties hereto agree that the rights and remedies of Home Depot hereunder shall not operate to limit any other rights and remedies otherwise available to Home Depot against the Shareholders.

     5.6 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     5.7 Modification. This Escrow Agreement may be modified only by a written instrument signed by each of the parties hereto.

     5.8. Cooperation. Shareholders, Home Depot and the Escrow Agent shall deliver to each other such information and documents and shall execute and deliver to each other such further information and documents and shall execute and deliver such further instruments and agreements as the others may reasonably request in order to accomplish the purpose of this Escrow Agreement or to assure to the others the benefits of this Escrow Agreement.

     5.9. Entire Understanding. This Escrow Agreement and the exhibits referred to herein represent the entire understanding of the parties with respect to the subject matter hereof and supersede all correspondence, memoranda, conversations or other communications with respect thereto.

     5.10. Severability. The invalidity or unenforceability of any provision of this Escrow Agreement shall not affect the validity or enforceability of any other provision of this Escrow Agreement.

     5.11. Time.  Time is of the essence under this Escrow Agreement.

     5.12. Statutes. Any reference herein to any federal, state or local statute shall include all amendments to such statute through the date of this Escrow Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.


                                          THE HOME DEPOT, INC.

                                          ____________________________________
                                          Marshall L. Day
                                          Senior Vice President and
                                          Chief Financial Officer



                                          THE SHAREHOLDERS LISTED IN
                                          EXHIBIT A HERETO

                                          By: The Shareholder Representative

                                          ____________________________________
                                          Name: Ronald L. Neeley



                                          ESCROW AGENT:

                                          BANK OF AMERICA, N.A.

                                          By:_________________________________
                                          Title:______________________________

                                    ANNEX D

      ARTICLES 5.11, 5.12 AND 5.13 OF THE TEXAS BUSINESS CORPORATION CODE

I. ARTICLE 5.11 RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          1. Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          2. Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

          3. Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and
(2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

II. ARTICLE 5.12 PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          1. a. With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          b. With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty
     (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          2. Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          3. If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interest to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointments.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates of those shares. Upon payment of the judgment, the dissenting shareholders shall ceases to have any interest in those shares or in the corporation. The court shall allow the appraiser a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

III. ARTICLE 5.13  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 or 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

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

                                    ANNEX E

         ARTICLE 7.5 OF THE CALIFORNIA REVISED LIMITED PARTNERSHIP ACT

SEC. 15679.1.  REORGANIZATION; CONTROL

     (a) For purposes of this article, "reorganization" refers to either of the following:

          (1) A merger pursuant to Article 7.5 (commencing with Section
     15678.1).

          (2) The acquisition by one limited partnership in exchange in whole or part for its partnership interests (or the partnership interests or equity securities of a partnership or other entity that is in control of the acquiring limited partnership) of partnership interests of another limited partnership if, immediately after the acquisition, the acquiring limited partnership has control of the other limited partnership.

          (3) The acquisition of one limited partnership in exchange in whole or in part for its partnership interests (or the partnership interests or equity securities of a partnership or other entity which is in control of the acquiring limited partnership) or for its debts securities (or debt securities of a limited partnership or other entity which is in control of the acquiring limited partnership) which are not adequately secured and which have a maturity date in excess of five years after the consummation of the acquisition, or both, of all or substantially all of the assets of another limited partnership.

     (b) For purposes of this article, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a limited partnership.

SEC. 15679.2.  PURCHASE OF DISSENTING PARTNERSHIP INTERESTS; FAIR MARKET VALUE;
               DISSENTING INTEREST; DISSENTING LIMITED PARTNER

     (a) If the approval of outstanding limited partnership interests is required for a limited partnership to participate in a reorganization, pursuant to the limited partnership agreement of the partnership, or otherwise, then each limited partner of the limited partnership holding such interests may, by complying with this article, require the limited partnership to purchase for cash, at its fair market value, the interest owned by the limited partner in the limited partnership, if such interest is a dissenting interest as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization, excluding any appreciation or depreciation in consequence of the proposed reorganization.

     (b) As used in this article, "dissenting interest" means the interest of a limited partner that satisfies all of the following conditions:

        (1) Either:

             (A) The interest was not, immediately prior to the reorganization, either (i) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, or
        (ii) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, provided that in either such instance the limited partnership whose outstanding interests are so listed provides, in its notice to limited partners requesting their approval of the proposed reorganization, a summary of the provisions of this section and Sections 15679.3, 15679.4, 15679.5, and 15679.6.

             (B) Demands for payment are filed with respect to 5 percent or more of the outstanding interests of any class of interests described in clause (i) or (ii) of subparagraph (A).

          (2) Which was outstanding on the date for the determination of limited partners entitled to vote on the reorganization.

          (3) (i) Which was not voted in favor of the reorganization, or (ii) if such interest is described in clause (i) or (ii) of subparagraph (A) of paragraph (1), was voted against the reorganization; provided, however, that clause (i) rather than clause (ii) of this paragraph applies in any case where the approval for the proposed reorganization is sought by written consent rather than at a meeting.

          (4) Which the limited partner has demanded that the limited partnership purchase at its fair market value in accordance with Section 15679.3.

          (5) Which the limited partner submits for endorsement, if applicable, in accordance with Section 15679.4.

     (c) As used in this article, "dissenting limited partner" means the record holder of a dissenting interest, and includes an assignee of record of such an interest.

SEC. 15679.3.  NOTICE OF APPROVAL OF REORGANIZATION BY OUTSTANDING INTERESTS;
     STATEMENT OF PRICE; WRITTEN DEMAND FOR PURCHASE; CONTENTS OF DEMAND

     (a) If limited partners have a right under Section 15679.2, subject to compliance with paragraphs (4) and (5) of subdivision (b) hereof, to require the limited partnership to purchase their limited partnership interests for cash, such limited partnership shall mail to each such limited partner a notice of the approval of the reorganization by the requisite vote or consent of the limited partners, within 10 days after the date of such approval, accompanied by a copy of this section and Sections 15679.2, 15679.4, 15679.5, and 15679.6, a statement of the price determined by the limited partnership to represent the fair market value of its outstanding interests, and a brief description of the procedure to be followed if the limited partner desires to exercise the limited partner's rights under such sections. The statement of price constitutes an offer by the limited partnership to purchase at the price stated any dissenting interests as defined in subdivision (b) of Section 15679.2, unless they lose their status as dissenting interests under Section 15679.11.

     (b) Any limited partner who has a right to require the limited partnership to purchase the limited partner's interest for cash under Section 15679.2, subject to compliance with paragraphs (4) and (5) of subdivision(b) thereof, and who desires the limited partnership to purchase such interest, shall make written demand upon the limited partnership for the purchase of such interest and the payment to the Limited partner in cash of its fair market value. The demand is not effective for any purpose unless it is received by the limited partnership or any transfer agent thereof (1) in the case of interests described in clause (i) or (ii) of subparagraph (A) of paragraph (1) of subdivision (b) of
Section 15679.2, not later than the date of the Limited partners' meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which notice of the approval of the reorganization by the requisite vote or consent of the limited partners is mailed by the limited partnership to the limited partners.

     (c) The demand shall state the number or amount of the limited partner's interest in the limited partnership and shall contain a statement of what such limited partner claims to be the fair market value of that interest on the day before the announcement of the proposed reorganization. The statement of fair market value constitutes an offer by the limited partner to sell the interest at such price.

SEC. 15679.4.  NOTICE OF THE NUMBER OR AMOUNT OF INTEREST DEMANDED TO BE
               PURCHASED; CONDITIONS; TRANSFERS OF INTERESTS; NEW CERTIFICATES OR STATEMENTS

     Within 30 days after the date on which notice of the approval of the outstanding interests of the limited partnership is mailed to the limited partner pursuant to subdivision (a) of Section 15679.3, the Limited partner shall submit to the limited partnership at its principal office or at the office of any transfer agent thereof, (a) if the interest is evidenced by a certificate, the limited partner's certificate representing the interest which the Limited partner demands that the limited partnership purchase, to be stamped or endorsed with a statement that the interest is a dissenting interest or to be exchanged for certificates of appropriate denominations so stamped or endorsed, or (b) if the interest is not evidenced by a certificate, written notice of the number or amount of interest which the limited partner demands that the limited partnership purchase. Upon subsequent transfers of the dissenting interest on the books of the limited partnership, the new certificates or other written statement issued therefor shall bear a like statement, together with the name of the original holder of the dissenting interest.

SEC. 15679.5.  AGREEMENTS FIXING FAIR MARKET VALUE OF DISSENTING INTEREST;
               PAYMENT

     (a) If the limited partnership and the dissenting limited partner agree that such limited partner's interest is a dissenting interest and agree upon the price to be paid for the dissenting interest, the dissenting limited partner is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of consummation of the reorganization. All agreements fixing the fair market value of any dissenting limited partner's interest as between the limited partnership and such limited partner shall be in writing and filed in the records of the limited partnership.

     (b) Subject to the provisions of Section 15679.8, payment of the fair market value for a dissenting interest shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of dissenting interests evidenced by certificates of interest, subject to surrender of such certificates of interest, unless provided otherwise by agreement.

SEC. 15679.6.  DENIAL OF STATUS AS DISSENTING INTEREST; FAILURE TO AGREE UPON
               FAIR MARKET VALUE; COMPLAINT; FILING; JOINDER OF PARTIES; TRIAL OF ACTION

     (a) If the limited partnership denies that a limited partnership interest is a dissenting interest, or the limited partnership and a dissenting limited partner fail to agree upon the fair market value of a dissenting interest, then such limited partner or any interested limited partnership, within six months after the date on which notice of the approval of the reorganization by the requisite vote or consent of the limited partners was mailed to the limited partner, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the interest is a dissenting interest, or the fair market value of the dissenting interest, or both, or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting limited partners may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the limited partnership interest as a dissenting interest is in issue, the court shall first determine that issue. If the fair market value of the dissenting interest is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the dissenting interest.

SEC. 15679.7.  APPRAISALS; APPOINTMENT OF APPRAISER; REPORT; SUBMISSION TO
               COURT; CONFIRMATION; FAILURE TO FILE REPORT; DETERMINATION BY COURT; JUDGMENT; APPEAL; COSTS

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per interest of the outstanding limited partnership interests of the limited partnership, by class if necessary. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such additional evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fails to make and file a report within 30 days from the date of their appointment, or within such further time as may be allowed by the court, or the report is not confirmed by the court, the court shall determine the fair market value per interest of the outstanding limited partnership interests of the limited partnership, by class if necessary.

     (c) Subject to Section 15679.8, judgment shall be rendered against the limited partnership for payment of an amount equal to the fair market value, as determined by the court, of each dissenting interest which any dissenting Limited partner who is a party, or has intervened, is entitled to require the limited partnership to purchase, with interest thereon at the legal rate on judgments from the date of consummation of the reorganization.

     (d) Any such judgment shall be payable forthwith, provided, however, that with respect to limited partnership interests evidenced by transferable certificates of interest, only upon the endorsement and delivery to the limited partnership of those certificates representing the interests described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation for the appraisers, to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the limited partnership, the limited partnership shall pay the costs (including, in the discretion of the court, if the value awarded by the court for the dissenting interest is more than 125 percent of the price offered by the limited partnership under subdivision (a) of Section 15679.3, attorneys' fees and fees of expert witnesses).

SEC. 15679.8.  EXTENT PAYMENT TO DISSENTING PARTNERS WOULD REQUIRE RETURN OF
               PORTION THEREOF BY REASON OF UNIFORM FRAUDULENT TRANSFER ACT; DISSENTING PARTNERS AS CREDITORS

     To the extent that the payment to dissenting limited partners of the fair market value of their dissenting interests would require the dissenting limited partners to return such payment or a portion thereof by reason of Section 15666 or the Uniform Fraudulent Transfer Act (Chapter 1 (commencing with Section 3439) of Title 2 of Part 2 of Division 4 of the Civil Code), then that payment or portion thereof shall not be made and the dissenting Limited partners shall become creditors of the limited partnership for the amount not paid, together with interest thereon at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any proceeding relating to the winding up and dissolution of the limited partnership, such debt to be payable when permissible.

SEC. 15679.9.  CASH DISTRIBUTIONS TO DISSENTING PARTNER AFTER REORGANIZATION,
               BUT PRIOR TO PAYMENTS BY LIMITED PARTNER; CREDIT

     Any cash distributions made by a limited partnership to a dissenting limited partner after the date of consummation of the reorganization, but prior to any payment by the limited partnership for such dissenting Limited partner's interest, shall be credited against the total amount to be paid by the limited partnership for such dissenting interest.

SEC. 15679.10.  DISSENTING LIMITED PARTNERS; RIGHTS AND PRIVILEGES; WITHDRAWAL
                OF DEMAND FOR PAYMENT

     Except as expressly limited by this article, dissenting limited partners shall continue to have all the rights and privileges incident to their interests, until payment by the limited partnership for their dissenting interests. A dissenting limited partner may not withdraw a demand for payment unless the limited partnership consents thereto.

SEC. 15679.11.  DISSENTING INTERESTS; LOSS OF STATUS

     A dissenting interest loses it status as a dissenting interest and the holder thereof ceases to be a dissenting limited partner and ceases to be entitled to require the limited partnership to purchase the interest upon the happening of any of the following:

          (a) The limited partnership abandons the reorganization. Upon abandonment of the reorganization, the limited partnership shall pay, on demand, to any dissenting limited partner, who has initiated proceeding in good faith under this article, all reasonable expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The interest is transferred prior to its submission for endorsement in accordance with Section 15679.4.

          (c) The dissenting limited partner and the limited partnership do not agree upon the status of the interest as a dissenting interest or upon the purchase price of the dissenting interest, and neither files a complaint nor intervenes in a pending action, as provided in Section 15679.6, within six months after the date upon which notice of the approval of the reorganization by the requisite vote or consent of limited partners was mailed to the limited partner.

          (d) The dissenting limited partner, with the consent of the limited partnership, withdraws such limited partner's demand for purchase of the dissenting interest.

SEC. 15679.12.  LITIGATION; SUSPENSION OF PROCEEDINGS PURSUANT TO
SEC.SEC. 15679.6 AND 15679.7

     If litigation is instituted to test the sufficient or regularity of the vote or consent of the limited partners in authorizing a reorganization, any proceedings under Section 15679.6 and 15679.7 shall be suspended until final determination of that litigation.

SEC. 15679.13.  APPLICATION OF ARTICLE

     (a) This article applies to the following:

          (1) A domestic limited partnership formed on or after January 1, 1991.

          (2) A foreign limited partnership if (A) the foreign limited partnership was formed on or after January 1, 1991, or filed an application to qualify to do business on or after January 1, 1991, and (B) limited partners holding more than 50 percent of the voting power held by all limited partners of the foreign limited partnership reside in this state.

          (3) A limited partnership if the partnership agreement so provides or if all general partners and a majority in interest of the limited partners determine that this article shall apply.

     (b) This article does not apply to limited partnership interests governed by limited partnership agreements whose terms and provisions specifically set forth the amount to be paid in respect of such interests in the event of a reorganization of the limited partnership, or to limited partnerships with 35 or fewer limited partners, unless the partnership agreement provides that this article shall apply or unless all general partners and a majority in interest of the limited partners agree that this article shall apply.

SEC. 15679.14. RIGHT TO ATTACK VALIDITY OF REORGANIZATION; ACTION TO SET ASIDE OR RESCIND

     (a) No limited partner of a limited partnership who has right under this article to demand payment of cash for the interest owned by such limited partner in a limited partnership shall have any right at law or in equity to attack the validity of the reorganization, or to have the reorganization set aside or rescinded, except in an action to test whether the vote or consent of limited partners required to authorize or approve the reorganization has been obtained in accordance with the procedures established therefor by the partnership agreement of the limited partnership.

     (b) If one of the parties to a reorganization is directly or indirectly controlled by, or under common control with, another party to the reorganization, subdivision (a) shall not apply to any limited partner of such controlled party who has not demanded payment of cash for such limited partner's interest pursuant to this article; but if such limited partner institutes any action to attack the validity of the reorganization or to have the reorganization set aside or rescinded, the limited partner shall not thereafter have any right to demand payment of cash for such limited partner's interest pursuant to this article.

     (c) If one of the parties to a reorganization is directly or indirectly controlled by, or under common control with, another party to the reorganization, then, in any action to attack the validity of the reorganization or to have the reorganization set aside or rescinded, (1) a party to a reorganization which controls another party to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the limited partners of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the limited partners of any party so controlled.

     (d) Subdivisions (b) and (c) shall not apply if a majority in interest of the limited partners other than limited partners who are directly or indirectly controlled by, or under common control with, another party to the reorganization approve or consent to the reorganization.

     (e) This section shall not prevent a partner of a limited partnership that is a party to a reorganization from bringing an action against a general partner of the limited partnership, the limited partnership, or any person controlling a general partner at law or in equity as to any matters (including, without limitation, an action for breach of fiduciary obligation or fraud) other than to attack the validity of the reorganization or to have the reorganization set aside or rescinded.

                                    ANNEX F

                          LIST OF AFFILIATED COMPANIES

                       MWAC One, a California limited partnership
                       86 Warehouse II, a California limited partnership
                       86 Warehouse III, a California limited partnership
                       DFW Warehouse Four Limited Partnership, a California limited partnership
                       Denver Warehouse Five, a California limited partnership Fontana Warehouse Six, a California limited partnership ATL Warehouse Seven, a California limited partnership Richmond Warehouse Eight, a California limited partnership
                       St. Louis Warehouse Nine, a California limited partnership